______________________________________________________________
______________________________________________________________

                       GAYLORD CONTAINER CORPORATION

                             CREDIT AGREEMENT

                       Dated as of November 17, 1986

               and Amended and Restated as of June 30, 1995

                                   with

               The Financial Institutions Signatory Hereto,

                          BANKERS TRUST COMPANY,

                          As Agent and Co-Manager

                                    and

                  WELLS FARGO BANK, NATIONAL ASSOCIATION,

                               as Co-Manager


______________________________________________________________
______________________________________________________________

                             TABLE OF CONTENTS
                             -----------------
The Table of Contents and Article and Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.
                                                                       Page

                                 ARTICLE I

                     DEFINITIONS AND ACCOUNTING TERMS
    Section 1.1    Definitions . . . . . . . . . . . . . . . . . . . . .  3
    Section 1.2    Accounting Terms; Financial Statements. . . . . . . . 29

                                ARTICLE II

                              LOAN PROVISIONS
    Section 2.1    Loan Commitments. . . . . . . . . . . . . . . . . . . 30
    Section 2.2    Notes . . . . . . . . . . . . . . . . . . . . . . . . 32
    Section 2.3    Borrowing Options . . . . . . . . . . . . . . . . . . 36
    Section 2.4    Minimum Amount of Each Borrowing. . . . . . . . . . . 36
    Section 2.5    Notice of Borrowing; Roll-Over
         Borrowings. . . . . . . . . . . . . . . . . . . . . . . . . . . 37
    Section 2.6    Disbursement of Funds . . . . . . . . . . . . . . . . 38
    Section 2.7    Interest. . . . . . . . . . . . . . . . . . . . . . . 39
    Section 2.8    Letters of Credit . . . . . . . . . . . . . . . . . . 40
    Section 2.9    Interest Periods. . . . . . . . . . . . . . . . . . . 47
    Section 2.10   Increased Costs, Illegality, etc. . . . . . . . . . . 48
    Section 2.11   Compensation. . . . . . . . . . . . . . . . . . . . . 51
    Section 2.12   Responsibility for Making Loans . . . . . . . . . . . 51
    Section 2.13   Swing Line Revolving Loans. . . . . . . . . . . . . . 51

                                ARTICLE III

             TERMINATION OF COMMITMENTS, PREPAYMENTS AND FEES
    Section 3.1    Mandatory Reduction of the Revolving         Loan
         Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . 55
    Section 3.2    Mandatory Reduction of the Standby
         Letter of Credit Commitments. . . . . . . . . . . . . . . . . . 56
    Section 3.3    Voluntary Reduction of the Commitments. . . . . . . . 56
    Section 3.4    Voluntary Prepayments . . . . . . . . . . . . . . . . 57
    Section 3.5    Repayments of Amended Revolving Notes . . . . . . . . 57
    Section 3.6    Mandatory Prepayments . . . . . . . . . . . . . . . . 58
    Section 3.7    Other Provisions With Respect to the
         Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
    Section 3.8    Order of Prepayments and Payments . . . . . . . . . . 60
    Section 3.9    Commitment Fees . . . . . . . . . . . . . . . . . . . 61
    Section 3.10   Other Fees. . . . . . . . . . . . . . . . . . . . . . 61
    Section 3.11   Net Payments. . . . . . . . . . . . . . . . . . . . . 61

                                ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES
    Section 4.1    Representations and Warranties of the
         Borrower. . . . . . . . . . . . . . . . . . . . . . . . . . . . 62

                                 ARTICLE V

                                 COVENANTS
    Section 5.1    Affirmative Covenants of the Borrower . . . . . . . . 74
    Section 5.2    Negative Covenants of the Borrower. . . . . . . . . . 85

                                ARTICLE VI

                           CONDITIONS OF CREDIT
    Section 6.1    Intentionally omitted . . . . . . . . . . . . . . . . 95
    Section 6.2    Conditions Precedent to Effectiveness of
                   this Agreement. . . . . . . . . . . . . . . . . . . . 95
    Section 6.3    Leasehold Mortgages . . . . . . . . . . . . . . . . . 99
    Section 6.4    Conditions to Borrowings Other than
         Roll-Over Borrowings. . . . . . . . . . . . . . . . . . . . . . 99

                                ARTICLE VII

                             EVENTS OF DEFAULT
    Section 7.1    Events of Default . . . . . . . . . . . . . . . . . .100
    Section 7.2    No Waiver of Events of Default. . . . . . . . . . . .105

                               ARTICLE VIII

                                 THE AGENT
    Section 8.1    Appointment . . . . . . . . . . . . . . . . . . . . .105
    Section 8.2    Nature of Duties. . . . . . . . . . . . . . . . . . .105
    Section 8.3    Rights, Exculpation, etc. . . . . . . . . . . . . . .106
    Section 8.4    Reliance. . . . . . . . . . . . . . . . . . . . . . .106
    Section 8.5    Indemnification . . . . . . . . . . . . . . . . . . .106
    Section 8.6    The Agent Individually. . . . . . . . . . . . . . . .107
    Section 8.7    Resignation by the Agent. . . . . . . . . . . . . . .107
    Section 8.8    Removal . . . . . . . . . . . . . . . . . . . . . . .108

                                ARTICLE IX

                               MISCELLANEOUS

    Section 9.1    No Waiver; Modifications in Writing . . . . . . . . .108
    Section 9.2    Further Assurances. . . . . . . . . . . . . . . . . .110
    Section 9.3    Notices, etc. . . . . . . . . . . . . . . . . . . . .110
    Section 9.4    Costs, Expenses and Taxes . . . . . . . . . . . . . .112
    Section 9.5    Confirmations . . . . . . . . . . . . . . . . . . . .114
    Section 9.6    Transfers of Notes. . . . . . . . . . . . . . . . . .114
    Section 9.7    Adjustment; Set-Off . . . . . . . . . . . . . . . . .114
    Section 9.8    Execution in Counterparts . . . . . . . . . . . . . .116

    Section 9.9    Binding Effect; Assignment; Addition and
                   Substitution of Banks . . . . . . . . . . . . . . . .116
    Section 9.10   Consent to Jurisdiction . . . . . . . . . . . . . . .119
    Section 9.11   Mortgage Covenants of Agent and Banks . . . . . . . .119
    Section 9.12   Release of Collateral . . . . . . . . . . . . . . . .119
    Section 9.13   Governing Law . . . . . . . . . . . . . . . . . . . .120
    Section 9.14   Severability of Provisions. . . . . . . . . . . . . .120
    Section 9.15   Headings. . . . . . . . . . . . . . . . . . . . . . .120
    Section 9.16   No Association. . . . . . . . . . . . . . . . . . . .120

SCHEDULES
- ---------

Schedule 1.1(a)    Commitment Amounts
Schedule 1.1(b)    Industrial Development and Pollution Control
                   Bond
Schedule 1.1(c) Indebtedness, Financing Lease Obligations and Sale and Leaseback Arrangements
Schedule 1.1(d)    Permitted Liens
Schedule 1.1(f)    Mortgages
Schedule 3.2       Mandatory Reductions of Standby Letter of
                   Credit Commitments
Schedule 4.1(b)    Matters with regard to Stock of the Borrower
Schedule 4.1(d)    Conflicting Agreements
Schedule 4.1(f)    Indebtedness for Money Borrowed
Schedule 4.1(h)    Title to Properties
Schedule 4.1(i)    Litigation
Schedule 4.1(j)    Governmental Consents
Schedule 4.1(k)    Financial Statement
Schedule 4.1(l)    Material Adverse Changes
Schedule 4.1(o)    ERISA
Schedule 4.1(s)    Finder's Fees
Schedule 4.1(t)    Employee Controversies
Schedule 4.1(u)    Environmental Matters
Schedule 4.1(v)    Deposit Accounts
Schedule 5.1(i)    Insurance
Schedule 5.1(r)    Updated Title Insurance Properties
Schedule 5.2(p)    Take or Pay Contracts

EXHIBITS
- --------

Exhibit A          Form of Amended Term Note
Exhibit B          Form of Amended Revolving Note
Exhibit C          Form of Amended Standby Letter of Credit Note
Exhibit D          Form of Accountant's Letter
Exhibit E          Form of Officer's Certificate Under Section
                   5.1(a)(ii)
Exhibit F          Form Officer's Certificate Under Section
                   5.1(a)(iii)
Exhibit G          Form of Officer's Certificate Under section
                   6.2(n)
Exhibit H          Form of Opinion of Counsel To Borrower
Exhibit I          Form of Reliance Letter
Exhibit J          Intentionally Omitted
Exhibit K          Intentionally Omitted
Exhibit L          Form of Assignment Agreement
Exhibit AA         12-3/4% Indenture
Exhibit BB         11-1/2% Indenture

                   AMENDED AND RESTATED CREDIT AGREEMENT


         This AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement"), dated as of November 17, 1986, and amended and restated as of June 30, 1995, is made among Gaylord Container Corporation, a Delaware corporation,(the "Borrower"), the undersigned financial institutions in their capacities as lenders hereunder (collectively, the "Banks," and each individually, a "Bank"), and Bankers Trust Company, as both agent (together with any successor agent appointed hereunder, the "Agent") and co-manager for the Banks, and Wells Fargo Bank, National Association as co-manager for the Banks.

                           W I T N E S S E T H:

         WHEREAS, the Borrower initially entered into a credit agreement on November 17, 1986 (the "Gaylord Loan Agreement") with the banks then signatory thereto in order to provide (i) a term loan facility in the aggregate principal amount of $165 million, (ii) a revolving credit facility in an aggregate amount not to exceed $20 million at any time outstanding, and (iii) a capital expenditure loan facility in an aggregate amount not to exceed $70 million; and

         WHEREAS, the Borrower and the banks then signatory thereto subsequently entered into various amendments to the Gaylord Loan Agreement and on March 29, 1988 the Borrower and the banks then signatory thereto amended and restated the Gaylord Loan Agreement (such agreement, as amended and restated, is referred to herein as the "Initial Agreement") in order to provide (i) a term loan facility in the aggregate principal amount of $205 million which was used, among other things, for the acquisition of certain assets of the Container Products Division (the "Division") of Fibreboard Corporation, a Delaware corporation ("Fibreboard"), (ii) a revolving credit facility in an aggregate amount not to exceed $80 million at any time outstanding, (iii) a capital expenditure loan facility in an aggregate amount not to exceed $130 million, and (iv) a standby letter of credit facility in the aggregate principal amount not to exceed $34 million; and

         WHEREAS, on May 24, 1988 the Borrower and the banks then signatory thereto amended and restated the Initial Agreement (such agreement, as amended and restated and further amended, is referred to herein as the "Second Agreement") in order to provide (i) a term loan facility in the aggregate principal amount of $50 million to be used for general corporate purposes,
(ii) a revolving credit facility in an aggregate amount not to exceed $80 million at any time outstanding, (iii) a capital expenditure loan facility in an aggregate amount not to exceed

$130 million, and (iv) a standby letter of credit facility in the aggregate principal amount not to exceed $33 million; and

         WHEREAS, on June 28, 1991 the Borrower and the banks then signatory thereto amended and restated the Second Agreement
(such agreement, as amended and restated and further amended, is referred to herein as the "Third Agreement") in order to provide
(i) a term loan facility in the aggregate principal amount of $28,571,428.58 to be used for general corporate purposes, (ii) a revolving credit facility in an aggregate principal amount not to exceed $80 million at any time outstanding to be used for working capital and other general corporate purposes, (iii) a capital expenditure loan facility in an aggregate principal amount not to exceed $127,736,875, (iv) a standby letter of credit facility in an aggregate principal amount not to exceed $17,923,794.83, and (v) an additional revolving credit facility in an aggregate principal amount not to exceed $25 million at any time outstanding to be used for working capital purposes;
and

         WHEREAS, on July 31, 1992 the Borrower and the banks then signatory thereto amended and restated the Third Agreement (such agreement, as amended and restated and further amended, is referred to herein as the "Fourth Agreement") in order to provide (A) prior to a financial restructuring of the Borrower for the following credit facilities: (i) a term loan facility in the aggregate principal amount of $28,571,428.58, (ii) a revolving credit facility in an aggregate amount not to exceed
$80 million at any time outstanding to be used for working capital and general corporate purposes, (iii) a capital expenditure loan facility in an aggregate principal amount not to exceed $121,918,750.50, (iv) a standby letter of credit facility in an aggregate amount not to exceed $14,513,612.30, and (v) an additional revolving credit facility in an aggregate principal amount not to exceed $25 million at any time outstanding to be used for working capital purposes and (B) following the financial restructuring of the Borrower for the following credit facilities: (i) a term loan facility in the aggregate principal amount $175 million, (ii) a revolving credit facility in an aggregate principal amount of $66 million and
(iii) a standby letter of credit facility in an aggregate principal amount of $25,699,711.98;

         WHEREAS, the Borrower and the banks then signatory thereto amended the Fourth Agreement pursuant to (i) the First Amendment to Amended and Restated Credit Agreement dated as of April 28, 1993, (ii) the Second Amendment to Amended and Restated Credit Agreement dated as of December 8, 1993,
(iii) the Third Amendment to Amended and Restated Credit Agreement dated as of July 31, 1994, and (iv) the Fourth Amendment to Amended and Restated Credit Agreement dated as of January 31, 1995;

         WHEREAS, the Borrower has requested that the Fourth Agreement be further amended in order to (i) increase the Revolving Loan Commitment to $175 million (including increasing the sub-limit for Revolving Loan Letters of Credit), (ii) extend the maturity of the Revolving Loan Commitment and Standby Letter of Credit Commitment, and (iii) increase the Swing-Line Revolving Commitment to $25 million, all as set forth herein, and the Banks and the Agent are agreeable to such requested changes;

         WHEREAS, the Borrower has requested and the Banks have agreed to continue their existing commitments under the term loan facility and the standby letter of credit facility on the terms and conditions provided herein; and

         WHEREAS, the Borrower, the Banks and the Agent have determined that the amendments and modifications desired to be made are so numerous as to make it desirable for the sake of convenience to amend and restate the Fourth Agreement in its entirety as herein provided;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

                                 ARTICLE I

                     DEFINITIONS AND ACCOUNTING TERMS

         Section 1.1 Definitions. As used herein, and unless the context requires a different meaning, the following terms have the meanings indicated:

         "Accounts Receivable" means presently existing and hereafter arising or acquired accounts receivable, notes, drafts, acceptances, choses in action and other forms of obligations and receivables relating in any way to Inventory or arising from the sale of Inventory or the rendering of services by the Borrower or howsoever otherwise arising, including the right to payment of any interest or finance charges with respect thereto and all proceeds of insurance with respect thereto, together with all merchandise represented by any of the Accounts Receivable, all of the Borrower's rights as an unpaid vendor, all pledged assets and letters of credit, guaranty claims, liens and security interests held by or granted to the Borrower to secure payment of any Accounts Receivable and all books, customer lists, ledgers, records and files (whether written or stored electronically) relating to any of the foregoing.

         "Acquisition" means the acquisition on March 29, 1988 by the Borrower from Fibreboard of certain assets of the Division.

         "Adjusted Consolidated Net Worth" means, as of any date of determination thereof, the Consolidated Net Worth of the Borrower, adjusted to exclude from the calculation thereof any impact thereon caused by the application of FASB 87 and/or FASB 106 to the Borrower beyond that reflected on the Borrower's financial statements as of the end of the Borrower's Fiscal Year ended in September, 1993 and for the Fiscal Year then ended.

         "Affiliate" means, with respect to any Person, any Person or group acting in concert in respect of the Person in question that, directly or indirectly, controls or is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person or group of Persons, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of such Person, whether through (i) the ownership of voting securities, or (ii) by contract or otherwise. Neither BT nor Bankers Trust New York Corporation nor any of their respective Subsidiaries nor any other Bank or its Subsidiaries and any corporation of which any Bank is a Subsidiary shall, for purposes of this Agreement, be deemed to be Affiliates of the Borrower or any of its Subsidiaries.

         "Agent" has the meaning assigned to that term in the introduction to this Agreement.

         "Agreement" means this Credit Agreement, as the same may at any time be amended or modified and in effect.

         "Amended Revolving Note" and "Amended Revolving Notes" have the meanings specified in Section 2.2(b).

         "Amended Standby Letter of Credit Note" and "Amended
Standby Letter of Credit Notes" have the meanings specified in
Section 2.2(c).

         "Amended Term Note" and "Amended Term Notes" have the meanings specified in Section 2.2(a).

         "Amendments" has the meaning assigned to that term in
Section 6.2(e).

         "Assignees" has the meaning assigned to that term in
Section 9.9.

         "Average Daily Cash and Cash Equivalents" means, for any period of time, the average aggregate daily amount of cash and cash equivalents of the Borrower during such period of time.

         "Average Daily Revolver Availability" means, for any period of time, the average daily amount during such period of time (as calculated by the Agent) by which (a) $175 million minus any permanent reductions in the Revolving Loan Commitments which have been made exceeds (b) the aggregate daily amount (calculated as at the close of each Business Day) during such period of (i) the outstanding principal balance of Revolving Loans plus (ii) the undrawn face amount of outstanding Revolving Loan Letters of Credit.

         "Bankruptcy Code" means Title I of the Bankruptcy Reform
Act of 1978, as amended, set forth in Section 101 et seq. of Title 11 of the United States Code and applicable portions of Titles 18 and 28 of the United States Code, as amended.

         "Banks" and "Bank" have the respective meanings assigned to those terms in the introduction to this Agreement.

         "Basic Agreements" means, collectively, this Agreement, the Security Agreement, the Mortgages and the Pledge Agreement, but shall exclude any such agreement from and after the date upon which such agreement terminates by its terms.

         "Board" means the Board of Governors of the Federal
Reserve System.

         "Borrower" has the meaning assigned to that term in the introduction to this Agreement.

         "Borrowing" means the incurrence of one Type of Loan
(including a Roll-Over Borrowing) on a given date pursuant to
Section 2.5.

         "Borrowing Margins" and "Borrowing Margin" mean, respec-tively (i) the borrowing margins referred to in Sections 2.7(a),
(b), (c) and (d), collectively, and (ii) any one of such borrowing margins.

         "BT" means Bankers Trust Company, a New York banking corporation.

         "Business Day" means (i) a day on which banks in Chicago, Illinois and New York, New York are not authorized or required to be closed, and (ii) with respect to a Eurodollar Rate Loan, also a day on which dealings in foreign currencies and exchange between banks may be carried out in London, England and the Cayman Islands.

         "Capital Expenditure Letter of Credit" means the standby letter of credit issued by the Agent on behalf of the Banks for the account of the Borrower in the original face amount of $18,105,000 in connection with the issuance by the Borrower to the Export-Import Bank of the United States of a promissory note in the original stated principal amount of $17 million, and any replacements or substitutions thereof as provided in Section 2.8.

The Capital Expenditure Letter of Credit shall be separate from the Purchase Agreement Letters of Credit and Revolving Loan
Letters of Credit.

         "Capital Expenditures" means, without duplication, with respect to any Person for a given Fiscal Year any amounts expended on a cash basis during such Fiscal Year, as the case may be, for any purchase or other acquisition for value of any asset or improvement that is classified on a consolidated balance sheet of such Person prepared in accordance with generally accepted accounting principles as a fixed or capital asset, including, without limitation, the direct or indirect acquisition of such assets or improvements by way of increased product or service charges, offset items or otherwise, and shall include Financing Lease Obligations.

         "Cash Interest Expense" has the meaning assigned to that term in Section 5.1(l).

         "CD Rate" means, with respect to each Interest Period to be applicable to a CD Rate Loan, the sum (rounded upward to the nearest 1/100th of 1%) of (i) the rate obtained by dividing (a) the Certificate of Deposit Rate for such Interest Period by (b) a percentage equal to 100% minus the stated maximum rate (expressed as a percentage) of all reserve requirements as specified in Regulation D (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that would be applicable on the first day of such Interest
Period to a negotiable certificate of deposit of comparable size and with maturity equal to such Interest Period of any member bank of the Federal Reserve System, plus (ii) the then average daily net annual assessment payable by the Reference Banks to the Federal Deposit Insurance Corporation for insuring such certificates of deposit rounded upward to the nearest 1/100th of 1% at the office of each Reference Bank in the United States of America during the most recent period for which such rate has been determined prior to the commencement of the relevant Interest Period. The determination of the CD Rate by the Agent shall be conclusive and binding on the Borrower absent manifest error.

         "CD Rate Loan" means any Loan which bears interest at a rate determined with reference to the CD Rate.

         "CD Rate Revolving Loan" means a Revolving Loan or any portion thereof during any period in which it or any such portion of it bears interest at the CD Rate.

         "CD Rate Standby Letter of Credit Loan" means a Standby
Letter of Credit Loan or any portion thereof during any period in which it or any such portion of it bears interest at the CD
Rate.

         "CD Rate Term Loan" means the Term Loan or any portion thereof during any period in which it or any such portion of it bears interest at a rate determined with reference to the CD
Rate.

         "Certificate of Deposit Rate" means the arithmetic average (rounded upward to the nearest 1/100th of 1%) of the consensus bid rate determined by each Reference Bank for the bid rates per annum, at 10:00 A.M. (New York time) on the first day of the Interest Period to be applicable to a CD Rate Loan for which such Certificate of Deposit Rate is to be applicable, of two or more New York or Chicago, as the case may be, certificate of deposit dealers of recognized standing selected by such Reference Bank in New York, New York or Chicago, Illinois, as the case may be, for the purchase of certificates of deposit issued by such Reference Bank in an amount approximately comparable to the principal amount of the CD Rate Loan of such Reference Bank for which such Certificate of Deposit Rate is to be applicable and with a maturity equal to the Interest Period applicable to such CD Rate Loan, provided that if any Reference Bank fails to provide the Agent in a timely fashion with its aforesaid rate, then the Certificate of Deposit Rate shall equal the arithmetic average of the rates provided to the Agent by the other Reference Bank or Banks.

         "Change in Control" means any Person or group of Persons (within the meaning of section 13(d)(3) or section 14(d)(2) of the Exchange Act) acquiring in one or more transactions (a) beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of fifty percent (50%) or more of the voting power of the Borrower's Common Stock, or (b) the power to elect a majority of the Borrower's board of directors; provided, however, that Common Stock beneficially owned by or voting power controlled by such Person or group will not be deemed to include Common Stock beneficially owned or voting power controlled so long as it is beneficially owned or controlled directly or indirectly by (1) Mid-America Group, Ltd., an Iowa corporation (but only so long as Mid-America Group, Ltd. is controlled by Marvin A. Pomerantz and/or his spouse or heirs), (2) Marvin A. Pomerantz and/or his spouse or heirs, or (3) Warren J. Hayford and/or his spouse or heirs.

         "Class A Common Stock" means the Borrower's Class A
Common Stock, $.01 par value per share.

         "Class B Common Stock" means the Borrower's Class B
Common Stock, $.01 par value per share.

         "Code" means the Internal Revenue Code of 1986, as from time to time amended, including the regulations proposed or promulgated thereunder, or any successor statute and the regula-tions proposed or promulgated thereunder.

         "Collateral" means, collectively, all "Collateral" as defined in the Security Agreement and all securities pledged under the Pledge Agreement.

         "Commitment" means, with respect to each Bank, the aggregate commitment of such Bank hereunder to make credit available to the Borrower.

         "Commitment Fee" means, collectively, the commitment fees referred to in Section 3.9(a) and Section 3.9(b).

         "Common Stock" means, collectively, the Class A Common
Stock and Class B Common Stock.

         "Consolidated Current Assets" means, with respect to any Person, as at the time any determination thereof is to be made, the amount, without duplication, that is classified on a consolidated balance sheet of such Person and its Subsidiaries as the consolidated current assets of such Person and its Subsidiaries at such time in accordance with generally accepted accounting principles.

         "Consolidated Current Liabilities" means, with respect to any Person, as at the time any determination thereof is to be made, all Indebtedness of such Person and its Subsidiaries, without duplication, that is classified as consolidated current liabilities on a consolidated balance sheet of such Person and its Subsidiaries in accordance with generally accepted accounting principles, except that there shall be excluded from Consolidated Current Liabilities fixed sinking fund payments, mandatory redemptions and other payments of principal outstanding or due (whether as a result of an acceleration or otherwise) or other mandatory prepayments required to be made with respect to any Indebtedness for Money Borrowed within one year after such date of determination or any other Indebtedness for Money Borrowed maturing on demand.

         "Consolidated Net Income" and "Consolidated Net Loss" mean, respectively, with respect to any period, the aggregate of the net income (loss) of the Person in question for such period, on a consolidated basis, provided that:

         (i) the net income (loss) of any Person which is not a Subsidiary shall be included only to the extent of the amount of cash dividends or distributions paid to the Person in question or a consolidated Subsidiary of such Person, and

         (ii) the net income (loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded.

There shall be excluded in computing Consolidated Net Income the excess (but not the deficit), if any, of (1) any gain which must be treated as an extraordinary item under generally accepted accounting principles or any gain realized upon the sale or other disposition of any real property or equipment that is not sold in the ordinary course of business or of any capital stock of the Borrower or a Subsidiary of the Borrower over (2) any loss which must be treated as an extraordinary item under generally accepted accounting principles or any loss realized upon the sale or other disposition of any real property or equipment that is not sold in the ordinary course of business or of any capital stock of the Borrower or a Subsidiary of the Borrower.

         "Consolidated Net Worth" of the Borrower means the total common stockholders' equity of the Borrower minus the book value of all assets of the Borrower and its Subsidiaries in excess of $10 million acquired after the date hereof which would be treated as intangibles, including, without limitation, goodwill and unallocated purchase price, under generally accepted accounting principles.

         "Credit Exposure" has the meaning assigned to that term in Section 9.9.

         "Current Ratio" means, with respect to the Borrower, as at the time any determination thereof is to be made, a ratio the numerator of which shall be the Consolidated Current Assets of the Borrower and the denominator of which shall be the Consolidated Current Liabilities of the Borrower.

         "Default Rate" has the meaning assigned to such term in
Section 2.7(d).

         "Deposited Monies" has the meaning assigned to that term in Section 3.7.

         "Division" has the meaning assigned to that term in the introduction to this Agreement.

         "EBITDA" means for any applicable period: (a) Consolidated Net Income or Consolidated Net Loss, as the case may be, of the Borrower (before income taxes), plus (b) interest expense (net of interest income on Permitted Investments and funds held in escrow accounts for the benefit of the Banks referred to in Section 3.7), plus (c) amortization and depreciation.

         "Eight Year Note" means the $5 million principal amount
10% recoupment note of the Borrower due March 29, 1996.

         "Eight Year Note Letter of Credit" means the standby letter of credit issued by the Agent on behalf of the Banks for the account of the Borrower in connection with the issuance by the Borrower to Fibreboard pursuant to the Purchase Agreement of its

Eight Year Note, and any replacements or substitutions thereof as provided in Section 2.8.

         "11-1/2% Indenture" means the Indenture by and between the Borrower and Shawmut Bank Connecticut, National Association, as trustee, pursuant to which the 11-1/2% Senior Notes are issued, in the form of Exhibit BB hereto, as the same may be amended, modified or supplemented from time to time in accordance with the terms of this Agreement.

         "11-1/2% Senior Notes" means the 11-1/2% Senior Notes Due 2001 of the Borrower issued pursuant to the 11-1/2% Indenture, as the same may be amended, modified or supplemented from time to time in accordance with the terms of this Agreement.

         "Employee Benefit Plan" means an "employee benefit plan" as defined in Section 3(3) of ERISA, which is or has been estab-

lished or maintained, or to which contributions are or have been made, by the Borrower or any of its Related Persons, any Subsidiary of the Borrower or Related Persons to such Subsidiary.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended.

         "Eurodollar Rate" means, with respect to each Interest
Period to be applicable to a Eurodollar Rate Loan, the rate obtained by dividing:

         (i) the arithmetic average (rounded upward to the nearest 1/16th of 1%) of the offered quotation to first class banks in the interbank Eurodollar market by each Reference Bank for U.S. dollar deposits of amounts in immediately available funds comparable to the principal amount of the Eurodollar Rate Loan to be made by such Reference Bank with maturities comparable to such Interest Period, determined as of 10:00 A.M. (New York City time) two Business Days prior to the commencement of such Interest Period, provided that if any Reference Bank fails to provide the Agent with its aforesaid rate then the Eurodollar Rate shall be calculated using the rate provided to the Agent by the other Reference Bank or Banks, by

         (ii) a percentage equal to 100% minus the stated maximum rate (expressed as a percentage) as prescribed by the Board of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable on the first day of such Interest Period to any member bank of the Federal Reserve System in respect of Eurodollar funding or liabilities.

The determination of the Eurodollar Rate by the Agent shall be conclusive and binding on the Borrower absent manifest error.

         "Eurodollar Rate Loan" means any Loan which bears interest at a rate determined with reference to the Eurodollar
Rate.

         "Eurodollar Rate Revolving Loan" means a Revolving Loan or any portion thereof during any period in which it or any such portion of it bears interest at the Eurodollar Rate.

         "Eurodollar Rate Standby Letter of Credit Loan" means a
Standby Letter of Credit Loan or any portion thereof during any period in which it or any such portion of it bears interest at the Eurodollar Rate.

         "Eurodollar Rate Term Loan" means the Term Loan or any portion thereof during any period in which it or any such portion of it bears interest at a rate determined with reference to the Eurodollar Rate.

         "Event of Default" has the meaning assigned to that term in Section 7.1.

         "Excess Cash Flow" means, for any year, an amount equal to seventy-five percent (75%) of the amount (if any) by which
(a) Average Daily Revolver Availability plus Average Daily Cash and Cash Equivalents during the Excess Cash Flow Period for the applicable Fiscal Year exceed (b) $45 million.

         "Excess Cash Flow Period" means, for any Fiscal Year of the Borrower, the Borrower's fourth (4th) Fiscal Quarter of such Fiscal Year.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "FASB 87" means Statement No. 87 Employers' Accounting for Pension Plans issued by the Financial Accounting Standards
Board.

         "FASB 106" means Statement No. 106 Employers' Accounting for Post-Retirement Benefits Other than Pensions issued by the Financial Accounting Standards Board.

         "FASB 109" means Statement No. 109 Accounting for Income
Taxes issued by the Financial Accounting Standards Board.

         "Federal Funds Rate" means on any one day the weighted average of the rate on overnight Federal funds transactions with members of the Federal Reserve System only arranged by Federal funds brokers as published as of such day by the Federal Reserve

Bank of New York, or if not so published, the rate then used by first class banks in extending overnight loans to other first class banks.

         "Fibreboard" has the meaning assigned to that term in the introduction to this Agreement.

         "Financing Lease" means, at the time any determination thereof is to be made, any lease of property, real or personal, with respect to which the present value of the minimum rental commitment is capitalized on the balance sheet of the lessee in accordance with generally accepted accounting principles.

         "Financing Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability with respect to a Financing Lease which would at such time be so required to be capitalized on such a balance sheet in accordance with generally accepted accounting principles.

         "FINEX Drafts" means drafts aggregating up to $6.4 million to be drawn by Beloit Rauma S.A. on the Borrower and purchased by BT.

         "Fiscal Month" means the period beginning on the day following the expiration of the preceding fiscal month, consisting of either 28 or 35 days and ending on the last Sunday of a calendar month or the first Sunday of the following month.

         "Fiscal Quarter" means, in the case of the first three fiscal quarters of each Fiscal Year, the period beginning on the day following the expiration of the preceding fiscal quarter (with the first fiscal quarter beginning on the day following the last Sunday in September) and ending on the Sunday thirteen or fourteen weeks following its beginning and, in the case of the fourth fiscal quarter, the period beginning on the day following the expiration of the third fiscal quarter and ending on the last Sunday in September.

         "Fiscal Year" means the twelve consecutive Fiscal Month period beginning on the day following the expiration of the preceding fiscal year and ending on the last Sunday of September of the following year.

         "Fourth Agreement" has the meaning assigned to that term in the introduction to this Agreement.

         "Gaylord de Mexico" means Gaylord Container de Mexico
S.A. de C.V., a Mexican maquiladora corporation which is approximately ninety-nine percent (99%) owned by the Borrower.

         "Gaylord Foundation" means Gaylord Container Foundation of Delaware, a Delaware not-for-profit corporation controlled by the Borrower, which corporation shall at all times be exempt from Federal income tax under Section 501(c)(3) of the Code.

         "Gaylord Loan Agreement" has the meaning assigned to that term in the introduction to this Agreement.

         "Gaylord Purchase Agreement" means the Share Purchase Agreement dated as of September 17, 1986 by and between Gaylord Holdings Limited and the Borrower with respect to the purchase by the Borrower of all the outstanding ordinary shares of Gaylord Container Limited. The Disclosure Schedule (as defined in the Gaylord Purchase Agreement) shall be deemed to be included in the Gaylord Purchase Agreement for purposes of this Agreement.

         "GCC" means Gaylord Chemical Corporation, a Delaware corporation.

         "GCC Credit Amount" has the meaning assigned to that term in Section 5.2(b).

         "GMA" means GMA Sales Corporation, a Delaware corporation.

         "Government Acts" has the meaning assigned to that term in Section 2.8(h).

         "GRC" means Gaylord Receivables Corporation, a Delaware corporation.

         "Increase Date" has the meaning assigned to that term in
Section 3.9(a).

         "Indebtedness" means, without duplication, all obligations of the Borrower or a Subsidiary of the Borrower which are classified upon a balance sheet of the Borrower or such Subsidiary in accordance with generally accepted accounting principles as liabilities of the Borrower or such Subsidiary or indebtedness of any Person for which the Borrower or such Subsidiary is liable, and in any event shall include all Indebtedness for Money Borrowed and all of the following:

    (i) all indebtedness guaranteed, directly or indirectly, in any manner by the Borrower or a Subsidiary of the Borrower or endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse (to the extent of such recourse);

    (ii) all indebtedness in effect guaranteed, directly or indirectly, by the Borrower or a Subsidiary of the Borrower through any agreements, whether contingent or otherwise,

    (a)  to purchase such indebtedness, or

   (b) to purchase, sell or lease (as lessee or lessor) property, products, materials or supplies, or to purchase or sell transportation or services, for the purpose of enabling the debtor to make payment of such indebtedness or of assuring the owner of such indebtedness against loss, regardless of the delivery or non-delivery for any reason of the property, products, materials or supplies or the furnishing or nonfurnishing for any reason of the transportation or services, except supply contracts for goods or inventory to be used by the Borrower or a Subsidiary of the Borrower in its business entered into in the ordinary course of business of the Borrower or such Subsidiary and not having a term or, if in effect on the date hereof, not having a remaining term (in each case including all extensions or renewals thereof which are not in the sole control of the Borrower or any Subsidiary of the Borrower) in excess of three years, or

    (c) other than as permitted by this Agreement, to make any loan, advance, capital contribution or other investment in any Person for the purpose of assuring a minimum equity, asset base, working capital or other balance sheet condition for any date, or to provide funds for the payment of any liability, dividend or stock liquidation payment, or otherwise to supply funds to or in any manner invest in any Person;

    (iii) all indebtedness of any joint venture, partnership or other Person for which the Borrower or a Subsidiary of the Borrower is liable;

     (iv) all indebtedness, including Financing Lease Obligations (to the extent required to be capitalized under generally accepted accounting principles), of the Borrower or a Subsidiary of the Borrower created or arising under any conditional sale agreement or other title retention agreement or under any Financing Lease, even though the rights and remedies of the seller or lender or lessor under such agreement or lease in the event of default are limited to repossession or sale of property; and

      (v) all indebtedness secured by any mortgage, lien (except liens arising under Section 4-208 of the Uniform Commercial Code), pledge, charge, security interest, option or other encumbrance upon or in property owned by the Borrower or a Subsidiary of the Borrower, even though the Borrower or such

Subsidiary has not assumed or become liable for the payment of such indebtedness (other than indebtedness arising in the ordinary course by reason of liability arising as an endorser of an instrument).

         "Indebtedness for Money Borrowed" means, without dupli-

cation, (i) all Indebtedness of the Borrower or a Subsidiary of the Borrower, as the case may be, current or funded, secured or unsecured, incurred in connection with borrowings (including the sale of debt securities) or the making available of credit or funds to or on behalf of another Person, including letters of credit, other than (a) trade and intercompany accounts receivable owed to the Borrower or any Subsidiary of the Borrower, and (b) any forbearance by the Borrower or any Subsidiary of the Borrower with respect to any accounts receivable owed to the Borrower or any Subsidiary of the Borrower and which forbearance arises in the customary and ordinary course of the Borrower's business and the Borrower does not continue such forbearance for a period in excess of 270 days, (ii) all Indebtedness of the Borrower or a Subsidiary of the Borrower, as the case may be, issued, incurred or assumed in respect of the purchase price of property except for (A) trade and intercompany accounts payable incurred in the ordinary course of business on customary trade terms, and (B) amounts owing with respect to the purchase or the financing of the purchase of property, liability and other insurance in the ordinary course of business, (iii) all Financing Lease Obligations of the Borrower or a Subsidiary of the Borrower, and (iv) any guaranty or other obligation specified in subparagraph (i) or (ii) of the definition of "Indebtedness" with respect to Indebtedness of any other Person of any of the types specified in the preceding clauses (i), (ii) and (iii).

         "Initial Agreement" has the meaning assigned to that term in the introduction to this Agreement.

         "Initial Borrowing" means the first Borrowing by the Borrower under this Agreement.

         "Initial Borrowing Date" means the date of the Initial
Borrowing.

         "Interest Coverage Ratio" has the meaning assigned to that term in Section 5.1(1).

         "Interest Period" has the meaning assigned to that term in Section 2.9.

         "Interest Period Termination Date" has the meaning assigned to that term in Section 2.9(b).

         "Interim Maturity Date" means (i) the last day of any Interest Period, or (ii) in the case of a Prime Rate Loan which the

Borrower has elected to convert to a Roll-Over Borrowing constituting a CD Rate Loan or a Eurodollar Rate Loan prior to the end of the applicable Interest Period with respect to such Prime Rate Loan, the date of Borrowing specified in the relevant
Notice of Borrowing with respect to such CD Rate Loan or Eurodollar Rate Loan.

         "Inventory" means goods, merchandise and other personal property, wherever located, now owned or hereafter acquired by the Borrower of every kind or description which are held for sale or lease or are furnished or to be furnished under a contract of service or are raw materials, work in process or materials used or consumed or to be used or consumed in the Borrower's business, together with all the containers, packing, packaging, shipping and similar materials related thereto, and including inventory on the premises of others and items in transit, all proceeds of insurance with respect thereto and all books, customer lists, ledgers, records and files (whether written or stored electronically) relating to any of the foregoing.

         "Investment" means, with respect to any Person (such Person being referred to in this definition as the "Investor"),
(i) any amount paid by the Investor, directly or indirectly, or any transfer of property, directly or indirectly, by the Investor to any other Person for capital stock of, or as a capital contribution to, or any amount which the Investor has advanced, directly or indirectly, to any other Person, (ii) the equity interest of the Investor in any Person, (iii) any Indebtedness of any Person which is owed to the Investor and which has been acquired for value by the Investor, and (iv) any guaranty or other obligation specified in subparagraph (i) or
(ii) of the definition of "Indebtedness" with respect to any Indebtedness of any other Person.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agree-ment or lease in the nature thereof, any sale of receivables with recourse against the seller or any Affiliate of the seller, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Borrower or any of its Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement, or any subordination arrangement in favor of another Person (other than any subordination arising in the ordinary course and associated with the settlement of Accounts Receivable).

         "Loan means any one of the Term Loan, the Revolving Loan, the Standby Letter of Credit Loan and the Swing Line Revolving
Loan, and "Loans" means, collectively, all of such Loans.

         "Loan and Principal Payments Schedule" means with respect to a particular Note the schedule attached thereto as provided for in Section 2.2.

         "Loan Documents" has the meaning assigned to that term in
Section 8.1.

         "Material Liabilities" has the meaning assigned to that term in Section 4.1(k).

         "Material Subsidiary" means any Subsidiary of the Borrower having assets as of the date of determination with a value greater than or equal to one percent of the value of the consolidated assets of the Borrower as of such date.

         "Maximum Commitment" means, when used with reference to any Bank the aggregate of the amounts set forth opposite the name of such Bank on Schedule 1.1(a) hereof under the captions "Amount of Revolving Loan Commitment", "Amount of Term Loan Commitment" and "Amount of Standby Letter of Credit Commitment"; in each case subject to termination or reduction from time to time in accordance with this Agreement.

         "Mortgaged Property" has the meaning assigned to that term in each of the respective Mortgages.

         "Mortgages" means, collectively, the mortgages and deeds of trust identified on Schedule 1.1(f) by the Borrower as mortgagor and the Agent on behalf of the Banks as mortgagee, as each such agreement is amended or modified and in effect on the date hereof and may at any time hereafter be amended or modified in accordance with the terms thereof and in effect.

         "Most Recent Balance Sheet" has the meaning assigned to that term in Section 4.1(k).

         "Multiemployer Plan" means any plan described in Section
4001(a)(3) of ERISA to which contributions are or have been made by the Borrower or any of its Related Persons, any Subsidiary, or Related Persons to such Subsidiary.

         "Net Cash Proceeds" has the meaning ascribed to that term in Section 3.6(a).

         "1994 Financial Statements" has the meaning assigned to that term in Section 4.1(k).

         "1974 IRB" means the Industrial Development Revenue Bond in the principal amount of $13.3 million issued by the California Pollution Control Financing Authority and dated as of
April 1, 1974, the proceeds of which were loaned to Fibreboard.

         "1974 IRB Letter of Credit" means that certain standby letter of credit issued by the Agent for the account of the Borrower in connection with the issuance by the Borrower pursuant to the Purchase Agreement of its promissory note to Fibreboard mirroring Fibreboard's obligations under the Installment Sale Agreement relating to the 1974 IRB.

         "Note" means any of the Amended Term Notes, the Amended
Revolving Notes or the Amended Standby Letter of Credit Notes, and "Notes" means, collectively, all of such Notes.

         "Note Participation Agreement" means that certain note participation agreement between the Borrower and BT relating to the Borrower's participation interests in the FINEX Drafts.

         "Notice of Borrowing" has the meaning assigned to that term in Section 2.5.

         "Participants" has the meaning assigned to that term in
Section 9.9.

         "Payment Office" has the meaning assigned to that term in
Section 2.6.

         "PBGC" means the Pension Benefit Guaranty Corporation created by Section 4002(a) of ERISA.

         "Permitted Investments" means:

         (i) any evidence of indebtedness, maturing not more than one year after the date of issue, issued by the United States of America, or any instrumentality or agency thereof and guaranteed fully as to principal, interest and premium, if any, by the United States of America;

         (ii) any certificate of deposit or bankers' acceptance, maturing not more than 90 days after the date of purchase, issued by a commercial banking institution which is a member of the Federal Reserve System and which has a combined capital and surplus and undivided profits of not less than $200 million;

         (iii) commercial paper, maturing not more than 90 days after the date of purchase, issued by a corporation (other than the Borrower or any Subsidiary of the Borrower or any of their respective Affiliates) organized and existing under the laws of any state within the United States of America with a rating, at the time as of which any determination thereof is to be made, of "P-l" (or higher) according to Moody's Investors Service, or "A-l" (or higher) according to Standard & Poor's Corporation;

         (iv) shares or other evidences of participation in any mutual fund which invests exclusively in any one or more of the foregoing or which is rated at least AAA or the equivalent thereof by Standard & Poor's Corporation or the equivalent thereof by Moody's Investors Service, Inc., including, without limitation, any such mutual fund managed or advised by any Bank (including the Agent);

         (v) demand deposits with any bank or trust company;

         (vi) interest rate swap or other similar hedging arrangements consented to in writing by the Agent;

         (vii) the participation interests of the Borrower in the FINEX Drafts granted to the Borrower pursuant to the Note
    Participation Agreement;

         (viii) the interest of the Borrower in Gaylord Central National, Inc., a Delaware corporation and a joint venture with Central National-Gottesman, Inc., which interest shall be represented by an equity contribution by the Borrower of no more than $100,000;

         (ix) (a) arrangements described in items 17, 18 and 19 of
    Schedule 1.1(c), subject to the limitations set forth therein with respect to such items 17, 18 and 19; and (b) purchases of capital stock or notes receivable of or contributions of capital to or other equity investments in one or more corporations (other than the Borrower), limited liability companies, partnerships or joint ventures; provided, however that the aggregate value of all cash, cash equivalents and other property used to make such purchases or contributions or other equity investments shall not exceed $25 million, and provided further that (1) the aggregate value of all such purchases, contributions to capital and other equity investments made in cash or cash equivalents shall not exceed $10 million; and (2) any such purchases, contributions to capital and other equity investments made in property of the Borrower shall be made solely with machinery and/or equipment and/or other property which Borrower has determined in good faith is outdated, obsolete or no longer used or useful in the Borrower's business and operations;

         (x) purchases of industrial development and pollution control bonds listed on Schedule 1.1(b); provided, however, that the purchase price for all such bonds held by the Borrower as of any date of determination thereof shall not exceed $1 million, and provided further, that the Borrower shall utilize such bonds in satisfaction of the next payment or payments due under such bonds;

        (xi) the interest of the Borrower in the Gaylord
    Foundation;

         (xii) the investment by the Borrower of up to $1 million in the aggregate in Gaylord de Mexico;

         (xiii) other investments consented to in writing by the Required Banks;

         (xiv) the redemption or repurchase of the Public Debt in an aggregate principal amount not to exceed $100 million excluding any premium applicable to any such redemption or repurchase;

         (xv) the redemption, repurchase or prepayment of other
    Indebtedness of the Borrower, which, by its terms, matures within five years of the date hereof, provided that the aggregate of any such Indebtedness so redeemed, repurchased or prepaid shall in no event exceed $5 million; and

         (xvi) acquisitions permitted by Section 5.2(h).

         "Permitted Liens" means:

         (i) all Liens created by any of the Basic Agreements (or otherwise in favor of the Agent or the Banks), and Liens under section 4.14 of the 11-1/2% Indenture;

         (ii) Liens for taxes not yet due and payable or which are being contested in good faith by appropriate proceedings diligently pursued, provided that (a) any sale or foreclosure of any portion of the Mortgaged Property as a result of such Liens shall have been duly suspended, and (b) such provision for the payment of all such taxes known to the Person against which the Liens have been placed has been made on the books of such Person if and to the extent required by generally accepted accounting principles;

         (iii) mechanics', materialmen's, carriers' and ware-housemen's Liens, pre-judgment or judgment Liens with respect to actions involving individually and in the aggregate a liability of $5 million or less and similar Liens arising by operation of law (including Liens arising under Sections 2-402, 2-705 and 4-208 of the Uniform Commercial Code) and arising in the ordinary course of business and securing obligations of a Person that are not overdue for a period of more than 30 days or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest (a) any sale or foreclosure of any portion of the Mortgaged Property as a result of such Liens shall have been duly suspended, and (b) such provision for the payment of such Liens has been made on the books of such Person if and to the extent required by generally accepted accounting principles;

         (iv)  Liens arising in connection with worker's compensa-

    tion, unemployment insurance, old age pensions, social security and other similar benefits which are not overdue or are being contested in good faith by appropriate proceedings diligently pursued, provided that in the case of any such contest (a) any sale or foreclosure of any portion of the Mortgaged Property as a result of such Liens shall have been duly suspended, and (b) such provision for the payment of such Liens has been made on the books of the Person against which the Liens have been placed if and to the extent required by generally accepted accounting principles;

         (v)  such imperfections of title, covenants,
    restrictions, easements and encumbrances shown on the title reports (as redated and recertified as commitments to issue title insurance) and such other imperfections of title, covenants, restrictions, easements and other encumbrances on real property, including zoning restrictions which do not prohibit the use being made to such property on the date hereof, which in each case do not arise out of the incurrence of any Indebtedness for Money Borrowed and which do not interfere with or impair in any material respect the utility, operation, value or marketability of the real property on which such Lien is imposed;

         (vi) Liens with respect to those industrial development and pollution control revenue bonds listed in Schedule 1.1(b);

         (vii) (a) Liens incurred or deposits made in the ordinary course of business to secure the performance of bids or other contractual obligations, including Liens arising as the result of non-assignability provisions of contracts, but exclusive of obligations incurred in connection with the borrowing of money or the payment of the deferred purchase price of property, in an amount not to exceed in the aggregate $1 million, and (b) Liens securing surety, indemnity, performance, appeal and release bonds in connection with contracts made with governmental entities in an amount not to exceed in the aggregate $1 million at any time outstanding, provided that full provision for the payment of all such obligations has been made on the books of a Person if and to the extent required by generally accepted accounting principles;

         (viii) Liens upon real and/or tangible personal property, acquired by purchase, construction or otherwise by a Person, each of which Liens was created solely for the purpose of securing Indebtedness representing, or incurred to finance, the cost (including the cost of construction) of the property (hereinafter referred to as "Purchase Money Liens"); provided that:

              (a) no such Purchase Money Lien shall extend to or cover any property of such Person other than the respective property so acquired and improvements thereon;

              (b) the principal amount of the Indebtedness secured by any such Purchase Money Lien shall at no time exceed 100% of the fair value (as reasonably determined in good faith by a Responsible Officer of such Person) of the respective property at the time it was so acquired; and

              (c) the aggregate principal amount (exclusive of the aggregate principal amount of the bonds listed on
         Schedule 1.1(b), letters of credit issued by the Agent on behalf of the Borrower and the promissory notes issued to Fibreboard in connection with the Purchase Agreement) of the Indebtedness secured by all Purchase Money Liens, taken together with the aggregate principal amount of Indebtedness consisting of Financing Lease Obligations and the aggregate principal amount of Indebtedness consisting of sale and leaseback arrangements ("Leaseback Obligations"), shall not exceed the aggregate amount of such Indebtedness permitted from time to time under
         Section 5.2(b) hereof.

         (ix) Liens on Accounts Receivable for which attempts at collection have been undertaken by a third party authorized by the Person owning such Accounts Receivable;

         (x)  Liens listed on Schedule 1.1(d);

         (xi) Liens on assets of any Subsidiary granted in favor of the Borrower for the purpose of securing obligations of such Subsidiary to the Borrower; and

         (xii) Liens on the Borrower's Accounts Receivable and proceeds thereof granted to secure additional indebtedness of the Borrower incurred in a Receivables Financing
    Transaction.

         "Permitted Merger" means any merger or consolidation of any Subsidiary of the Borrower with or into the Borrower to the extent permitted by Section 5.2(g) and any merger permitted by Section 5.2(h).

         "Person" means an individual or a corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

         "Plan" means any plan described in Section 4021(a) of ERISA and not excluded pursuant to Section 4021(b) thereof, which may be or has been established or maintained, or to which contributions are or have been made, by the Borrower or any of its Related Persons, any Subsidiary or any Related Persons to such Subsidiary, but not including any Multiemployer Plan.

         "Plan Administrator" has the meaning assigned to the term "administrator" in Section 3(16)(A) of ERISA.

         "Plan Sponsor" has the meaning assigned to the term "plan sponsor" in Section 3(16)(B) of ERISA.

         "Pledge Agreement" means, collectively, the Pledge Agreement dated as of March 29, 1988 by the Borrower in favor of the Agent with respect to the pledge of the capital stock owned by the Borrower in GMA and GCC and the Pledge Agreement dated as of June 28, 1991 by the Borrower in favor of the Agent with respect to the pledge of the capital stock owned by the Borrower in Gaylord de Mexico, as each such agreement may be amended, modified or supplemented from time to time.

         "Prime Rate" means the greater of (i) the rate which BT announces from time to time as its prime lending rate, as in effect from time to time, or (ii) the Federal Funds Rate plus 1/2%. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BT may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

         "Prime Rate Loan" means any Loan which bears interest at a rate determined with reference to the Prime Rate.

         "Prime Rate Revolving Loan" means a Revolving Loan or any portion thereof during any period in which it or any such portion of it bears interest at a rate determined with reference to the Prime Rate.

         "Prime Rate Standby Letter of Credit Loan" means a
Standby Letter of Credit Loan or any portion thereof during any period in which it or any such portion of it bears interest at a rate determined with reference to the Prime Rate.

         "Prime Rate Term Loan" means the Term Loan or any portion thereof during any period in which it or any such portion of it bears interest at a rate determined with reference to the Prime
Rate.

         "Pro Rata Share" means, when used with reference to any Bank and any described aggregate or total Loan amount, Borrowing amount, Commitment amount or other amount (as used in this definition, an "aggregate amount"), an amount equal to the result obtained by multiplying (A) such aggregate amount by (B) a fraction, the numerator of which shall be such Bank's Commitment with respect to such aggregate amount then in effect and the denominator of which shall be the Total Commitment with respect to such aggregate amount then in effect.

         "Public Debt" means the Public Notes, and all other
Indebtedness for Money Borrowed of the Borrower which is subordinate and junior in right of payment to the prior payment in full of all amounts owing to the Banks under the Basic
Agreements pursuant to an agreement in form, terms and substance satisfactory to the Agent.

         "Public Debt Indentures" means, collectively, the 12-3/4% Indenture and the 11-1/2% Indenture.

         "Public Notes" means, collectively, the 12-3/4% Senior
Subordinated Discount Debentures and the 11-1/2% Senior Notes.

         "Purchase Agreement" means the Asset Purchase Agreement dated as of February 22, 1988 by and between Fibreboard and the Borrower with respect to the Acquisition. The disclosure schedules and exhibits to the Purchase Agreement shall be deemed to be included therein for purposes of this Agreement.

         "Purchase Agreement Letters of Credit" means, collectively, the Eight Year Note Letter of Credit and the 1974
IRB Letter of Credit. The Purchase Agreement Letters of Credit shall be separate from the Revolving Loan Letters of Credit.

         "Receivables Financing Transaction" means a transaction or series of transactions whereby the Borrower sells specified Accounts Receivable of the Borrower or incurs Indebtedness which is secured by specified Accounts Receivable of the Borrower, in either case on a non-recourse basis.

         "Reference Banks" means, collectively, BT and Wells Fargo Bank, National Association and any successor reference bank consented to in writing by the Required Banks and the Borrower.

         "Regulation D" means Regulation D of the Board as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

         "Related Person" means, with respect to any Person, any trade or business (whether or not incorporated) which, together with such Person, is under common control as described in
Section 414(c) of the Code, is a member of a controlled group, as defined in Section 414(b) of the Code which includes such Person, or is, together with such Person, a member of an affiliated service group, as defined in Section 414(m) of the Code.

         "Reportable Event" means a "reportable event" described in Section 4043 of ERISA or in the regulations thereunder or receipt of a notice of withdrawal liability with respect to a Multiemployer Plan pursuant to Section 4202 of ERISA.

         "Required Banks" means, as of the date of determination thereof, the holders of at least 51% of the aggregate of (a) the principal amount of the Loans then outstanding and (b) the Total
Unused Maximum Commitment at that time.

         "Responsible Officer" means any of the Chairman of the Board of Directors; President; Executive Vice President; Vice President/Corporate Controller; Treasurer; Assistant Treasurer; Vice President, Secretary and General Counsel; or chief financial officer of the Borrower designated as such by the Borrower in a certificate delivered to the Agent prior to the Initial Borrowing hereunder.

         "Revolver Termination Date" means June 30, 2000.

         "Revolving Loan Commitment" means: (a) with respect to any Bank under the caption "Amount of Revolving Loan Commitment"; and (b) with respect to all Banks, the aggregate of all such amounts, which aggregate amount will be $175 million. The Revolving Loan Commitment of each Bank shall be subject to reduction from time to time in accordance with the terms of this Agreement.

         "Revolving Loan Letters of Credit" means letters of credit issued pursuant to Section 2.8 under the Banks' Revolving
Loan Commitments. Such letters of credit shall be separate from the Purchase Agreement Letters of Credit and the Capital
Expenditure Letter of Credit.

         "Revolving Loans" means, collectively, the loans by each of the Banks to the Borrower in accordance with Section 2.1(c), which shall be comprised of a Prime Rate Revolving Loan, a CD Rate Revolving Loan or a Eurodollar Rate Revolving Loan or any combination of the foregoing.

         "Revolving Note" and "Revolving Notes" shall mean the "Amended Revolving Note" or "Amended Revolving Notes," as applicable, as such terms are defined in the Fourth Agreement.

         "Roll-Over Borrowing" means a Borrowing wherein the aggregate principal amount of the Borrowing being incurred equals or is less than the aggregate principal amount of the prior Borrowing maturing on the date of the Borrowing being incurred.

         "Second Agreement" has the meaning assigned to that term in the introduction to this Agreement.

         "Security Agreement" means the Security Agreement dated as of March 29, 1988, as amended through and including the date hereof, by the Borrower in favor of the Banks and the Agent, as such agreement may at any time be amended or modified in accordance with the terms thereof and then in effect.

         "Standby Letter of Credit Commitment" means: (a) with respect to any Bank, the principal amount set forth opposite such Bank's name in Schedule 1.1(a) (which shall be equal to such Bank's Pro Rata Share of the aggregate undrawn face amount of any Purchase Agreement Letters of Credit remaining outstanding and the undrawn face amount of the Capital Expenditure Letter of Credit) under the caption "Amount of Standby Letter of Credit Commitment"; and

    (b) with respect to all Banks, the aggregate of all such amounts, which aggregate will be as set forth on Schedule 1.1(a) and shall be equal to the aggregate undrawn face amount of any Purchase Agreement Letters of Credit remaining outstanding and the undrawn face amount of the Capital Expenditure Letter of Credit. The Standby Letter of Credit Commitment of each Bank from time to time shall be subject to reduction from time to time in accordance with the terms of this Agreement.

         "Standby Letter of Credit Loan Maturity Date" means April 30, 1999 in the case of Type A Advances. In the case of Type B
Advances, amounts owing under the Amended Standby Letter of Credit Notes shall be immediately due and payable.

         "Standby Letter of Credit Loans" means, collectively, the Type A Advances and Type B Advances made by each of the Banks to the Borrower in accordance with Section 2.8 and, in the case of Type A Advances, Section 2.1(d). Type A Advances shall be comprised of a Prime Rate Standby Letter of Credit Loan, a CD
Rate Standby Letter of Credit Loan or a Eurodollar Rate Standby Letter of Credit Loan or any combination of the foregoing. Each Type B Advance shall consist of a Prime Rate Standby Letter of Credit Loan.

         "Subsidiary" of any Person means any corporation of which such Person, directly or indirectly, shall at the time (i) own shares of any class or classes (however designated) having ordinary voting power for the election of at least a majority of the members of the board of directors (or the governing body) of such corporation, other than shares having such power only by reason of the happening of a contingency, or (ii) otherwise have the legal right to elect such a majority.

         "Swing Line Revolving Commitment" has the meaning assigned to that term in Section 2.13(a).

         "Swing Line Revolving Lender" means the Agent acting in the capacity of a Bank with respect to the Swing Line Revolving
Loans.

         "Swing Line Revolving Loans" means the Loans made by the Swing Line Revolving Lender to the Borrower pursuant to Section
2.13.

         "Swing Line Revolving Notice of Borrowing" has the meaning assigned to that term in Section 2.13(b).

         "Swing Line Revolving Register" has the meaning assigned to that term in Section 2.13(e).

         "Taxes" has the meaning assigned to that term in Section
3.11.

         "Term Loan" has the meaning assigned to such term in
Section 2.1(b) of the Fourth Agreement.

         "Term Loan Commitment" means, with respect to (a) any Bank, the principal amount set forth opposite such Bank's name in Schedule 1.1(a) under the caption "Amount of Term Loan Commitment", and, (b) with respect to all Banks, the aggregate of all such amounts, which aggregate will be as set forth on
Schedule 1.1(a).

         "Term Loan Maturity Date" means September 30, 1997.

         "Term Note" and "Term Notes" shall mean the "Amended Term Note" or "Amended Term Notes," as applicable, as such terms are defined in the Fourth Agreement.

         "Third Agreement" has the meaning assigned to that term in the introduction to this Agreement.

         "Total Consolidated Indebtedness for Money Borrowed" means the total of all Indebtedness for Money Borrowed of the Borrower and its Subsidiaries.

         "Total Maximum Commitment" means, at the time any determination thereof is to be made, the sum of the respective
Maximum Commitments of the Banks at such time.

         "Total Unused Maximum Commitment" means, at the time any determination thereof is to be made, the sum of the respective
Unused Maximum Commitments of the Banks at such time.

         "Transferee" has the meaning assigned to that term in
Section 9.9.

         "Trust Agreement" means the Trust Agreement entered into between the Borrower and Harris Trust and Savings Bank, as trustee, pursuant to which the shares of Common Stock to be issued pursuant to the Warrants will be issued to such trustee.

         "12-3/4% Indenture" means the Indenture by and between the Borrower and Texas Commerce Bank National Association, as successor trustee to Ameritrust Texas National Association, as debenture trustee, pursuant to which the 12-3/4% Senior Subordinated Discount Debentures are (or hereafter are) issued, in the form of Exhibit AA hereto, as the same may be amended, modified or supplemented from time to time in accordance with the terms of this Agreement.

         "12-3/4% Senior Subordinated Discount Debentures" means the 12-3/4% Senior Subordinated Discount Debentures Due 2005 of the Borrower issued pursuant to the 12-3/4% Indenture, as the same may be amended, modified or supplemented from time to time in accordance with the terms of this Agreement.

         "Type" means any type of Loan, i.e., whether a Prime Rate Loan, a CD Rate Loan or a Eurodollar Rate Loan.

         "Type A Advance" means a Standby Letter of Credit Loan made by reason of a draw on a Purchase Agreement Letter of Credit or Capital Expenditure Letter of Credit occurring as the result of the decision by the Banks not to replace a Purchase Agreement Letter of Credit or Capital Expenditure Letter of Credit upon its expiration after having been so requested by the Borrower.

         "Type B Advance" means a Standby Letter of Credit Loan by reason of a draw on a Purchase Agreement Letter of Credit or Capital Expenditure Letter of Credit for any reason other than as the result of the decision by the Banks not to replace a Purchase Agreement Letter of Credit or Capital Expenditure
Letter of Credit after having been so requested by the Borrower.

         "Underfunded Plan" has the meaning assigned to that term in Section 4.1(o).

         "Unmatured Event of Default" means an event, act or occurrence which with the giving of notice or the lapse of time
(or both) would become an Event of Default.

         "Unused Maximum Commitment" means, when used with reference to any Bank at the time any determination thereof is to be made, the excess, if any, of (i) such Bank's Maximum
Commitment at such time over (ii) such Bank's Utilized
Commitment at such time.

         "Utilized Commitment" means, when used with reference to any Bank at the time any determination thereof is to be made, the then outstanding principal amount of all Loans made by such Bank pursuant to this Agreement.

         "Warrant Agent" means Harris Trust and Savings Bank, as the agent under the Warrant Agreement, and any successor agent thereunder.

         "Warrant Agreement" means the warrant agreement between Borrower and the Warrant Agent, dated as of November 2, 1992 in connection with the issuance of the Warrants, as the same may be amended from time to time in accordance with this Agreement.

         "Warrants" means:

         (a) the warrants to purchase shares of Class A Common
    Stock issued pursuant to the Warrant Agreement; and

         (b) any warrants which may hereafter be issued pursuant to any transfers of warrants issued pursuant to the Warrant Agreement or any partial exercise or partial redemption of such warrants, or pursuant to any transfers or partial exercises or partial redemptions of warrants issued pursuant to transfers or partial exercises or partial redemptions of warrants;

as the same may be amended from time to time in accordance with this Agreement.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. The words "herein," "hereof" and words of similar import as used in this Agreement shall refer to this Agreement as a whole and not to any particular provision in the Agreement.

         Section 1.2    Accounting Terms; Financial Statements.

         (a) All accounting terms used herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with generally accepted accounting principles in effect on the date hereof (except with respect to financial statements delivered to the Agent or the Banks after the date hereof, as to which generally accepted accounting principles shall be such as are in effect on the respective dates of such financial statements) in the United States of America. Except as otherwise expressly provided herein: (i) all computations and determinations for purposes of determining compliance with the financial requirements of this Agreement shall be made in accordance with the generally accepted accounting principles set forth in the preceding sentence; (ii) wherever any computation is to be made with respect to any Person and its Subsidiaries such computation shall be made so as to exclude all items of income, assets and liabilities attributable to any Person which is not a Subsidiary; and (iii) all valuations made with respect to Inventory shall be made at the lower of cost or market on a "last in, first out" ("LIFO") basis.

         (b) The covenants and conditions in this Agreement have been determined based on the federal corporate income tax rates prevailing on the date hereof. To the extent that the corporate federal income tax rates are subsequently changed, FASB 109 will require an immediate adjustment to income tax expense to reflect the impact on deferred taxes of such changes in federal income tax rates. The Borrower and the Agent hereby agree to prepare an amendment to this Agreement adjusting in a mutually satisfactory manner the covenants and conditions in this Agreement to the extent FASB 109 requires a non-cash charge or credit to Consolidated Net Income and agree thereafter to present such amendment to the Banks and to take all reasonable actions, including seeking the consent of the Required Banks, necessary to amend the applicable provisions of this Agreement in a manner consistent with such adjustments.

         Section 1.3 Effect on Prior Credit Agreements. This Agreement shall supersede the Gaylord Loan Agreement, the Initial Agreement, the Second Agreement, the Third Agreement and the Fourth Agreement with respect to transactions hereunder and with respect to the Loans outstanding under the Gaylord Loan Agreement, the Initial Agreement, the Second Agreement, the Third Agreement and/or the Fourth Agreement immediately prior to the date hereof. Loans outstanding under the Gaylord Loan Agreement, the Initial Agreement, the Second Agreement, the Third Agreement, and/or the Fourth Agreement immediately prior to the date hereof shall be subject in all respects to the terms of this Agreement from and after the date hereof. Except as otherwise expressly stated herein, the execution and delivery of this Agreement shall not excuse or waive the breach of any covenant or the occurrence of any Event of Default under the Gaylord Loan Agreement, the Initial Agreement, the Second Agreement, the Third Agreement or the Fourth Agreement. Notwithstanding the foregoing, those provisions of the Gaylord Loan Agreement, the Initial Agreement, the Second Agreement, the Third Agreement and the Fourth Agreement and the other Basic Agreements granting or perfecting a Lien on or security interest in any of the Collateral and/or the Mortgaged Property or other collateral thereunder shall continue in full force and effect from the respective dates of execution or perfection of those agreements.


                                ARTICLE II

                              LOAN PROVISIONS

         Section 2.1    Loan Commitments.

         (a)(i) The parties hereto acknowledge and agree that:

         (A) the aggregate principal amount of the "Term Loan" (as defined under the Fourth Agreement) outstanding on the date hereof is $61,250,000.00,

         (B) the aggregate principal amount of the "Revolving
    Loan" (as defined in the Fourth Agreement) outstanding as of the date hereof is $0,

         (C) the aggregate amount of the "Standby Letter of Credit Loans" (as defined under the Fourth Agreement) outstanding as of the date hereof is $0,

         (D) the foregoing loans are valid and subsisting obligations of the Borrower, payment of which is enforceable in accordance with the Fourth Agreement and the other Loan
    Documents, and

         (E) the terms of the Fourth Agreement are hereby amended and restated, effective as of the date hereof, and all obligations of the Borrower under or in respect of the foregoing described loans and credit facilities shall be payable hereafter to the Banks as provided herein and deemed to be outstanding under this Agreement.

         (b) Term Loan. As of the date hereof, the Term Loan is outstanding and constitutes the only loan to be extended pursuant to the Term Loan Commitment hereunder. From and after the date hereof, the Term Loan shall, in accordance with
Section 2.2(a), be evidenced by the Amended Term Notes and shall be payable in accordance with the terms thereof. No amount of the Term Loan that is repaid or prepaid by the Borrower may be re-borrowed hereunder. Notwithstanding the provisions of the Fourth Agreement with respect to the application of prepayments and repayments of the Loans, including without limitation
Article III thereof, the Banks party to the Fourth Agreement hereby acknowledge and consent to the prepayment in full on or prior to the date hereof by the Borrower of the Term Notes issued by the Borrower to Lehman Brothers, Inc. and Credit Lyonnais pursuant to the Fourth Agreement, and the consequent reduction of such Banks' Term Loan Commitments. The Banks party to the Fourth Agreement hereby waive any rights such Banks may have as a result of such prepayment.

         (c) Revolving Loans. Each Bank, severally and for itself alone, hereby agrees, on the terms and subject to the conditions hereinafter set forth, to make loans to the Borrower, on a revolving basis from time to time from and after the date hereof to, but not including, the Revolver Termination Date, in the Pro Rata Share of such Bank of such amounts as the Borrower may request, but not exceeding in the aggregate at any one time outstanding an amount equal to the Revolving Loan Commitment of such Bank minus such Bank's Pro Rata Share of the aggregate undrawn face amount of Revolving Loan Letters of Credit. Prior to the Revolver Termination Date, Revolving Loans may be repaid and reborrowed by the Borrower in accordance with the provisions hereof.

        (d) Standby Letter of Credit Loans. As of the date hereof, the Capital Expenditure Letter of Credit and the Purchase Agreement Letters of Credit are outstanding and constitute all of the letters of credit issued or to be issued pursuant to the Standby Letter of Credit Commitments hereunder. In addition, each Bank, severally and for itself alone, hereby agrees, on the terms and subject to the conditions hereinafter set forth, to make Type A Advances to the Borrower from time to time to, but not including, the Standby Letter of Credit Loan Maturity Date, in the Pro Rata Share of such Bank of such amounts as the Borrower may request, but not exceeding in the aggregate at any one time outstanding an amount equal to the Standby Letter of Credit Commitment of such Bank. Prior to the Standby Letter of Credit Loan Maturity Date, Standby Letter of Credit Loans may be repaid by the Borrower in accordance with the provisions hereof. Standby Letter of Credit Loans shall be made to the Borrower only with respect to payments made by the Banks pursuant to Purchase Agreement Letters of Credit and the Capital Expenditure Letter of Credit issued according to the terms and conditions of Section 2.8.

         Section 2.2    Notes.

         (a) Term Notes. The Borrower's obligation to pay the principal of, and interest on, each Bank's Pro Rata Share of the Term Loan shall be evidenced by an appropriately amended and restated promissory note (each, an "Amended Term Note" and collectively, the "Amended Term Notes") duly executed and delivered by the Borrower to each Bank upon receipt by the Borrower of the Term Note previously issued to such Bank, if any, and replaced thereby, which Amended Term Note shall be substantially in the form of Exhibit A, and shall:

              (i) be payable to the order of such Bank,

              (ii) be dated the date hereof,

              (iii) be in a stated principal amount equal to the Term Loan Commitment of such Bank and be payable in the aggregate principal amount of the Term Loans evidenced thereby,

              (iv) mature, with respect to each Loan evidenced thereby, on the Term Loan Maturity Date,

              (v) provide for repayment of the principal thereof in quarterly installments,

              (vi) bear interest as provided in this Agreement in respect of the Prime Rate Loans, the CD Rate Loans and the Eurodollar Rate Loans, as the case may be, evidenced thereby, and

              (vii) have attached thereto a Loan and Principal
              Payments Schedule substantially in the form of the schedule to Exhibit A.

The outstanding principal balance of the Term Loan shall be repaid in quarterly installments on the last day of the month which is the third month following the most recent payment date, commencing with July 31, 1995, until the last such date prior to the Term Loan Maturity Date, and the final installment shall be due on the Term Loan Maturity Date. The amount of each installment shall be equal to the aggregate principal amount of the Term Loan on the date hereof divided by the aggregate number of payment dates provided for above plus 1. The amount of the final installment shall be equal to the aggregate principal balance of the Term Loan outstanding on the Term Loan Maturity Date. The portion of each installment payable to each Bank shall be in proportion to such Bank's Pro Rata Share of the Term Loan.

         Each Bank may, and is hereby authorized to, make a notation on the Loan and Principal Payments Schedule or on its books and records of the date and the amount of the Term Loan or principal payment, as the case may be, and any Bank may make a notation on the Loan and Principal Payments Schedule as to the interest rate and Interest Period applicable to any Prime Rate Term Loan, CD Rate Term Loan or Eurodollar Rate Term Loan. Such schedules as maintained by the Banks shall, absent manifest error, constitute prima facie evidence of the amount outstanding under the Pro Rata Shares of such Banks of the Term Loan. Notwithstanding the foregoing, the failure to make or error in a notation with respect to the Term Loan or any principal payment shall not limit or otherwise affect the obligation of the Borrower hereunder or under the applicable Amended Term Note with respect to the Term Loan and payments of principal by the Borrower shall not be affected by the failure to make or error in a notation thereof on the appropriate Loan and Principal Payments Schedule nor shall such failure or error affect any rights of the Borrower hereunder or under applicable law. Notwithstanding the date of each Amended Term Note, interest in respect thereof shall be payable only for the periods during which the Term Loans evidenced thereby are outstanding and only with respect to unpaid principal thereof and although the stated amount of each Amended Term Note shall be equal to the relevant Bank's Term Loan Commitment, each Amended Term Note shall be enforceable, with respect to the Borrower's obligation to pay the principal amount thereof, only to the extent of the unpaid principal amount of the Term Loans at the time evidenced thereby.

         (b) Revolving Notes. The Borrower's obligation to pay the principal of, and interest on, all the Revolving Loans made by each Bank hereunder shall be evidenced by an appropriately amended and restated promissory note (each an "Amended Revolving Note" and collectively the "Amended Revolving Notes") duly executed and delivered by the Borrower to each Bank upon receipt by the Borrower of the Revolving Note of the Borrower previously issued to such Bank, if any, and replaced thereby, which Amended Revolving Note shall be substantially in the form of Exhibit B and shall:

         (i) be payable to the order of such Bank,

         (ii) be dated as of the date of issuance thereof,

         (iii) provide that all Revolving Loans then outstanding shall be repaid on the Revolver Termination Date as provided herein,

         (iv) bear interest as provided in this Agreement in respect of the Prime Rate Loans, the CD Rate Loans and the Eurodollar Rate Loans, as the case may be, evidenced thereby, and

         (v) have attached thereto a Loan and Principal Payments
    Schedule substantially in the form of the schedule to Exhibit B.

At the time of the making of each Revolving Loan or principal payment each Bank may, and is hereby authorized to, make a notation on the Loan and Principal Payments Schedule or on its books and records with respect to the corresponding Amended Revolving Note of the date and the amount of each Revolving Loan or principal payment, as the case may be, and as to the interest rate and Interest Period applicable to any Prime Rate Revolving Loan, CD Rate Revolving Loan or Eurodollar Rate Revolving Loan. At the option of any Bank, such Bank may maintain a separate schedule for each type of Revolving Loan. Such schedules as maintained by the Banks shall, absent manifest error, constitute prima facie evidence of the amount outstanding under such Banks' Revolving Loans. Notwithstanding the foregoing, the failure to make or error in a notation with respect to any Revolving Loan shall not limit or otherwise affect the obligation of the Borrower hereunder or under the applicable Amended Revolving Note with respect to such Revolving Loan and payments of principal by the Borrower shall not be affected by the failure to make or error in a notation thereof on the appropriate Loan and Principal Payments Schedule nor shall such failure or error affect any rights of the Borrower hereunder or under applicable law. Notwithstanding the date of each Amended Revolving Note, interest in respect thereof shall be payable only for the periods during which the Revolving Loans evidenced thereby are outstanding and although the stated amount of each Amended Revolving Note shall be equal to the relevant Bank's Revolving Loan Commitment, each Amended Revolving Note shall be enforceable, with respect to the Borrower's obligation to pay the principal amount thereof, only to the extent of the unpaid principal amount of the Revolving Loans at the time evidenced thereby.

        (c) Standby Letter of Credit Notes. The Borrower's obligation to pay the principal of, and interest on, all the Standby Letter of Credit Loans made by each Bank hereunder shall be evidenced by an appropriately amended and restated promissory note (each an "Amended Standby Letter of Credit Note" and collectively the "Amended Standby Letter of Credit Notes") duly executed and delivered by the Borrower to each Bank upon receipt by the Borrower of the Standby Letter of Credit Note of the Borrower previously issued to such Bank, if any, and replaced thereby, which Amended Standby Letter of Credit Note shall be substantially in the form of Exhibit C and shall:

         (i) be payable to the order of such Bank,

         (ii) be dated as of the date of issuance thereof,

         (iii) provide that all Type A Advances shall be repaid in equal semi-annual installments of principal on the last Business Day of the second and fourth Fiscal Quarters of each Fiscal Year, commencing in each case on the first of such dates to occur after such Type A Advance has been made and ending on the Standby Letter of Credit Loan Maturity Date and that all Type B Advances shall be immediately due and payable, all as provided herein, and

         (iv) with respect to Type A Advances bear interest as provided in this Agreement in respect of the Prime Rate Loans, the CD Rate Loans and the Eurodollar Rate Loans evidenced thereby, and

         (v) have attached thereto a Loan and Principal Payments
    Schedule substantially in the form of the schedule to Exhibit C.

On the date hereof and at the time of the making of each Standby Letter of Credit Loan or principal payment, as the case may be, each Bank may, and is hereby authorized to, make a notation on the Loan and Principal Payments Schedule or on its books and records with respect to the corresponding Amended Standby Letter of Credit Note of the date and the amount of each Standby Letter of Credit Loan or principal payment, as the case may be. Such schedules as maintained by the Banks shall, absent manifest error, constitute prima facie evidence of the amount outstanding under such Banks' Standby Letter of Credit Loans.
Notwithstanding the foregoing, the failure to make or error in a notation with respect to any Standby Letter of Credit Loan shall not limit or otherwise affect the obligation of the Borrower hereunder or under the applicable Amended Standby
Letter of Credit Note with respect to such Standby Letter of Credit Loan and payments of principal by the Borrower shall not be affected by the failure to make or error in a notation thereof on the appropriate Loan and Principal Payments Schedule nor shall such failure or error affect any rights of the Borrower hereunder or under applicable law. Notwithstanding the date of each Amended Standby Letter of Credit Note, interest in respect thereof shall be payable only for the periods during which the Standby Letter of Credit Loans evidenced thereby are outstanding and although the stated amount of each Amended Standby Letter of Credit Note shall be equal to the relevant Bank's Standby Letter of Credit Commitment then in effect, each Amended Standby Letter of Credit Note shall be enforceable, with respect to the Borrower's obligation to pay the principal amount thereof, only to the extent of the unpaid principal amount of the Standby Letter of Credit Loans at the time evidenced thereby.

         (d) Return of Notes. Upon repayment in full to each Bank of all Loans made by such Bank evidenced by any Note of the Borrower payable to such Bank and termination of such Bank's Commitment to make Loans and/or extensions of credit to the Borrower evidenced by such Note, such Bank shall mark the Note "cancelled" and promptly return the same to the Borrower.

         Section 2.3 Borrowing Options. Subject to the other terms and conditions hereof, all Type A Advances, the Term Loan and the Revolving Loans, shall, at the option of the Borrower except as otherwise provided in this Agreement, be (i) Prime Rate Loans, (ii) CD Rate Loans, (iii) Eurodollar Rate Loans, or
(iv) part Prime Rate Loans, part CD Rate Loans and/or part Eurodollar Rate Loans. As to any Eurodollar Rate Loan, any Bank may, if it so elects, fulfill its commitment by causing a foreign branch or affiliate to make or continue such Loan, provided that in such event the Pro Rata Share of such Bank of the Loan shall, for the purposes of this Agreement, be considered to have been made by that Bank and the obligation of the Borrower to repay the Pro Rata Share of such Bank of the Loan shall nevertheless be to that Bank and shall be deemed held by that Bank, for the account of such branch or affiliate.

         Section 2.4 Minimum Amount of Each Borrowing. Other than with respect to Standby Letter of Credit Loans, the aggregate principal amount of each Borrowing by the Borrower hereunder shall not be less than (i) in the case of a Prime Rate Loan, $500,000 (or, if less, the remaining balance of the Banks' Revolving Loan Commitments as applicable), and (ii) in the case of a Eurodollar Rate Loan or a CD Rate Loan, $3 million and, in either case, if greater, shall be in an integral multiple of $1 million above such minimum, provided that any Borrowing in excess of $10 million may be made without restriction as to an integral amount in excess of $10 million. Standby Letter of Credit Loans shall be in the amount provided for in the applicable Capital Expenditure Letter of Credit or Purchase Agreement Letter of Credit.

    Section 2.5    Notice of Borrowing; Roll-Over Borrowings.

         (a) Whenever the Borrower desires to make a Borrowing (including a Roll-Over Borrowing except as hereinafter provided, but excluding a Borrowing of a Swing Line Revolving Loan hereunder, it shall give the Agent at each of its offices located at 130 Liberty Street, New York, New York 10006 and 233 South Wacker Drive, Chicago, Illinois 60606 at least one Business Day's prior telex, telecopied or other written notice (or telephonic notice promptly confirmed in writing) (in any case given not later than 12:00 noon (New York time)) of each Prime Rate Loan, at least two Business Days' prior telex, telecopied or other written notice (or telephonic notice promptly confirmed in writing) (in any case given not later than 12:00 noon (New York time)) of each CD Rate Loan, and at least three Business Days' prior telex, telecopied or other written notice (or telephonic notice promptly confirmed in writing) (in any case given not later than 12:00 noon (New York time)) of each Eurodollar Rate Loan, to be made hereunder. Each such notice (each a "Notice of Borrowing") shall specify the aggregate principal amount of the Loans to be made pursuant to such Borrowing, the date of Borrowing (which shall be a Business
Day), whether the Loans being made pursuant to such Borrowing are to be Prime Rate Loans, CD Rate Loans or Eurodollar Rate Loans and the Interest Period to be applicable thereto. The Borrower shall be entitled to give only one Notice of Borrowing for any date; however, the Borrower shall be entitled to request three Borrowings (in addition to any Roll-Over Borrowings) on any date. No Notice of Borrowing need be given for any Roll-Over Borrowing with respect to Prime Rate Loans. The Agent shall promptly give each Bank telex notice, telecopy notice or other written notice (or telephonic notice promptly confirmed in writing), of each proposed Borrowing, of such Bank's proportionate share thereof and of the other matters covered by the Notice of Borrowing. Without in any way limiting the Borrower's obligation to confirm in writing any telephonic notice, the Agent may act without liability upon the basis of telephonic notice believed by the Agent in good faith to be from the Borrower prior to receipt of written confirmation, the Borrower hereby waiving the right to dispute the Agent's record of the terms of such telephonic Notice of Borrowing. Notwithstanding the foregoing, Borrowings constituting Standby Letter of Credit Loans shall not require notice by the Borrower other than as may be provided in the applicable Purchase Agreement Letter of Credit.

         (b) On the last day of an Interest Period for an outstanding Borrowing, the principal amount of the Loan repre-sented by such outstanding Borrowing shall be reborrowed (unless otherwise paid or prepaid) by the Borrower as a Roll-Over Borrowing of such a Type of Borrowing and having such an Interest Period as specified in the relevant Notice of Borrowing given pursuant to Section 2.5(a) or deemed given pursuant to
Section 2.5(c). Notwithstanding anything in this Agreement to the contrary, it is understood that Roll-Over Borrowings do not constitute either new borrowings or disbursements by the Banks of additional monies, the term "Roll-Over Borrowing" being used merely for convenience of definition and to denote changes in interest rates.

         (c) Unless the Borrower shall have given (i) the Agent a Notice of Borrowing requesting that Loans be made on any Interim Maturity Date, or (ii) the Agent written or telephonic notice (confirmed in writing) prior to 12:00 noon (New York time) on such Interim Maturity Date of the Borrower's intent not to incur Loans on such Interim Maturity Date, the Borrower shall be deemed to have requested that the Banks make Prime Rate Loans to the Borrower on such Interim Maturity Date. Such Prime Rate Loans deemed requested by the Borrower shall be in an aggregate principal amount equal to the aggregate principal amount of Loans made by the Banks maturing on such Interim Maturity Date.

         Section 2.6 Disbursement of Funds. No later than 1:00 P.M. (New York time) on the date specified in each Notice of Borrowing, each Bank will make available its Pro Rata Share of the Borrowing (except with respect to any Borrowing representing a Roll-Over Borrowing in which case each Bank will be deemed to have made available its Pro Rata Share of such Borrowing) requested to be made on such date in U.S. Dollars and in immediately available funds, at the office (the "Payment Office") of the Agent located at One Bankers Trust Plaza, New York, New York 10005 (for the account of such non-U.S. office of the Agent as the Agent may direct in the case of Eurodollar Rate Loans) and the Agent will transfer into an account of the Borrower maintained with the Agent the aggregate of the amounts so made available by the Banks. Unless the Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Agent such Bank's portion of the Borrowing to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date of Borrowing and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount (the Borrower being liable for interest hereunder only to the extent of funds actually placed in its account by the Agent). If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Borrower interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to the then applicable rate for Prime Rate Loans, CD Rate Loans or Eurodollar Rate Loans, as the case may be. Any amounts due hereunder to the Agent from the Banks which are not paid when due shall bear interest, from the date due until the date paid, at the Federal Funds Rate.

Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its Commitment hereunder or to prejudice any rights which the Borrower may have against the Bank as a result of any default by such Bank hereunder. No Borrowing (except for Roll-Over Borrowings) shall be permitted hereunder if the conditions set forth in Section 6.2 hereof are not satisfied before and after giving effect to such Borrowing.

         Section 2.7    Interest.

         (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Prime Rate Loan from the date the proceeds thereof are made available to the Borrower (whether pursuant to a new Borrowing or a Roll-Over Borrowing) until maturity (whether by acceleration or otherwise) of such Prime Rate Loan at a rate per annum which shall be the Prime Rate in effect from time to time plus a borrowing margin equal to one and one-half percent (1-1/2%) with respect to each Prime Rate Loan.

         (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each CD Rate Loan from the date the proceeds thereof are made available to the Borrower (whether pursuant to a new Borrowing or a Roll-Over Borrowing) until maturity (whether by acceleration or otherwise) of such CD Rate Loan at a rate per annum which shall be the relevant CD Rate plus a borrowing margin equal to two and five-eights percent (2-5/8%) with respect to each CD Rate Loan.

         (c) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Rate Loan from the date the proceeds thereof are made available to the Borrower (whether pursuant to a new Borrowing or a Roll-Over Borrowing) until maturity (whether by acceleration or otherwise) of such Eurodollar Rate Loan at a rate per annum which shall be the relevant Eurodollar Rate plus a borrowing margin equal to two and one-half percent (2-1/2%) with respect to each Eurodollar Rate Loan.

         (d) Overdue principal and (to the extent permitted by law) overdue interest in respect of each Loan shall bear interest, payable on demand, after as well as before judgment, at a rate per annum equal to 2% above the Prime Rate plus the Borrowing Margin applicable to Prime Rate Loans as set forth in paragraph (a) above (such rate of interest being the "Default Rate").

         (e) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof. Interest on Eurodollar Rate Loans shall be payable by the Borrower in arrears on the applicable Interim Maturity Date and in the case of an Interim Maturity Date in excess of one month at intervals of every month after the initial date of such Interest Period. Interest on CD Rate Loans shall be payable by the Borrower in arrears on the Interim Maturity Date and, in the case of an Interim Maturity Date in excess of 30 days, at intervals of 30 days after the initial date of such Interest Period. Notwithstanding the above, interest shall be payable on any amount prepaid or reborrowed, as the case may be, on the date of such prepayment or reborrowing, as the case may be, and upon final maturity of such Loan and after maturity, on demand. Interest on Prime Rate Loans shall be payable monthly in arrears on the last Business Day of each calendar month, on maturity and after maturity, on demand. Interest on all Loans shall be computed on the basis of a year consisting of 360 days and actual days elapsed.

         (f) The Agent, upon determining the Eurodollar Rate or the CD Rate for any Interest Period, shall promptly notify by telephone or in writing the Borrower and the other Banks thereof.

         (g) If any interest payment or other charge or fee payable hereunder exceeds the maximum amount then permitted by applicable law, the Borrower shall be obligated to pay the maximum amount then permitted by applicable law and the Borrower shall continue to pay the maximum amount from time to time permitted by applicable law until all such interest payments and other charges and fees otherwise due hereunder (in the absence of such restraint imposed by applicable law) have been paid in full.

         Section 2.8    Letters of Credit.

         (a) Subject to due satisfaction at the time of the applicable provisions of Article VI hereof, the Borrower may request, in accordance with this Section 2.8, that the Agent issue on behalf of the Banks commercial or standby letter(s) of credit for the account of the Borrower, and the Agent and the Banks agree that the Agent will issue such letter(s) of credit, provided that:

         (i) the Borrower shall not request the Agent to issue any letter of credit if, after giving effect to such issuance

              (A) the sum of the undrawn face amount of Revolving Loan Letters of Credit then outstanding would exceed $30 million, provided that at no time shall the sum of the undrawn face amounts of Revolving Loan Letters of Credit exceed the aggregate of the otherwise unborrowed Revolving Loan Commitments of the Banks then in effect, and

              (B) the sum of the undrawn face amount of the Purchase Agreement Letters of Credit and Capital
         Expenditure Letter of Credit and all Type A Advances then outstanding would exceed the aggregate of the Standby
         Letter of Credit Commitments of the Banks then in effect,

         (ii) in no event shall the Agent issue any letter of credit having an expiration date later than one year from the date of issuance; provided, however, that any such letter of credit may be renewable at the option of the Agent on an annual basis and provided further that in no event shall the Agent issue any letter of credit having an expiration date later than the Revolver Termination Date in the case of Revolving Loan Letters of Credit and the Standby Letter of Credit Loan Maturity Date in the case of Purchase Agreement Letters of Credit and the Capital Expenditure Letter of Credit, and

         (iii) in no event shall the Borrower request the issuance or renewal of any letter of credit if an Event of Default has occurred and is continuing.

The issuance of a letter of credit pursuant to this Section 2.8 shall be deemed to be a Borrowing (except that no interest shall accrue thereon) for purposes of, without limitation, the satisfaction of the conditions set forth in Article VI, and in the case of Revolving Loan Letters of Credit, shall reduce the aggregate amount then available to be borrowed pursuant to the Revolving Loan Commitments of the Banks then in effect by an amount equal to the undrawn face amounts of such Revolving Loan Letters of Credit.

         No Purchase Agreement Letter of Credit or Capital
Expenditure Letter of Credit (other than a replacement of or substitution for any such letter of credit), shall be issued after the date hereof.

         Immediately upon the issuance of each letter of credit, each Bank shall be deemed to, and hereby agrees to, have irrevocably purchased from the Agent a participation in such letter of credit and drawings thereunder in an amount equal to such Bank's Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder. Promptly following the issuance of each letter of credit, the Agent shall send a copy of such letter of credit to each Bank.

         Each letter of credit may provide that the Agent may (but shall not be required to) pay the beneficiary thereof upon the occurrence of an Event of Default and the declaration of the Notes as being immediately due and payable or, if payment is not then due to the beneficiary, provide for the deposit of funds in an account to secure payment to the beneficiary and that any funds so deposited shall be paid to the beneficiary of the letter of credit if conditions to such payment are satisfied or returned to the Agent (or, if all obligations under the letter of credit shall have been indefeasibly paid in full, to the Borrower) if no payment to the beneficiary has been made and the final date available for drawings under the letter of credit has passed. Each payment or deposit of funds by the Agent as provided in this paragraph shall be treated for all purposes of this Agreement as a drawing duly honored by the Agent under the related letter of credit.

         (b) Whenever the Borrower desires the issuance or renewal of a letter of credit, it shall deliver to the Agent a written notice no later than 12:00 noon (New York time) at least ten (10) days (or such shorter period as may be agreed to by the Agent in any particular instance) in advance of the earlier of
(i) the date, if any, by which the Agent is required to give the beneficiary notice of non-renewal pursuant to any particular letter of credit, or (ii) the proposed date of issuance or renewal. That notice shall specify the proposed date of issuance or renewal (which shall be a Business Day), the face amount of the letter of credit, the expiration date of the letter of credit and the name and address of the beneficiary. Prior to the date of issuance or renewal, the Borrower shall specify a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of the letter of credit, would require the Agent to make payment under the letter of credit; provided that the Agent, in its sole judgment, may require changes in any such documents and certificates; and provided further that each letter of credit shall provide that payment against a conforming draft is not required to be made thereunder prior to the close of business on the third Business Day following presentment of such draft. In determining whether to pay under any letter of credit, the Agent shall be responsible only to determine that the documents and certificates required to be delivered under that letter of credit have been delivered and that they comply on their face with the requirements of that letter of credit. The Borrower hereby requests that the Agent, until it shall receive written notice from the Borrower to the contrary, renew on an annual basis each of the Purchase Agreement Letters of Credit issued on March 29, 1988 and each of the Revolving Loan Letters of Credit outstanding on the date hereof and the Capital Expenditure Letter of Credit.

         (c) In the event of any request for drawing under any letter of credit by the beneficiary thereof, the Agent shall notify the Borrower and the Banks on or before the date which is two Business Days prior to the date on which the Agent intends to honor such drawing, and the Borrower shall reimburse the Agent on the day on which such drawing is honored in an amount in same day funds equal to the amount of such drawing, provided that, anything contained in this Agreement to the contrary notwithstanding (i) the Borrower shall be deemed to have given a Notice of Borrowing to the Agent for the Banks to make a Prime Rate Loan on the date on which such drawing is honored in an amount equal to the amount of such drawing, and (ii) subject to satisfaction or waiver of the conditions specified in Section
6.2 or Section 6.4, as applicable, the Banks shall, on the date of such drawing, make a Prime Rate Loan in the amount of such drawing, the proceeds of which shall be applied directly by the Agent for the amount of such drawing.

         (d) In the event that the Borrower shall fail to reimburse the Agent as provided in Section 2.8(c) in an amount equal to the amount of any drawing honored by the Agent under a letter of credit issued by it, the Agent shall promptly notify each other Bank of the unreimbursed amount of such drawing and of such Bank's respective participation therein. Each Bank shall make available to the Agent an amount equal to its respective participation in same day funds, at the office of the Agent specified in such notice not later than 1:00 P.M. (New York time) on the Business Day after the date notified by the Agent. In the event that any Bank fails to make available to the Agent the amount of such Bank's participation in such letter of credit as provided in this Section 2.8(d), the Agent shall be entitled to recover such amount on demand from the Bank together with interest at the customary rate set by the Agent for the correction of errors among banks for three Business Days and thereafter at the Federal Funds Rate. The Agent shall distribute to each other Bank which has paid all amounts payable by it under this Section 2.8(d) with respect to any letter of credit issued by the Agent such other Bank's Pro Rata Share of all payments received by the Agent from the Borrower in reimbursement of drawings honored by the Agent under such letter of credit when such payments are received.

         (e) The Borrower agrees to pay the Agent, monthly in arrears, for the benefit of the Banks a letter of credit fee for each Revolving Loan Letter of Credit, Purchase Agreement Letter of Credit and Capital Expenditure Letter of Credit, equal to two and one-half percent (2-1/2%) per annum of the undrawn face amount of such letter of credit available for drawing from time to time.

         The Borrower agrees to pay such other fees and amounts with respect to each letter of credit issued by the Agent which the Borrower has so agreed to pay and to pay such other fees which otherwise are mutually agreeable to the Borrower and to the Required Banks.

         (f) The obligation of the Borrower to reimburse the Agent for drawings made under the letters of credit issued by it shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

         (i) any lack of validity or enforceability of any letter of credit;

         (ii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary or any transferee of any letter of credit (or any persons or entities for whom any such transferee may be acting), the Agent or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transac-tion between Borrower or one of its Subsidiaries and the beneficiary for which the letter of credit was procured);

         (iii) any draft, demand, certificate or any other document presented under any letter of credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

         (iv) payment by the Agent under any letter of credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such letter of credit, provided that such payment does not consti-

    tute gross negligence or willful misconduct of the Agent as finally determined by a court of competent jurisdiction;

         (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

         (vi) the fact that an Event of Default shall have occurred and be continuing.

         (g) If by reason of (A) any change in applicable law, regulation, rule, decree or regulatory requirement or any change in the interpretation or application by any judicial or regulatory authority of any law, regulation, rule, decree or regulatory requirement, or (B) compliance by the Agent or any of the Banks with any direction, request or requirement (whether or not having the force of law) of any governmental or monetary authority including, without limitation, Regulation D:

         (i) the Agent or any Bank shall be subject to any tax, levy, charge or withholding of any nature or to any variation thereof or to any penalty with respect to the maintenance or fulfillment of its obligations under this Section 2.8, whether directly or by such being imposed on or suffered by the Agent or such Bank;

         (ii) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any letters of credit issued by the Agent under this Section 2.8 and participated in by the Banks; or

         (iii) there shall be imposed on the Agent any other condition regarding any letter of credit issued pursuant to this Section 2.8;

and the result of the foregoing is to directly or indirectly increase the cost to the Agent or any Bank of issuing, making or maintaining any letter of credit, or to reduce the amount receivable in respect thereof by the Agent or any Bank, then and in any case the Agent may, and at the request of any affected Bank, shall, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify the Borrower and the Borrower shall pay within two (2) Business Days of such notification such amounts as the Agent may specify to be necessary to compensate the Agent or any Bank for such additional cost or reduced receipt, together with interest on such amount from the date demanded until payment in full thereof at a rate equal at all times to the Default Rate. The determination by the Agent or any affected Bank, as applicable, of any amount due pursuant to this Section 2.8(g) as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest error, be final and conclusive and binding on all of the parties hereto. The Borrower's obligations under this Section 2.8(g) shall survive payment in full of the Notes and termination of this Agreement.

         (h) In addition to amounts payable as elsewhere provided in this Section 2.8 the Borrower hereby agrees to protect, indemnify, pay and save the Agent and the Banks harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) which the Agent and the Banks may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any letters of credit, other than as a result of the gross negligence or willful misconduct of the Agent or any Bank as determined by a court of competent jurisdiction, or (ii) the failure of the Agent to honor a drawing under any letter of credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Government Acts").

         As between (1) the Borrower, and (2) the Agent and the Banks, the Borrower assumes all risks of the acts and omissions of, or misuse of any letters of credit issued by the Agent by, the respective beneficiaries of such letters of credit. In furtherance and not in limitation of the foregoing, neither the Agent nor any of the Banks shall be responsible:

         (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of such letters of credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

         (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such letter of credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

         (iii) for failure of the beneficiary of any such letter of credit to comply fully with conditions required in order to draw upon such letter of credit;

         (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;

         (v)  for errors in interpretation of technical terms;

         (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such letter of credit or of the proceeds thereof;

         (vii) for the misapplication by the beneficiary of any such letter of credit of the proceeds of any drawing under such letter of credit; and

         (viii) for any consequences arising from causes beyond the control of the Agent including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of any of the Agent's rights or powers hereunder.

         In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Agent under or in connection with the letters of credit issued by it or the related certificates, if taken or omitted in good faith, shall not put the Agent under any resulting liability to Borrower.

         Notwithstanding anything to the contrary contained in this Section 2.8(h), the Borrower shall have no obligation to indemnify the Agent in respect of any liability incurred by the Agent arising solely out of the gross negligence or willful misconduct of the Agent, as determined by a court of competent jurisdiction, or out of the wrongful dishonor by the Agent of a proper demand for payment made under the letters of credit issued by it. The Borrower's obligations under this Section 2.8(h) shall survive the repayment in full of the Notes and the termination of this Agreement.

         (i) Any monies required to be paid by the Borrower by either of Sections 3.1 or 3.2 with respect to the amount by which the aggregate undrawn face amount of the Revolving Loan Letters of Credit plus the Revolving Loans outstanding exceeds the aggregate of the Revolving Loan Commitments of the Banks or the amount by which the aggregate undrawn face amount of Purchase

Agreement Letters of Credit and the Capital Expenditure
Letter of Credit exceeds the aggregate of the Standby Letter of Credit Commitments of the Banks, shall be held in trust by the Agent for the Banks and such funds shall be used to reimburse the Banks to the extent of draws by the beneficiaries on outstanding Revolving Loan Letters of Credit, Purchase Agreement Letters of Credit and the Capital Expenditure Letter of Credit or shall be refunded to the Borrower to the extent that such letters of credit expire without having been renewed and have not been drawn upon by the beneficiaries thereof; provided, however, that any funds held in such account shall be invested by the Agent (to the extent the Agent is able to do so) on behalf of the Borrower at the direction of the Borrower in Permitted Investments selected by the Borrower and having a maturity selected by the Borrower with the approval of the Agent. Any such investments shall be held by the Agent or under the control of the Agent. The interest accruing on such investments and any profits realized from such investments shall be, after giving effect to the reimbursement of the Banks for draws under letters of credit as provided for above, paid to the Borrower; provided that any loss resulting from such investments shall be charged to and be payable by the Borrower within two
(2) Business Days after demand by the Agent.

         Section 2.9    Interest Periods.

         (a) At the time it gives any Notice of Borrowing, the Borrower shall have the right to elect, by giving the Agent written notice, the interest period (each an "Interest Period") applicable to any Eurodollar Rate Loan and CD Rate Loan, which Interest Period shall, at the option of the Borrower (i) in the case of Eurodollar Rate Loans be a one, two, three, four or six month period, and (ii) in the case of CD Rate Loans be a 30, 60, 90, 120 or 180 day period, provided that:

         (A) the Interest Period for any Loan shall commence on the date of such Borrowing and each Interest Period occurring thereafter with respect to such Loan shall commence on the day on which the next preceding Interest Period expires;

         (B) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided, however, that if any Interest Period with respect to a Eurodollar Rate Loan would otherwise expire on a day which is not a Business Day and after which no Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and

         (C) no Interest Period shall extend beyond the Term Loan
    Maturity Date, the Revolver Termination Date, or the Standby
    Letter of Credit Loan Maturity Date, as the case may be.

The Interest Period applicable to Prime Rate Loans shall be the period ending on the date on which such Prime Rate Loan is repaid or, pursuant to a Notice of Borrowing in accordance with
Section 2.5, the Prime Rate Loan is converted into a Eurodollar Rate Loan or CD Rate Loan.

         (b) If the Borrower has selected an Interest Period with respect to a CD Rate Loan or a Eurodollar Rate Loan which extends beyond a date on which the Borrower is required to make a prepayment of principal in respect thereof as a result of a mandatory prepayment pursuant to Section 3.6, the Borrower shall be deemed to have selected, with respect to the amount to be repaid, an Interest Period which will expire on or prior to the date on which such amount is required to be paid (the "Interest Period Termination Date"). For the period, if any, commencing on the Interest Period Termination Date and ending on the date on which such prepayment is required to be made, the Borrower shall be deemed to have reborrowed the CD Rate Loan or Eurodollar Rate Loan, as the case may be, to the extent of the amount to be repaid, as a Prime Rate Loan. The remainder, if any, of such CD Rate Loan or Eurodollar Rate Loan, as the case may be, shall have the same Interest Period as if no mandatory prepayment was made during such Interest Period.

         Section 2.10   Increased Costs, Illegality, etc.

         (a)  In the event that any Bank shall have determined
(which determination shall, absent manifest error, be final and conclusive and binding upon all parties):

         (i) on any date for determining the Eurodollar Rate or CD Rate for any Interest Period, that by reason of any changes arising after the date of this Agreement affecting the Interbank Eurodollar market or the secondary certificate of deposit market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate or CD Rate, as the case may be; or

         (ii) at any time, that by reason of (A) any change since the date of this Agreement in any applicable law or govern-mental rule, regulation, guideline or order (or any official interpretation thereof and including the introduction of any new law or governmental rule, regulation, guideline or order), and/or (B) in the case of Eurodollar Rate Loans or CD Rate Loans, other circumstances affecting such Bank, the Interbank Eurodollar market or the secondary certificate of deposit market or the position of such Bank in the relevant market (such as, for example but not limited to, a change in official reserve requirements, but excluding reserve requirements which have been included in calculating the CD Rate or the Eurodollar Rate for a given Interest Period) shall subject any

    Bank to any tax, duty or other charge with respect to its CD Rate Loans or Eurodollar Rate Loans or its Notes or shall change the basis of taxation of payments to any Bank (or its applicable lending office) of the principal of or interest on its CD Rate Loans or Eurodollar Rate Loans or any other amounts due under this Agreement with respect to its CD Rate Loans or Eurodollar Rate Loans (except for changes in the rate of tax on the overall net income of such Bank or its applicable lending office imposed by the jurisdiction in which such Bank's principal executive office or lending office is located) such that the CD Rate, or the Eurodollar Rate, as the case may be, shall not represent the effective cost to such Bank for funding or maintaining the affected CD Rate Loan or Eurodollar Rate Loan; or

         (iii) at any time, that the making or continuance of any CD Rate Loan or Eurodollar Rate Loan has become unlawful by compliance by such Bank in good faith with any law, govern-

    mental rule, regulation, guideline or order, or has become impracticable as a result of a contingency occurring after the date of this Agreement; or

         (iv) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Loans or commitments to make Loans (but excluding reserve requirements which have been included in calculating any interest rate with respect thereto);

then and in any such event, the Bank shall on such date give notice (by telephone confirmed in writing) to the Borrower and to the Agent of such determination (which notice the Agent shall promptly transmit to each of the other Banks). Thereafter (A) in the case of clauses (i) and (ii), the Borrower shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as the Bank in its sole discretion shall determine) as shall be required to cause such Bank to receive interest with respect to (x) its affected Eurodollar Rate Loan at a rate per annum which shall be an amount equal to the applicable Borrowing Margin then in effect in excess of the effective cost to the Bank to make or maintain such Eurodollar Rate Loan, and (y) its affected CD Rate Loan, at a rate per annum which shall be an amount equal to the applicable Borrowing Margin then in effect in excess of the effective cost to the Bank to make or maintain such CD Rate Loan (in the case of (x) and (y) a written notice as to additional amounts owed such Bank, showing the basis for such calculation thereof, shall be given to the Borrower by such Bank and shall, absent manifest error, be final and conclusive and binding on all of the parties hereto), and (B) in the case of clause (iii) the Borrower shall take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by law.

        (b) At any time that any of its CD Rate Loans or Eurodollar Rate Loans are affected by the circumstances described in Section 2.10(a), the Borrower may (and in the case of a CD Rate Loan or Eurodollar Rate Loan affected pursuant to
Section 2.10(a)(iii) shall) either (i) if the affected CD Rate Loans or Eurodollar Rate Loans are being made pursuant to a Borrowing, withdraw the related Notice of Borrowing by giving the Agent telephonic (confirmed in writing) notice thereof on the same date that the Borrower was notified by the Bank pursuant to Section 2.10(a), or (ii) if the affected CD Rate Loan or Eurodollar Rate Loan or Loans are then outstanding, reborrow each CD Rate Loan or Eurodollar Rate Loan so affected (after the maturity thereof) as a Prime Rate Loan or Loans provided that if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 2.10(b).

         (c) Promptly after giving any notice to the Borrower pursuant to Section 2.10(a), any Bank giving such notice will use its best efforts to take such action, including the designation of one of its offices located at an address other than that set forth in Section 9.3 as the office from which any of its Pro Rata Share of any Borrowings will be made after such designation, as may be necessary to avoid the need for, or reduce the amount of, any payment to which such Bank would otherwise be entitled pursuant to Section 2.10(a), provided that such action will not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank.

         (d) Without limiting the foregoing, in the event that any Bank shall have determined that the adoption of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, or any change therein or in the interpretation or application thereof, or compliance by any Bank or any corporation controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction, does or shall have the effect of increasing the amount of capital required to be maintained by such Bank or such corporation (including, without limitation, with respect to any Bank's Commitment), then the Borrower shall from time to time, within five Business Days after written notice and demand from such Bank (with a copy to the Agent), pay to the Agent, for the account of such Bank, additional amounts sufficient to compensate such Bank for the cost of such additional required capital to the extent not otherwise reflected in the calculation of the Prime Rate, CD Rate and the Eurodollar Rate, as applicable. A certificate as to the amount of such cost, submitted to the Borrower and the Agent by such Bank, shall, absent manifest error, be final, conclusive and binding for all purposes, such certificate to be prepared in good faith and to set forth in reasonable detail a reasonable basis for the calculation of such amount.

         (e) The Borrower's obligations under this Section 2.10 shall survive the payment in full of the Notes and the termination of this Agreement.

         Section 2.11 Compensation. The Borrower shall compensate each Bank, upon its written request (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by such Bank to lenders of funds borrowed by it to make or carry its CD Rate Loans or Eurodollar Rate Loans to the extent not recovered by the Bank in connection with the re-employment of such funds and including the compensation payable by such Bank to a Person to which the Bank has participated all or a portion of such Borrowing) and any loss sustained by such Bank in connection with the re-employment of such funds (including, without limitation, a return on such re-employment that would result in such Bank receiving less than it would have received had such CD Rate Loan or Eurodollar Rate Loan remained outstanding until the last day of the Interest Period applicable to such CD Rate Loans or Eurodollar Rate Loans) which the Bank may sustain as a result of: (i) for any reason (other than a default by such Bank or the Agent) a Borrowing of CD Rate Loans or Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing (whether or not withdrawn); (ii) any payment, prepayment or reborrowing of any of its CD Rate Loans or Eurodollar Rate Loans occurring for any reason whatsoever on a date which is not the last day of an Interest Period applicable thereto; (iii) any prepayment of any of its CD Rate Loans or Eurodollar Rate Loans not being made on the date specified in a notice of payment given by the Borrower; or (iv) (A) any other failure by the Borrower to repay its CD Rate Loans or Eurodollar Rate Loans when required by the terms of this Agreement or (B) an election made by the Borrower pursuant to Section 2.10(b); provided, however, that so long as no Event of Default has occurred and is continuing, the Borrower shall not incur any liability under this Section 2.11 in the event that the action by the Borrower which would otherwise require compensation of any Bank was taken at the written request or demand of any Bank or the Agent.

         Section 2.12 Responsibility for Making Loans. No Bank shall be responsible for any default by any other Bank in its obligation to make Loans hereunder and each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to fulfill its Commitment hereunder.

         Section 2.13   Swing Line Revolving Loans.

         (a)  Swing Line Revolving Loan Commitment.  Subject to
the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Borrower set forth herein and in the other Loan Documents, Swing Line Revolving Lender hereby agrees to make a portion of the total Revolving
Loan Commitments of the Banks available to the Borrower at any time and from time to time and prior to the Revolver Termination Date upon notice as set forth in Section 2.13(b) below in an aggregate principal amount of up to $25 million by making Swing Line Revolving Loans, notwithstanding the fact that the amount of such Swing Line Revolving Loans, when aggregated with Swing
Line Revolving Lender's outstanding Revolving Loans and its Pro Rata Share of the aggregate undrawn face amount of Revolving
Loan Letters of Credit, may exceed Swing Line Revolving Lender's
Revolving Loan Commitment in effect from time to time.   Swing
Line Revolving Lender's commitment to make Swing Line Revolving Loans pursuant to this Section 2.13(a) is herein called its "Swing Line Revolving Commitment." In no event shall the aggregate principal amount of Swing Line Revolving Loans outstanding at any time exceed the Swing Line Revolving
Commitment and in no event shall the sum of the aggregate principal amount of Revolving Loans, the aggregate undrawn face amount of Revolving Loan Letters of Credit and the aggregate principal amount of Swing Line Revolving Loans outstanding at any one time exceed the total Revolving Loan Commitments of all the Banks. In no event shall the Swing Line Revolving
Commitment exceed the total Revolving Loan Commitments of all the Banks, and any reduction of the total Revolving Loan Commitments which reduces the total Revolving Loan Commitments below the then current amount of the Swing Line Revolving Commitment shall result in an automatic corresponding reduction of the Swing Line Revolving Commitment to the amount of the total Revolving Loan Commitments as so reduced, without any further action on the part of Swing Line Revolving Lender.
Swing Line Revolving Lender's Swing Line Revolving Commitment shall expire on the Revolver Termination Date and all Swing Line Revolving Loans shall be paid in full no later than the Revolver Termination Date.

         Amounts borrowed under this Section 2.13(a) may be repaid and reborrowed provided that no amounts may be reborrowed on or after the Revolver Termination Date. All Swing Line Revolving Loans shall be made as Prime Rate Loans and shall not be entitled to be converted into CD Rate Loans or Eurodollar Rate Loans.

         (b) Notice of Borrowing. Subject to Section 2.13(a), whenever the Borrower desires to borrow under this Section 2.13, it shall deliver to the Agent a notice of borrowing (a "Swing
Line Revolving Notice of Borrowing") no later than 12:00 noon
(New York time) on the proposed Borrowing date (which shall be a Business Day). The Swing Line Revolving Notice of Borrowing shall specify the amount of the proposed Swing Line Revolving
Loan. In lieu of delivering the above-described Swing Line Revolving Notice of Borrowing, the Borrower may give the Agent telephonic notice by the required time of any proposed Borrowing under this Section 2.13, provided, that such notice shall be promptly confirmed in writing by delivery of a Swing Line
Revolving Notice of Borrowing to the Agent on or prior to the proposed Borrowing date of the requested Swing Line Revolving Loan.

         Neither the Agent nor Swing Line Revolving Lender shall incur any liability to the Borrower in acting upon any telephonic notice referred to above which the Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of the Borrower or for otherwise acting in good faith under this Section 2.13(b) and, upon the making of Swing Line Revolving Loans by Swing Line Revolving Lender in accordance with this Agreement pursuant to any telephonic notice, the Borrower shall be deemed to have borrowed Swing Line Revolving Loans hereunder.

         Each Swing Line Revolving Notice of Borrowing given pursuant to this Section 2.13 shall be deemed a representation that, if such Borrowing is an Initial Borrowing, this Agreement has become effective in accordance with Section 6.2 hereof, and if such Borrowing is not an Initial Borrowing, that all conditions to such Borrowing set forth in Section 6.4 shall have been complied with.

         (c) Disbursement of Funds. Promptly after receipt of a Swing Line Revolving Notice of Borrowing pursuant to Section 2.13(b) (or telephonic notice in lieu thereof), the Agent shall notify Swing Line Revolving Lender of the proposed Borrowing. Swing Line Revolving Lender shall make the amount of its Swing Line Revolving Loan available to the Agent, in same day funds, at the Payment Office not later than 1:00 P.M. (New York time) on the Borrowing date. Provided this Agreement has become effective in accordance with Section 6.2 hereof (if such Borrowing is an Initial Borrowing) and that the conditions precedent specified in Section 6.4 have been satisfied or waived (if such Borrowing is not an Initial Borrowing), the Agent shall make the proceeds of such Swing Line Revolving Loans available to the Borrower on such Borrowing date by causing an amount of same day funds equal to the proceeds of all such Loans received by Agent at the Payment Office located in New York, New York, to be credited to the account of the Borrower at such office of the Agent.

         (d) Participation by Banks. Swing Line Revolving Lender, at any time in its sole and absolute discretion may, and after seven Business Days shall, on one Business Day's notice, require each Bank, including Swing Line Revolving Lender, to purchase from Swing Line Revolving Lender a participation in such Swing Line Revolving Loan, and each Bank hereby agrees to and shall be deemed to have irrevocably purchased from Swing Line Revolving Lender, such participation in an amount equal to such Bank's Pro Rata Share (such Pro Rata Share to be determined, for purposes of this subsection
(d), with respect to each Bank's Revolving Loan Commitment) of the amount of the Swing Line Revolving Loans. Each Bank's participation in the amount of the Swing Line Revolving Loan shall be purchased through the making of a Prime Rate

Revolving Loan by such Bank in an amount equal to such Bank's Pro Rata Share of the amount of such Swing Line Revolving Loan and for which the Borrower shall be deemed to have given a Notice of Borrowing pursuant to Section 2.6; provided, however, that in no event shall any Bank be required to purchase a participation in a Swing Line Revolving Loan if such Bank's Pro Rata Share of the amount of such Swing Line Revolving Loan plus its outstanding Revolving Loans, its Pro Rata Share of all other Swing Line Revolving Loans outstanding and its Pro Rata Share of the aggregate undrawn face amount of Revolving Loan Letters of Credit outstanding would exceed such Bank's Revolving Loan Commitment. In the event that such purchases are made by Banks other than Swing Line Revolving Lender under the two immediately preceding sentences, each such Bank shall make available to Swing Line Revolving Lender an amount equal to its respective participation in same day funds, at the office of Swing Line Revolving Lender located at One Bankers Trust Plaza, New York, New York, not later than 1:00 P.M. (New York time) on the Business Day after the date notified by Swing Line Revolving Lender. Each Bank which purchases such a participation shall be deemed to have the same rights of set-off and obligation to share pursuant to
Section 9.7 as it would have had if it were an assignee of Swing Line Lender hereunder. In the event that any Bank fails to make available to Swing Line Revolving Lender the amount of such Bank's participation in such Swing Line Revolving Loan as provided in this Section 2.13(d), Swing Line Revolving Lender shall be entitled to recover such amount on demand from such Bank together with interest at the Federal Funds Rate. The Borrower authorizes the Agent to, upon one day's prior written or telephone notice, charge the Borrower's accounts with the Agent (up to the amount available in each such account) in order immediately to pay Swing Line Revolving Lender the amount of such participations to the extent amounts received from the Banks, including amounts deemed to be received from Swing Line Revolving Lender, are not sufficient to repay in
full such Swing Line Revolving Loans.   Each Bank's obligation
to purchase the participation referred to in this Section 2.13(d) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation:

         (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against Swing Line
    Revolving Lender, the Borrower or any other Person for any reason whatsoever;

         (ii)  the occurrence or continuance of an Unmatured
    Event of Default or an Event of Default;

         (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any of its Subsidiaries;

         (iv) any breach of this Agreement by the Borrower or any other Bank;

         (v) the failure to satisfy any of the conditions set forth in Section 6.2 (if such Borrowing is an Initial
    Borrowing) or any of the conditions set forth in Section 6.4
    (if such Borrowing is not an Initial Borrowing); or

         (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

         A copy of each notice given by Swing Line Revolving Lender to the Banks in respect of any Swing Line Revolving Loan pursuant to the immediately preceding paragraph shall be promptly delivered by Swing Line Revolving Lender to the Borrower.

         (e) Register.

         (i) The Agent shall record in a register (the "Swing Line Revolving Register") the Swing Line Revolving Loan Commitment from time to time of Swing Line Revolving Lender, the Swing Line Revolving Loans made by Swing Line Revolving Lender and each repayment with respect to the principal amount of the Swing Line Revolving Loans of Swing Line Revolving Lender. Any such recordation shall be conclusive, absent manifest error.

         (ii) Swing Line Revolving Lender will record on its internal records the amount of each Swing Line Revolving Loan made by it and each payment in respect thereof. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's obligation in respect of such Swing Line Revolving Loan. Any such recordation shall be conclusive, absent manifest error.

         (iii) In the event of any discrepancy between amounts recorded in the Swing Line Revolving Register and amounts recorded in the internal records of Swing Line Revolving Lender, the amounts recorded in the Swing Line Revolving Register shall be conclusive, absent manifest error.


                                ARTICLE III

             TERMINATION OF COMMITMENTS, PREPAYMENTS AND FEES

         Section 3.1 Mandatory Reduction of the Revolving Loan Commitments. If at any time the sum of the aggregate principal amount of the Revolving Loans plus the aggregate undrawn face amount of Revolving Loan Letters of Credit plus the aggregate outstanding Swing Line Revolving Loans exceeds the aggregate of the Revolving Loan Commitments of the Banks then in effect, the Borrower shall immediately prepay the Amended Revolving Notes in an aggregate principal amount, together with such additional amount as may be necessary, equal to such excess. If an Event of Default shall have occurred and if pursuant to Section 7.1 the Total Maximum Commitment is terminated or the Notes become immediately due and payable, the Revolving Loan Commitment of each Bank shall be automatically suspended and no Bank shall thereafter have any obligation to make any additional Revolving Loans until such time, if ever, as all Banks shall have agreed to waive such Event of Default.

         Section 3.2 Mandatory Reduction of the Standby Letter of Credit Commitments. The aggregate of the Standby Letter of Credit Commitments of the Banks hereunder shall be automatically reduced to the amounts and on the dates indicated on Schedule 3.2, in each case without any action on the part of or the giving of notice to the Borrower by the Banks. If at any time the sum of the aggregate principal amount of the Standby Letter of Credit Loans plus the aggregate undrawn face amount of Purchase Agreement Letters of Credit and the Capital Expenditure Letter of Credit exceeds the aggregate of the Standby Letter of Credit Commitments of the Banks then in effect, the Borrower shall immediately prepay the Amended Standby Letter of Credit Notes in an aggregate principal amount, together with such additional amount as may be necessary, equal to such excess or, with respect to the Purchase Agreement Letters of Credit, deposit with the trustee for the 1974 IRB sufficient cash collateral to permit the release to the Agent of the 1974 IRB Letter of Credit. If an Event of Default shall have occurred and if pursuant to Section 7.1 the Total Maximum Commitment is terminated or the Notes become immediately due and payable, the Standby Letter of Credit Commitment of each Bank shall be automatically reduced to $0.

         Section 3.3 Voluntary Reduction of the Commitments. The Borrower (or such Person as is designated in writing by the Borrower to the Banks) shall have the right, upon at least five (5) Business Days' prior written notice to the Banks, without premium or penalty, to reduce or terminate the unutilized portion of the Total Maximum Commitment, in whole at any time or in part from time to time, in a minimum amount of $5 million (unless the Total Maximum Commitment at such time is less than $5 million, in which case, in an amount equal to the Total Maximum Commitment at such time) and, if such reduction is greater than $5 million, in an integral multiple of $1 million, provided that any such reduction shall apply proportionately to the Maximum Commitment of each of the Banks and, within each such Maximum Commitment, at the discretion of the Borrower, as to the Revolving Loan Commitments and Standby Letter of Credit Commitments. The Total Maximum Commitment shall not be so reduced below the aggregate principal amount of outstanding Revolving Loan Letters of Credit, Purchase Agreement Letters of Credit and

Capital Expenditure Letter of Credit pursuant to Section 2.8 (calculated on the basis of undrawn face amounts), and the aggregate outstanding principal balance of Prime Rate Loans, CD Rate Loans and Eurodollar Rate Loans prior to the last day of the applicable Interest Period with respect thereto.

         Section 3.4 Voluntary Prepayments. The Borrower may prepay or repay, as the case may be, the Amended Term Notes and/or the Amended Standby Letter of Credit Notes in whole at any time or in part from time to time, as hereinafter provided, without penalty or premium. Any partial prepayment or repayment of the Amended Term Notes and/or the Amended Standby Letter of Credit Notes pursuant to this Section 3.4 shall be in a minimum aggregate amount of $5 million and in integral multiples of $1 million above such minimum; provided that the Borrower shall prepay or repay CD Rate Loans and Eurodollar Rate Loans incurred in connection with any portion of the Amended Term Notes and/or the Amended Standby Letter of Credit Notes (and the Loans evidenced thereby) being repaid in accordance with the provisions of Section 2.11. The Borrower shall irrevocably give notice (by telex, telegram or telecopier, or by telephone (confirmed in writing promptly thereafter)) to the Agent (which shall promptly advise each other Bank) of each proposed prepayment or repayment hereunder, prior to 12:00 noon (New York time) on the second Business Day prior to the proposed prepayment or repayment date (or the first Business Day in the case of Prime Rate Loan repayments or prepayments), which notice shall specify the proposed prepayment or repayment date (which shall be a Business Day) and the aggregate principal amount of the proposed prepayment or repayment.

         Section 3.5    Repayments of Amended Revolving Notes.

         (a) The Borrower may repay the Amended Revolving Notes in whole at any time or in part from time to time, as hereinafter provided, without penalty or premium; provided that the Borrower shall repay CD Rate Loans and Eurodollar
Rate Loans incurred in connection with Revolving Loans being repaid in accordance with the provisions of Section 2.11. The Borrower shall irrevocably give notice (by telex, telegram or telecopier, or by telephone (confirmed in writing promptly thereafter)) to the Agent (which shall promptly advise each other Bank) of each proposed repayment hereunder, prior to 12:00 noon (New York time) on the second Business Day prior to the proposed prepayment or repayment date (or the first
Business Day in the case of Prime Rate Loan repayments), which notice shall specify the proposed repayment date (which shall be a Business Day) and the aggregate principal amount of the proposed repayment.

         (b) All repayments of principal made by the Borrower pursuant to this Section 3.5 shall be applied (i) first to the payment of the outstanding principal amount of the Swing Line

Revolving Loans and second to the payment of the outstanding principal amount of the Revolving Loans, (ii) with respect to the Revolving Loans, first to the payment of Prime Rate Loans, second to the payment of CD Rate Loans and third to the payment of Eurodollar Rate Loans, and (iii) within each of the CD Rate Loans and Eurodollar Rate Loans in the order of maturity of the applicable Interest Periods.

         Section 3.6    Mandatory Prepayments.

         (a) If the Borrower or any of its Subsidiaries receives any proceeds (whether in cash or securities) attributable to the sale of an asset (other than inventory sold in the ordinary course or the sales of Accounts Receivable permitted by Section 5.2(m)(ii) yielding Net Cash Proceeds in excess of $3 million or to a series of related transactions yielding Net Cash Proceeds in excess of $3 million, then the Borrower shall prepay the Notes promptly (but in any event within five Business Days) to the extent such Net Cash Proceeds are in excess of $3 million, such prepayments shall be applied as required by Section 3.8.


         For purposes hereof, "Net Cash Proceeds" means the excess, if any, of:

         (i) the gross cash proceeds received by Borrower and its Subsidiaries from the sale or disposition of any asset plus, as and when received, all cash payments received subsequent to such sale or disposition representing any deferred portion of the purchase price therefor, over

         (ii) as reflected in a certificate of a Responsible Officer delivered to the Agent in connection therewith, the sum of (A) a reasonable reserve for any liabilities payable incident to such sale or disposition, (B) a reasonable reserve for the after-tax cost of indemnification payments (fixed or contingent) attributable to seller's indemnities to the purchaser undertaken by Borrower or its Subsidiaries in connection with such sale or disposition, (C) the direct costs and expenses incurred by Borrower and/or its Subsidiaries in connection with such sale or disposition,
    (D) all payments actually made on any Indebtedness which is secured by the assets subject to such sale or disposition which is required to be repaid out of the proceeds from such sale or disposition, and (E) actual tax payments made or to be made in connection with such sale or disposition.

For the purposes of determining the amount of indemnification payments pursuant to the immediately preceding clause (ii)(B) above, payments that by the terms of the indemnities involved will not, under any circumstances, be made prior to June 30, 2000 shall be disregarded.

         (b) Not later than December 31st of each year, commencing with December 31, 1995 (or, if the first Excess Cash Flow Period does not occur until after 1995, commencing with December 31 of the year in which the first Excess Cash Flow Period occurs), the Borrower shall provide the Agent with a schedule setting forth the computation of Excess Cash Flow for the most recent Fiscal Year then ended and shall prepay the Term Loans by an amount equal to the amount of such Excess Cash Flow. Such prepayment shall be applied to the Loans as required by Section 3.8(b).

         (c) Prepayments made pursuant to this Section 3.6, pursuant to Section 5.1(i), pursuant to Section 5.2(k)(ii) or pursuant to Section 5.2(l) shall be treated according to
Section 3.7 to the extent that they are to be applied to CD Rate Loans or Eurodollar Rate Loans for which the relevant Interest Period has not expired at the time of prepayment and shall be treated according to Section 3.8(b) for determining the order of the application of such prepayments to the Loans.

         Section 3.7 Other Provisions With Respect to the Notes. Except as otherwise provided herein, no prepayment of a CD Rate Loan or Eurodollar Rate Loan shall be made prior to the end of the applicable Interest Period for such Loan. Subject to the obligations of the Agent provided for in this Section, any monies otherwise required to be used to prepay such CD Rate Loan or Eurodollar Rate Loan and which cannot be so applied because the relevant Interest Period for such CD Rate Loan or Eurodollar Rate Loan has not expired (the "Deposited Monies") shall until the end of the applicable Interest Period when the Deposited Monies shall be applied to make such prepayment, be held in trust by the Agent for the Banks in an interest-bearing account and the Borrower shall have no right to or interest in such funds and such funds shall be used to prepay such CD Rate Loan or Eurodollar Rate Loan at the end of the applicable Interest Period; provided, however, that any funds held in such account shall be invested by the Agent (to the extent the Agent is able to do so) on behalf of the Borrower at the direction of the Borrower in Permitted Investments selected by the Borrower and having a maturity not exceeding the Business Day prior to the end of the relevant Interest Period. Interest on the applicable Notes shall continue to accrue until the Deposited Monies are applied to the prepayment thereof. Any such investments shall be held by the Agent or under the control of the Agent. The interest accruing on such investments and any profits realized from such investments shall be, after giving effect to such prepayment of such Loans with the Deposited Monies, paid to the Borrower; provided that any loss resulting from such investments shall be charged to and be immediately payable by the Borrower upon demand of the Agent. A prepayment so made by the Agent from such Deposited Monies shall be treated as a prepayment by the Borrower pursuant to Section 3.4 or 3.5 and shall be otherwise governed by such Sections.

         Notwithstanding the foregoing, the Borrower may, by written notice delivered to each of the Banks, request that any prepayment which would otherwise be subject to the terms of Section 3.7 be used to prepay the CD Rate Loans or Eurodollar Rate Loans, as applicable, prior to the end of the applicable Interest Period. In such case, upon such prepayment, the Borrower agrees to pay any and all fees, costs and expenses of the Banks incurred pursuant to such prepayment in accordance with Section 2.11 hereof.

         Section 3.8    Order of Prepayments and Payments.

         (a) All prepayments of principal made by the Borrower pursuant to Section 3.4, Section 3.6, Section 5.1(i),
Section 5.2(k)(ii), or Section 5.2(l) shall be applied:

         (i) to the payment of the unpaid principal amount of the Term Loan and Type A Advances then outstanding pro rata as a pro rata reduction to each installment of principal of the Term Loan and all Type A Advances remaining unpaid;

         (ii) within the Term Loan and Type A Advances (but subject to the requirements of clause (i) immediately foregoing), first to the payment of Prime Rate Loans, second to the payment of CD Rate Loans and third to the payment of Eurodollar Rate Loans; and

         (iii) within each of the CD Rate Loans and Eurodollar
    Rate Loans (but also subject to the requirements of clause
    (ii) hereof), in the order of the maturities of the applicable Interest Periods.

         (b) All regular installment payments of principal on the Notes shall be applied (i) first to the payment of Prime Rate Loans, second to the payment of CD Rate Loans and third to the payment of Eurodollar Rate Loans, and (ii) within each of the CD Rate Loans and Eurodollar Rate Loans, in the order of the maturities of the applicable Interest Periods.

         (c) Notwithstanding anything else to the contrary contained herein, payments made within ten (10) Business Days prior to the due date of an installment of principal on any Note or Notes, to the extent that the amount of such payment is equal to or less than the amount of such regular installment payment coming due within such ten (10) Business Day period, shall be applied to the next regular installment payment of principal due on such Note or Notes in accordance with paragraph (d) above, and any excess of such payment over the amount of the regular installment payment of principal due on such Note or Notes shall be treated for all purposes as a prepayment of principal hereunder and applied as provided for in paragraph (a) above.

         Section 3.9    Commitment Fees.

         (a) The Borrower shall pay to the Agent for pro rata distribution to each Bank (based on its Pro Rata Share of the Revolving Loan Commitment) a commitment fee (i) for the period commencing on the date of this Agreement to but excluding the date upon which the aggregate principal amount of all Revolving Loans outstanding (without giving effect to any outstanding Swing Line Revolving Loans) equals or exceeds $66 million (the "Increase Date") at a rate equal to three-eights of one percent (3/8 of 1%) per annum of the aggregate of each Bank's unused Revolving Loan Commitment (without giving effect to any outstanding Swing Line Revolving Loans) and (ii) for the period commencing on the Increase Date to and including the Revolver Termination Date at a rate equal to one-half of one percent (1/2 of 1%) per annum of the aggregate of each Bank's unused Revolving Loan Commitment (without giving effect to any outstanding Swing Line Revolving Loans).

         (b) Unless otherwise specified, any accrued Commitment Fee shall be due and payable monthly on the last Business Day of each calendar month and on the Revolver Termination Date or upon such earlier date as the Revolving Loan Commitment shall be terminated. The Commitment Fees shall be computed on the basis of a year consisting of 365/366 days (as applicable) and actual days elapsed.

         Section 3.10 Other Fees. The Borrower shall pay to the Agent for distribution to each Bank the additional fees provided for in the commitment letter and term sheet dated
May 17, 1995 between the Borrower and the Agent not paid prior to the date hereof. The Borrower shall also pay to each Bank such other fees (if any) as are provided for in any separate letter agreements entered into by the Borrower with such Bank; such payments to be made at the times specified in any such letters.

         Section 3.11   Net Payments.

         (a) All payments by the Borrower under this Agreement and the Notes shall be made without set-off or counterclaim and, with respect to CD Rate Loans and Eurodollar Rate Loans, in such amounts as may be necessary in order that all such payments (after deduction or withholding for or on account of any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political subdivision or taxing authority thereof, other than any tax on or measured by the net income of a Bank pursuant to the income tax laws of the United States of America or the jurisdictions where such Bank's principal or lending offices are located (collectively the "Taxes")) shall not be less than the amounts otherwise specified to be paid under this Agreement and the Notes. A certificate as to any additional amounts payable to a Bank under this Section submitted to the Borrower by such Bank shall show in reasonable detail the amount payable and the calculations used to determine in good faith such amount and shall, absent manifest error, be final, conclusive and binding upon all parties hereto. With respect to each deduction or withholding for or on account of any Taxes, the Borrower shall promptly furnish to each Bank such certificates, receipts and other documents as may be reasonably required (in the judgment of such Bank) to establish any tax credit to which such Bank may be entitled.

         (b) All payments (including prepayments) to be made by the Borrower on account of principal and interest shall be made to the Agent at its Payment Office in New York, New York for the ratable account of the Banks not later than 12:00 noon (New York time) on the date when due in each case in lawful money of the United States of America and in immediately available funds; provided, however, that if such payments or prepayments are received by the Agent at its Payment Office not later than 10:00 A.M. (New York time), such payment or prepayment shall be deemed to constitute payment or prepayment of the Banks and no further interest shall accrue thereon. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments on principal and interest thereon, interest thereon shall be payable at the then applicable rate during such extension.


                                ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES

         Section 4.1    Representations and Warranties of the
Borrower. The Borrower represents and warrants to the Agent and to each Bank as follows:

         (a) Organization, Standing, etc. Each of the Borrower and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation. Each of the Borrower and its Subsidiaries is duly qualified and in good standing as a foreign corporation, and is duly authorized to do business, in each jurisdiction in which the failure to so qualify would have a material adverse effect, either individually or in the aggregate, on the business, condition, assets or operations of the Borrower and its Subsidiaries, either individually or taken as a whole. Each of the Borrower and its Subsidiaries has all requisite corporate power and authority to own its assets and to carry on its business as presently conducted and as proposed to be conducted. The Borrower has all requisite power and authority (corporate and otherwise):

         (i) to execute, deliver and perform its obligations under each of the Basic Agreements and the Notes;

         (ii) to assign and grant a security interest or mort-gage in the Collateral and the Mortgaged Property in the manner and for the purpose contemplated by the Security
    Agreement and the Mortgages, respectively;

         (iii) to issue the Notes in the manner and for the purposes contemplated by this Agreement; and

         (iv) to execute, deliver and perform its obligations under all other agreements and instruments executed and delivered by it pursuant to or in connection with any Basic
    Agreement to which it is a party or bound thereby.

The Borrower has no direct or indirect Subsidiaries other than GMA, GCC, Gaylord de Mexico and the Gaylord Foundation.

         (b) Stock of the Borrower. All shares of capital stock of the Borrower have been duly authorized and validly issued, are fully paid and non-assessable. No authorized but unissued or treasury shares of capital stock of the Borrower are subject to any option, warrant, right to call or commitment of any kind or character, except as expressly set forth in Schedule 4.1(b). The Borrower does not have any outstanding stock or securities convertible into or exchangeable for any shares of its capital stock, or any rights issued to any Person (either preemptive or other) to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to any of its capital stock or any stock or securities convertible into or exchangeable for any of its capital stock other than as expressly set forth in Schedule 4.1(b) or in the certificate of incorporation of the Borrower. Except as disclosed in Schedule 4.1(b), pursuant to the certificate of incorporation of the Borrower or as required pursuant to incentive arrangements providing for the issuance of up to 20% of the outstanding Common Stock of the Borrower to its management or the management of any of its Subsidiaries (which plans in no event will obligate the Borrower to repurchase shares of Common Stock for a price in excess of the aggregate net book value of the shares plus an amount representing the cost of funds), neither the Borrower nor any of its Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any convertible securities, rights or options of the type described in the preceding sentence.

         (c) Stock of Subsidiaries. All of the issued and outstanding shares of capital stock of each of the Subsidiaries of the Borrower are owned directly by the Borrower. On the date of the Initial Borrowing hereunder and at all times thereafter:

         (i) all shares of capital stock of each of the Subsidiaries of the Borrower will have been duly authorized and validly issued, will be fully paid and non-assessable and will be owned by the Borrower (except for less than one percent (1%) of the capital stock of Gaylord de Mexico, which shares are owned by certain employees of the Borrower and its Subsidiaries), free and clear of all Liens other than Permitted Liens arising other than as a result of a voluntary act of the Borrower or the applicable Subsidiary; and

         (ii) no authorized but unissued or treasury shares of capital stock of any Subsidiary of the Borrower are subject to any option, warrant, right to call or commitment of any kind or character. A complete and correct copy of each of the certificate of incorporation and by-laws of each of GMA, GCC, GRC and Gaylord de Mexico in effect on the date of this Agreement has been delivered to the Agent.

         (d) Conflicting Agreements and Other Matters. Except as disclosed on Schedule 4.1(d), the execution, delivery and performance by the Borrower of each of the Basic Agreements and the Notes and all other agreements and instruments to be executed and delivered by the Borrower pursuant hereto or thereto or in connection herewith or therewith and the assignment of, the grant of a security interest or mortgage in, the Collateral or on the Mortgaged Property in the manner and for the purpose contemplated by the Security Agreement and the Mortgages, respectively, do not and will not:

         (i) violate any provisions of any law, rule, regulation (including, without limitation, Regulations G, T, X or U of the Board), order, writ, judgment, decree, determination or award presently in effect having applicability to the Borrower or any of its Subsidiaries and material to the business and operations of the Borrower and its Subsidiaries taken as a whole;

         (ii) to an extent material to the business or operations of the Borrower and its Subsidiaries taken as a whole, conflict with or result in a breach of or constitute a default under the certificate of incorporation or by-laws of the Borrower or any of its Subsidiaries or any indenture or loan or credit agreement, or any other agreement or instrument, to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries or any of their respective properties may be bound or affected; or

         (iii) result in (except for Permitted Liens or Liens permitted by the Basic Agreements), or require, the creation or imposition of any Lien of any nature upon or with respect to any of the properties now owned or hereafter acquired by the Borrower or any of its Subsidiaries.

Except as disclosed on Schedule 4.1(d), neither the Borrower nor any of its Subsidiaries is in default under or in violation of any such law, rule, regulation, order, writ, judgment, decree, determination or award described in clause
(i) above or any indenture, agreement or instrument described in clause (ii) above or under its certificate of incorporation or by-laws, in each case the consequences of which default or violation, either in any one case or in the aggregate, would materially and adversely affect the condition (financial or otherwise), properties, business or results of operations of the Borrower and its Subsidiaries taken as a whole.

         (e) Due Execution, etc. The execution and delivery of each of the Basic Agreements and the Notes have been duly authorized by the Board of Directors of the Borrower, and no other corporate proceedings on the part of the Borrower are necessary to authorize any of the Basic Agreements or the Notes. Each of the Basic Agreements to which it is a party and each Note constitutes and each other agreement or instrument executed and delivered by the Borrower pursuant hereto or thereto or in connection herewith or therewith constitutes or will constitute a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms subject, as to enforcement, to bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally and equitable principles. The Security Agreement creates in favor of the Banks, as security for the repayment of the obligations secured thereby, a valid and perfected first priority Lien (subject only to prior Permitted Liens) upon and security interest in the Collateral, and each of the Mortgages gives the Banks, as security for the repayment of the obligations secured thereby, a valid and first priority
Lien (subject only to prior Permitted Liens) upon and security interest in the respective Mortgaged Property.

         (f) Indebtedness for Money Borrowed. Attached hereto as Schedule 4.1(f) is a complete and correct list of all Indebtedness for Money Borrowed of the Borrower and its Subsidiaries having an outstanding balance at the date of this Agreement equal to or greater than $350,000 (or which aggregate more than $1 million with respect to a single

Person or group of related Persons), showing the aggregate principal amount which was outstanding on such date after giving effect to the Loans. The Borrower has delivered or caused to be delivered to the Agent a true and complete copy of the form of each instrument evidencing Indebtedness for Money Borrowed listed on Schedule 4.1(f) and of each instrument pursuant to which such Indebtedness for Money Borrowed was issued. Except as set forth in Schedule 4.1(f), neither the Borrower nor any of its Subsidiaries, as the case may be, is in default (either matured or unmatured) under any agreement disclosed in Schedule 4.1(f) relating to Indebtedness for Money Borrowed as of the date of this Agreement or any date occurring after the date hereof as of which this representation and warranty is deemed to be remade, after giving effect to the transactions contemplated hereby and thereby. The Notes constitute permitted indebtedness for purposes of each of the Public Debt Indentures and Public Notes.

         (g) Fiscal Year. The Fiscal Year of each of the Borrower and its Subsidiaries other than Gaylord de Mexico ends on the last Sunday in September of each calendar year. The fiscal year of Gaylord de Mexico ends on the last day of December of each year.

         (h)  Title to Properties.  Except as disclosed in
Schedule 1.1(d), the Borrower has good and marketable title to, or a validly existing leasehold interest in, all material items of real and personal property reflected in the most recent balance sheet of the Borrower delivered to the Banks pursuant to Section 4.1(k) of this Agreement or acquired by the Borrower after September 30, 1994 except for:

         (i) assets sold, transferred or otherwise disposed of in the ordinary course of business since such date;

         (ii) Permitted Liens and other Liens permitted by
    Section 5.2; and

         (iii) items of real and personal property not in excess of $2 million in the aggregate.

Set forth on Schedule 4.1(h) is a list of locations which includes (but is not necessarily limited to) all locations of real property which is owned or leased by the Borrower and used in the Borrower's manufacturing operations and which real property and manufacturing operations are material to the business of the Borrower and its Subsidiaries taken as a whole. Except as disclosed in Schedule 4.1(h), to the knowledge of the Borrower, there are no actual, threatened or alleged defaults of a material nature with respect to any leases of real property under which the Borrower is lessee or lessor. As of the date hereof, GMA has good and marketable title to all material assets purported to be owned by GMA, GCC has good and marketable title to all material assets purported to be owned by GCC and Gaylord de Mexico has good and marketable title to all material assets purported to be owned by Gaylord de Mexico.

         (i) Litigation, Proceedings, Licenses, Permits, etc. Except as disclosed in Schedule 4.1(i), or as otherwise disclosed in writing to the Agent there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries, or any of its or their respective properties or, to the actual knowledge of the Borrower after diligent inquiry, any basis therefor (in the reasonable judgment of the Borrower in the light of the facts and circumstances then existing) before any court, governmental agency or regulatory authority (Federal, state or local), which, if determined adversely to the Borrower or any of its
Subsidiaries:

         (i) would enjoin or otherwise materially interfere with the transactions contemplated by the Basic Agreements or have a material adverse affect on the condition (financial or otherwise), properties, business, or results of operations of the Borrower and its Subsidiaries taken as a whole; or

         (ii) would (individually or in the aggregate) materially impair the Borrower's or any of its Subsidiaries' ability to perform fully any obligations on a timely basis which any of them has under or in connection with any Basic
    Agreement or the Notes.

Neither the Borrower nor any of its Subsidiaries (1) is in default with respect to any order of any court, arbitrator or governmental body or is subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (2) has violated or is in violation of any statute, rule or regulation of any governmental authority in each case where such violation or default would materially and adversely affect the condition (financial or otherwise), properties, business, or results of operations of the Borrower and its Subsidiaries taken as a whole. Except as disclosed in
Schedule 4.1(i), the Borrower and each of its Subsidiaries has been and is current and in good standing with respect to all governmental approvals, permits, certificates, licenses, inspections, consents and franchises necessary to continue to conduct its business and to own or lease and operate its properties as heretofore conducted, owned, leased or operated, except where failure to be so would not have a material adverse effect on the business or properties of the Borrower and its Subsidiaries taken as a whole.

         (j) Governmental Consents, etc. Except as disclosed in Schedule 4.1(j) and other than those for which the pre-scribed period of time for receipt has not expired and those which have been obtained, no authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority or any securities exchange is presently required in connection with the execution, delivery and performance by the Borrower of each Basic Agreement or the Notes or the issuance of its Notes or the assignment of, and the grant of a security interest in or mortgage on the Collateral or the Mortgaged Property, in the manner and for the purpose contemplated by the Security Agreement or the Mortgages, respectively.

         (k)  Financial Statements.

         (i) (A) The Borrower has previously furnished to the Agent (1) the audited consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the Fiscal Year ended September 30, 1994 and (2) the audited consolidated balance sheet of the Borrower and its Subsidiaries as of September 30, 1994, in each case together with notes thereon and the report of Deloitte & Touche L.L.P. (such statements and balance sheet being collectively referred to herein as the "1994 Financial Statements"). The 1994 Financial Statements present fairly in all material respects the income and changes in financial position of the Borrower on a consolidated basis for the 1994 Fiscal Year ended and the financial position of the Borrower on a consolidated basis as of September 30, 1994, in conformity with generally accepted accounting principles applied on a consistent basis.

              (B) The Borrower has previously furnished to the Agent (1) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of March 31, 1995 (the "Most Recent Balance Sheet") and (2) the unaudited consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the six month period and for the Fiscal Quarter ended March 31, 1995. Except as disclosed on Schedule 4.1(k) hereto, such statements and balance sheet present fairly in all material respects the income and changes in financial position of the Borrower for the second Fiscal Quarter of 1995 and the financial position of the Borrower on a consolidated basis as of the end of the second Fiscal
Quarter of 1995, respectively, in each case, in conformity with generally accepted accounting principles applied on a consistent basis.

         (ii) The Borrower has also previously furnished to the Agent the audited consolidated statements of income and cash flows and balance sheets of the Borrower for all other Fiscal Years ended prior to the date hereof, together with notes thereon and the report thereon of Deloitte & Touche L.L.P.
Except as disclosed in Schedule 4.l(k), such statements of income and cash flows present fairly in all material respects the income and changes in financial position of the Borrower for the Fiscal Years then ended and such balance sheets present fairly in all material respects the financial position of the Borrower on a consolidated basis as at the end of such Fiscal Years, in each case, in conformity with generally accepted accounting principles as then applied.

         (iii) As of the date of the Most Recent Balance Sheet, the Borrower had no material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, of a type required by generally accepted accounting principles to be disclosed thereon or material unsatisfied judgments or leases for a period in excess of five (5) years which either individually or in the aggregate are material (herein called "Material Liabilities"), except:

         (1) Material Liabilities which are fully reflected or reserved against on the Most Recent Balance Sheet;

         (2) Material Liabilities consisting of operating leases incurred in the ordinary course of business consistent with past practice; and

         (3) Material Liabilities incurred subsequent to the date of the Most Recent Balance Sheet in the ordinary course of business consistent with past practice.

The reserves reflected on the Most Recent Balance Sheet for all Material Liabilities referred to in clause (1) above are appropriate and reasonable.

         (l) No Material Adverse Change. Except by reason of the incurrence of Indebtedness under this Agreement or as otherwise disclosed in Schedule 4.1(l), since September 30, 1994, there has been no material adverse change in the condition (financial or otherwise), properties, business, or results of operations of the Borrower and its Subsidiaries taken as a whole. The making of this representation by the Borrower in connection with Borrowings (except for Roll-Over Borrowings) made after the date hereof shall be with respect to the date of the Most Recent Balance Sheet until the time of acceptance by the Required Banks of the audited financial statements of the Borrower for the 1995 Fiscal Year, after which time this representation shall be made with reference to the date of such audited balance sheet until the time of acceptance by the Required Banks of the next audited balance sheet of the Borrower required to be delivered hereunder and accepted by the Required Banks thereafter. In the event that any such subsequent audited balance sheet is not accepted by the Required Banks, the making of this representation by Borrower in connection with Borrowings (except Roll-Over Borrowings) after the date hereof shall be made with respect to the date of the most recent audited balance sheet of the Borrower which has been accepted hereunder (or, if none has been so accepted, the Most Recent Balance Sheet). The audited financial statements of the Borrower shall, for the purposes of this Section 4.1(1), be deemed accepted by the Required
Banks if not rejected by a notice given in writing to the Borrower by the Agent on behalf of the Required Banks within sixty (60) days of delivery of such financial statements to each Bank. Each Bank shall, within forty-five (45) days of delivery of such financial statements to such Bank, notify the Agent in writing as to whether it accepts or rejects such financial statements for purposes of this Section. The absence of any notice by a Bank to the Agent within the foregoing period shall be deemed to constitute acceptance by such Bank of such financial statements.

         (m) Tax Returns and Payments. Each of the Borrower and its Subsidiaries has filed or caused to be filed all tax returns which are required to be filed, and has paid all material taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any governmental authority (other than those the amount or validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in conformity with generally accepted accounting principles have been provided on the books of the Borrower or such Subsidiary as the case may be); and no tax liens have been filed and no claims are being asserted with respect to any such taxes, fees or other charges (other than with respect to Crown Zellerbach Corporation as disclosed in
Section 2.14 of the Gaylord Purchase Agreement or such liens or claims, the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with generally accepted accounting principles have been provided).

         (n) Patents, etc. Except as disclosed in the Gaylord Purchase Agreement, without known conflict with the rights of others, the Borrower and its Subsidiaries own all of their respective patents, trademarks, permits, service marks, trade names, copyrights, licenses and know-how, or have all rights to use the foregoing, which failure to so own or have rights to use, would have a material adverse effect on the present and planned future conduct of their respective businesses.

         (o) ERISA. No Plan and no trust created under any Plan has been terminated as a result of which termination Borrower or any Subsidiary has any material liability, contingent or otherwise. All Plans have been operated and administered in a manner so as not to result in any material liability to the Borrower or any Subsidiary for failure to comply with ERISA, and if intended to qualify under Section

401(a) or 403(a) of the Code, in a manner so as not to result in any material liability for failure to comply with the applicable provisions thereof. Neither the Borrower nor any of its Subsidiaries nor any of their respective Related Persons has engaged in any transaction with respect to any Plan pursuant to which the Borrower, any Subsidiary or any such Related Person could be subjected to either a material civil penalty assessed pursuant to Section 502(i) of ERISA or a material tax imposed by Section 4975 of the Code. With respect to each Plan, full payment has been made of all amounts which the Borrower or any of its Subsidiaries or any of their respective Related Persons is required under ERISA, the Code or the terms of the Plan to have paid as a contri-

bution to such Plan as of the last day of the most recent Fiscal Year of such Plan ended prior to the date hereof. None of the Plans had an accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent Fiscal Year of such Plan or as of the date any Plan was spun off from its predecessor Plan. No material liability to the PBGC has been or is expected by the Borrower or any of its Subsidiaries or any of their respective Related Persons to be incurred with respect to any Plan, and, to the knowledge of the Borrower after diligent inquiry, with regard to the period prior to this Agreement, there has been no Reportable Event and no event or condition which presents a material risk of termination of any Plan by the PBGC. Assuming that no portion of the Loan proceeds to be advanced hereunder is attributable, directly or indirectly, to the assets of any employee benefit plan (within the meaning of Section 3(3) of ERISA) or plan (within the meaning of Section 4975(e) of the Code), the execution, performance and delivery of the Notes and the Basic Agreements by any party thereto will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code for which an exemption therefrom is not available. With respect to each Plan the fair market value of the assets of which does not exceed the present value of all accrued benefits thereunder, determined in accordance with a nine percent interest rate and the other applicable funding assumptions set forth in the most recent actuarial valuation of such Plan (an "Underfunded Plan"), the amount by which the aggregate present value of all accrued benefits under all Underfunded Plans exceeds the aggregate fair market value of all assets of such Underfunded Plans excluding contributions payable for 1994 does not exceed $3 million. The aggregate employer contribution required to be made to all Plans during 1995 for the 1994 Plan year is reasonably believed by the Borrower not to exceed $2.5 million. No lien imposed under the Code or ERISA on the assets of the Borrower, its Subsidiaries or any of their respective Related Persons exists on any Plan; and neither the Borrower nor any of its Subsidiaries maintains or contributes to any employee welfare benefit plan (as defined in Section 3 (1) of ERISA) which provides benefits to employees after termination of employment (other than as required by Section 4980B of the Code) which could reasonably be expected to have a material adverse effect on the ability of the Borrower to perform its obligations hereunder.

         No material liability has been or, to the best knowledge of the Borrower, is expected to be incurred by the Borrower or its Subsidiaries or any of their respective Related Persons, with respect to any Multiemployer Plan. Except as set forth on Schedule 4.1(o), no material withdrawal liability has been or, to the best knowledge of the Borrower, is expected to be incurred by the Borrower or its Subsidiaries or any of their respective Related Persons, with respect to any Multiemployer Plan if a complete or partial withdrawal (within the meaning of Sections 4203 and 4205, respectively, of ERISA) from such Multiemployer Plan by any such Person were to occur. Full payment has been made of all amounts which the Borrower or its Subsidiaries or any of their respective Related Persons is required under the terms of any Multiemployer Plan to have paid as a contribution to such Multiemployer Plan as of the last day of the most recent fiscal year of such Multiemployer Plan ended prior to the date hereof.

         (p) Investment Company Act; Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         (q) Federal Reserve Regulations. Neither the Borrower nor any of its Subsidiaries is engaged, directly or indirectly, principally, or as one of its important activities, in the business of extending, or arranging for the extension of, credit for the purpose of purchasing or carrying any margin stock, within the meaning of Regulation G, T, X or U of the Board.

         (r) Disclosure. The Basic Agreements and any other document, certificate or written statement furnished or to be furnished to the Agent or any Bank by or on behalf of the Borrower or any of its Subsidiaries in connection herewith or therewith, do not contain any untrue statement of a material fact and do not omit to state a material fact necessary in order to make the statements made by the Borrower or such Subsidiary contained herein and therein not misleading in light of the circumstances in which made.

         (s) Certain Fees. Except as disclosed in Schedule 4.1(s), no broker's or finder's fees or commissions will be payable by the Borrower or any of its Subsidiaries with respect to the issuance of the Notes or any other transaction contemplated hereby. Except as disclosed in Schedule 4.1(s), no similar fees or commissions will be payable by the Borrower or any of its Subsidiaries for any other services rendered to the Borrower or any of its Subsidiaries in connection with the transactions contemplated hereby. The Borrower covenants that it will indemnify the Agent and each Bank against and hold the Agent and each Bank harmless from any claim, demand or liability for broker's or finder's fees or similar fees or commissions alleged to have been incurred in connection with any such issuance or offer, issue and sale, or the transactions contemplated hereby.

         (t)  Employee Controversies.  Except as disclosed in
Schedule 4.1(t) hereto or as disclosed in writing to the Agent, there are no strikes, work stoppages or controversies pending or, to the best of the Borrower's knowledge after diligent inquiry, threatened, between the Borrower or any of its Subsidiaries and any of their employees, other than employee grievances and controversies arising in the ordinary course of business which are not, in the aggregate, material to the financial condition, results of operations or business of the Borrower.

         (u)  Environmental Protection.  Except for
circumstances specifically set forth in Schedule 4.1(u) or as disclosed in writing to the Agent, the Borrower and each of its Subsidiaries, as appropriate, has obtained all material permits, licenses and other authorizations which are required under federal, state and local laws relating to public health and safety, worker health and safety and pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes. Except for circumstances specifically set forth in Schedule 4.1(u) or as disclosed in writing to the Agent, the Borrower and each of its Subsidiaries, as appropriate, is in material compliance with all material terms and conditions of the required permits, licenses and authorizations, and is also in material compliance with all other material limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any federal, state or local law or any regulations, code, plan, order, decree or judgment relating to public health and safety, worker health and safety and pollution or protection of the environment or any notice or demand letter issued, entered, promulgated or approved thereunder. Except for circumstances specifically set forth in Schedule 4.1(u) or as disclosed in writing to the Agent, neither the Borrower nor any Subsidiary of the Borrower has received notice, in writing or recorded in documents over which such corporations have direct custody, in the form of clear and credible information (whether written or oral), specifying that certain facts, events or conditions, materially interfere with or materially prevent continued compliance with, or give rise to any material liability under any law, common law or regulation, related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste.

         (v)  Deposit Accounts.   The Borrower maintains no
deposit accounts (general or special) with any financial institution other than those accounts identified on Schedule
4.1(v).

         (w) Survival of Warranties. All representations and warranties contained in his Agreement or any of the other Basic Agreements shall survive the execution and delivery of this Agreement and the termination hereof. Any modifications or supplements to the disclosure contained in this Agreement and provided by the Borrower after the date hereof shall not be deemed a part of this Agreement until accepted in writing by the Agent.


                                 ARTICLE V

                                 COVENANTS

         Section 5.1    Affirmative Covenants of the Borrower.
The Borrower will:

         (a)  Financial Statements and Other Reports and
Information.  Furnish to each Bank:

         (i) Within three (3) Business Days after a Responsible Officer of the Borrower shall have obtained knowledge of the occurrence of an Event of Default and/or an Unmatured Event of Default, the written statement of a Responsible Officer of the Borrower setting forth the details of each such Event of Default or Unmatured Event of Default which has occurred and is continuing and the action which the Borrower proposes to take with respect thereto.

         (ii) Within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower (a) unaudited financial statements consisting of a consolidated balance sheet and statement of stockholders' equity of the Borrower and its Subsidiaries as at the end of such quarter and consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such quarter and for the Fiscal Year through such quar-

    ter, all in reasonable detail and certified on behalf of the Borrower by a Responsible Officer of the Borrower as having been prepared in accordance with generally accepted account-ing principles consistently applied (other than for normal year-end adjustments and, unless then required by the Borrower's reporting obligations to the Securities and Exchange Commission or by generally accepted accounting principles, footnote disclosure), accompanied by (b) a certificate from such Responsible Officer addressed to the Banks substantially in the form of Exhibit E hereto, to the extent applicable, stating that no Event of Default and/or no Unmatured Event of Default has come to his attention which was continuing at the end of such quarter or on the date of his certificate, or, if such an Event of Default or Unmatured Event of Default has come to his attention and was continuing at the end of such quarter or on the date of his certificate, indicating the nature of such Event of Default or Unmatured Event of Default and the action which the Borrower proposes to take with respect thereto and also setting forth detailed computations as to the Borrower's compliance with the covenants set forth in Sections 5.1(j), 5.1(k), 5.1(1), 5.2(a), 5.2(b), 5.2(c), 5.2(e), 5.2(f),
    5.2(j), 5.2(m), and 5.2(p).

         (iii) Within ninety (90) days after the end of each Fiscal Year of the Borrower (a) financial statements consisting of a consolidated balance sheet and statement of stockholder's equity, of the Borrower and its Subsidiaries as at the end of such Fiscal Year and consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, setting forth in comparative form the corresponding figures for the preceding Fiscal Year, certified (without adverse opinions, scope limitations or qualifications with respect to departures from generally accepted accounting principles other than departures (x) which are not material, (y) which will not cause the financial statements to fail to meet the requirements of the Securities and Exchange Commission for financial information to be contained or incorporated by reference in registration statements, and (z) which do not cause the financial statements to fail to accurately reflect the financial condition of the Borrower) without qualification as to scope of examination by independent public accountants of recognized national standing and reputation selected by the Borrower and together with a letter from such independent public accountants to the Banks in the form of Exhibit D (subject to modification reasonably acceptable to the Agent), accompanied by (b) a certificate from a Responsible Officer of the Borrower to the Banks substantially in the form of Exhibit F, to the extent applicable, stating that no Event of Default and/or no Unmatured Event of Default has come to his attention which was continuing at the end of such Fiscal Year or on the date of his certificate, or, if such an Event of Default or Unmatured Event of Default has come to his attention, the certificate shall indicate the nature of such Event of Default or Unmatured Event of Default and the action which the Borrower proposes to take with respect thereto, and stating whether or not since the end of the prior Fiscal Year there has been any material adverse change in the condition (financial or otherwise), properties, business or results of operations of the Borrower and its Subsidiaries taken as a whole.

         (iv) If requested by the Agent or any Bank, promptly following their receipt by the Borrower, copies of all financial or other written reports or statements submitted to the Borrower or any Subsidiary of the Borrower by independent public accountants relating to any annual or interim audit of the books of the Borrower or any Subsidiary of the Borrower.

         (v) Promptly upon obtaining knowledge thereof, notice of any action, suit, proceeding or investigation pending or threatened against or affecting the Borrower or any Subsidi-ary of the Borrower or any of its or their respective properties before any court, governmental agency or regulatory authority (Federal, state or local), which, if determined adversely to the Borrower or any Subsidiary of the Borrower, could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, properties (or affecting title thereto) or results of operations of the Borrower and its Subsidiaries taken as a whole, or could reasonably be expected to materially impair the Borrower's ability to perform its obligations under the Basic Agreements.

         (vi) Promptly upon their distribution, copies of financial statements, reports, notices and proxy statements sent by the Borrower to any of its security holders (in their capacity as security holders only) and all regular and periodic reports and final registration statements or other official statements (and all amendments or supplements thereto) required to be filed by the Borrower or any of its Subsidiaries with the Securities and Exchange Commission or with any national securities exchange on which any of its securities are listed with respect to its securities out-standing or to be outstanding or furnished to a purchaser or a prospective purchaser thereof, and copies of all press releases and other statements made available generally by the Borrower and its Subsidiaries to the public concerning material developments in the business of the Borrower and its Subsidiaries.

         (vii) Promptly upon receipt, copies of any notices received or delivered pursuant to or in connection with the Purchase Agreement, Gaylord Purchase Agreement and the
    Public Debt Indentures.

         (viii)  Such other information respecting the
    properties, business affairs, financial condition and/or operations of the Borrower or any Subsidiary of the Borrower as the Agent or any Bank may from time to time reasonably request.

         (ix) Within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower and within ninety (90) days after the end of each Fiscal Year of the Borrower, unaudited income statements together with volume and cost breakdowns in reasonable detail, with respect to (a) each mill of the Borrower, (b) the consolidated container division of the Borrower, (c) the consolidated multiwall division and consolidated grocery bag division and (d) the consolidated sheet feeder division of the Borrower.

         (x) Within forty-five (45) days after the end of each Fiscal Month of each Fiscal Quarter of the Borrower
    (a) unaudited financial statements consisting of a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such month and a consolidated statement of income and cash flows of the Borrower and its Subsidiaries for such month and for the Fiscal Year through such month and (b) unaudited statements of income, together with volume and cost breakdowns in reasonable detail, with respect to (w) each mill of the Borrower, (x) the consolidated container division of the Borrower, (y) the consolidated multiwall division and consolidated grocery bag division and (z) the consolidated sheet feeder division of the Borrower.

         (b) Payment of Indebtedness, Liens, Claims, Etc. Pay or discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, and cause each of its Subsidiaries to pay or discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be:

         (i) all its and their Indebtedness which individually or in the aggregate are material to the Borrower and its Subsidiaries taken as a whole;

         (ii) all taxes, assessments and governmental charges or levies imposed upon it or any of them or upon its or any of their income or profits or any property belonging to it or any of them prior to the date on which penalties attach thereto except to the extent that all such taxes, assess-ments, governmental charges, levies and penalties with respect thereto not so paid, discharged or otherwise satisfied do not exceed $2 million at any time outstanding for the Borrower and its Subsidiaries taken as a whole; and

         (iii) all lawful claims prior to the time they are overdue and become a lien or charge upon any of its or any of their property except to the extent that the aggregate of all such claims not so paid, discharged or otherwise satisfied do not exceed $2 million at any time outstanding for the Borrower and its Subsidiaries taken as a whole;

provided, that neither the Borrower nor any Subsidiary of the Borrower shall be required to pay or discharge any such tax, assessment, charge, levy or claim while the same is being contested by it in good faith and by appropriate proceedings and so long as the Borrower or such Subsidiary, as the case may be, shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting principles) deemed by it to be adequate with respect thereto, and provided further, that the Borrower shall not be required to make any payment under the 12 % Indenture in violation of
Section 10.03(b) of the 12 % Indenture.

         (c) Maintain Corporate Existence. Except in connection with a Permitted Merger, preserve and maintain, and cause its Material Subsidiaries to preserve and maintain, its and their corporate existence, rights, privileges and franchises in the jurisdiction of its or their incorporation, and qualify and remain qualified, and cause its Subsidiaries to qualify and remain qualified, as a foreign corporation authorized to do business in each other jurisdiction in which the failure to so qualify or remain qualified would have a material adverse effect on its or their business or operations.

         (d) Compliance With Laws. Comply, and cause its Subsidiaries to comply, with all laws, rules, regulations and governmental orders (Federal, state and local) having applicability to it or them or to the business or businesses at any time conducted by it, where the failure to so comply would have a material adverse effect, on the business, condition (financial or otherwise), assets or operations of the Borrower and its Subsidiaries taken as a whole.

         (e) Perform Basic Agreements. Duly and punctually pay and perform its obligations and cause its Subsidiaries to pay and perform their respective obligations under the Basic
Agreements in accordance with the terms thereof.

         (f) Inspections. Permit, and cause each of its Subsidiaries to permit, any Bank or its respective representatives, at any reasonable time, and from time to time upon written notice of such Bank, to visit and inspect its and their respective properties, to examine and make copies of and take abstracts from its and their respective records and books of account, and to discuss its and their respective affairs, finances and accounts with its and their respective principal officers and, with the written consent of the Borrower, their respective independent public accountants and other agents.
In addition to the foregoing, the Borrower agrees that a Responsible Officer will meet with the Banks at reasonable times at the request of the Agent to report on the Borrower's financial and business situation.

         (g) Maintain Books and Records. Keep, or cause to be kept, and cause its Subsidiaries to keep or cause to be kept, adequate records and books of account, in which complete entries are to be made reflecting its and their business and financial transactions, such entries to be made in accordance with generally accepted accounting principles consistently applied.

         (h)  ERISA.

         (i) Within thirty (30) days after it or any of its Subsidiaries or Related Persons knows or has reason to know that a Reportable Event has occurred with respect to any Plan (whether or not the requirement for notice of such Reportable Event has been waived by the PBGC), deliver, or cause such Subsidiary or Related Persons to deliver, to the Agent and each Bank a certificate of a Responsible Officer of the Borrower or such Subsidiary or Related Person, as the case may be, setting forth the details of such Reportable Event;

         (ii) upon the request of the Agent or any Bank made from time to time and promptly confirmed in writing, deliver, or cause such Subsidiary to deliver to the Agent and each Bank a copy of the most recent actuarial report and annual report completed with respect to any Plan;

         (iii) within ten (10) days after it or any of its Subsidiaries or Related Persons knows or has reason to know that any of the following have occurred with respect to any Plan and have resulted, or will result if such Plan is terminated, in any liability in excess of $1 million of the Borrower or any of its Subsidiaries or Related Persons:

              (A) any such Plan has been terminated;

              (B) the Plan Sponsor notifies the PBGC or any Plan participants that it intends to terminate any such Plan; or

              (C) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate any such Plan, deliver, or cause such Subsidiary to deliver, to the Agent and each Bank a written notice thereof; and

         (iv) within ten (10) days after it or any of its Subsidiaries or Related Persons knows or has reason to know that any of them has experienced a complete withdrawal or partial withdrawal (within the meaning of Sections 4203 and 4205, respectively, of ERISA) from any Multiemployer Plan and such withdrawal is reasonably expected to result in liability of $1 million or more, deliver or cause such Subsidiary to deliver to the Agent and each Bank a written notice thereof.

For purposes of this Section, the Borrower shall be deemed to have knowledge of all facts known by the Plan Administrator of any Plan of which the Borrower or any Related Person to the Borrower is the Plan Sponsor, and each Subsidiary of the Borrower shall be deemed to have knowledge of all facts known by the Plan Administrator of any Plan of which such Subsidiary or any Related Person to such Subsidiary is a Plan Sponsor.

         (i) Insurance. Maintain, at its expense, such public liability and third party property damage insurance in at least the amounts and with such deductibles shown on Schedule 5.1(i). The Borrower shall, or shall cause its Subsidiaries to, at its or their expense, as the case may be, keep and maintain its assets (and those of its Subsidiaries) insured against loss or damage by fire, theft, explosion, spoilage and all other hazards and risks ordinarily insured against by other owners or users of such properties in similar businesses and, except with respect to the Borrower's East Mill located in Antioch, California, in amounts at least equal to the full replacement value thereof and in any event not less than the amounts shown on Schedule 5.1(i) (including six months' business interruption insurance), provided that the Borrower need only maintain insurance against loss or damage with respect to the East Mill located in Antioch, California, in an amount equal to the market value, if any, of the equipment and other assets located at such mill. All such policies of insurance shall be in form and substance satisfactory to the Agent. The Borrower shall deliver to the Agent the original (or a certified) copy of each policy of insurance and evidence that such policies are not cancelable or subject to reduction of coverage amount without 30 days' prior notice to the Agent. Such policies of insurance shall contain an endorsement naming the Agent (for the benefit of the Banks) as loss payee and additional insured. The Borrower hereby directs, or shall cause each of its Subsidiaries to direct, all insurers under such policies of insurance with respect to its assets or those of its Subsidiaries to pay all proceeds of such insurance policies to the Agent for the benefit of the Banks, provided that so long as no Event of Default shall have occurred and be continuing, all proceeds of such insurance in amounts less than $5 million per occurrence shall be delivered to the Borrower. With respect to occurrences giving rise to insurance proceeds in excess of $5 million but less than $25 million, the Agent shall release such proceeds to the Borrower when and as necessary to pay for the repair, replacement or reconstruction of the assets subject to such casualty, provided that:

         (i) at the time of any requested release of funds no Event of Default shall have occurred and be continuing;

        (ii) the repair, replacement or reconstruction of such assets shall be reasonably anticipated to be completed prior to the termination of this Agreement; and

       (iii) each release of funds shall be conditioned upon receipt by the Agent of architect's certificates, completion certificates, waivers of mechanic's liens, or such other documentation as the Agent may reasonably request.

With respect to occurrences giving rise to insurance proceeds in excess of $25 million, all proceeds may, at the direction of the Required Banks, either be applied by the Agent to the prepayment of the Notes or may be released to the Borrower when and as necessary to pay for the repair, replacement or reconstruction of the assets subject to such casualty as provided for in the preceding paragraph.

    If an Event of Default shall have occurred and be continuing hereunder, the Borrower irrevocably makes, constitutes and ap-points the Agent (and all officers, employees or agents designated by the Agent) as the Borrower's true and lawful attorney-in-fact for the purpose of making, settling and adjusting claims under all such policies of insurance, endorsing the name of the Borrower on any check, draft, instrument or other item of payment received by the Borrower or the Agent pursuant to any such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. If the Borrower, at any time or times hereafter, shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then the Agent, without waiving or releasing any Indebtedness, Default or Event of Default by the Borrower hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Agent deems advisable. Except as to equipment no longer used or useful to the business of the Borrower, the Borrower shall keep and maintain its equipment (and shall cause each of its Subsidiaries to keep and maintain its equipment) in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof and renewals thereto so that the value thereof and the operating efficiency of the Borrower and such Subsidiary shall at all times be maintained and preserved. The Borrower shall not permit its equipment (or that of any of its Subsidiaries) to be operated or maintained in material violation of any applicable material law, statute, rule or regulation and, with respect to all items of leased equipment, the Borrower shall keep, maintain, repair, replace and operate such leased equipment in accordance with the terms of the applicable lease, in either case, to the extent necessary to avoid material detriment to the Borrower.

         (j) Adjusted Consolidated Net Worth. The Borrower's Adjusted Consolidated Net Worth as of the end of each Fiscal Quarter ending on or after the Fiscal Quarter ended in March, 1995 shall not decrease from the amount of the Borrower's Adjusted Consolidated Net Worth as of the end of the Fiscal Quarter ended in September, 1993 (the "Baseline Date") by more than the applicable amount set forth in the table below:

                                            Maximum Permitted
                                           Decrease in Adjusted
                                          Consolidated Net Worth
                                          from Adjusted Consoli-
                                           dated Net Worth on
     Fiscal Quarter Ended                   the Baseline Date
     --------------------                  ---------------------

     Fiscal Quarter ended
        in June, 1995                           $140,000,000

     Fiscal Quarter ended
      in September, 1995                        $140,000,000

     Fiscal Quarter ended
      in December, 1995                         $140,000,000

     Fiscal Quarter ended
      in March, 1996                            $130,000,000

     Fiscal Quarter ended
      in June, 1996                             $115,000,000

     Fiscal Quarter ended
      in September, 1996                        $ 95,000,000

     Fiscal Quarter ended
     in December, 1996 and
     each Fiscal Quarter
     ended thereafter                 Adjusted Consolidated Net
                                      Worth shall not decrease
                                      below the highest Adjusted
                                      Consolidated Net Worth of
                                      the Borrower as of the last
                                      day of any Fiscal Quarter
                                      ending after the Baseline
                                      Date minus the greater
                                      of (1) $25,000,000 or
                                      (2) ten percent (10%) of
                                      the highest Adjusted
                                      Consolidated Net Worth of
                                      the Borrower as of the last
                                      day of any Fiscal Quarter
                                      ending after the Baseline
                                      Date.


         (k)  Current Ratio.  Maintain at all times a Current
Ratio of not less than 1.0 to 1.0.

         (l) Interest Coverage Ratio. Maintain for each Fiscal Quarter, a ratio (the "Interest Coverage Ratio") of (i) EBITDA minus Capital Expenditures in excess of $25 million for the four Fiscal Quarters ending on the last day of the Fiscal Quarter set forth below to (ii) (A) Cash Interest Expense of the Borrower for the same four Fiscal Quarters, which is equal to or greater than those set forth below:

Fiscal Quarter                           Interest Coverage Ratio
- --------------                           -----------------------

First Fiscal Quarter of each Fiscal Year    1.50 to 1.00

Second, Third and Fourth Fiscal Quarters
  of Each Fiscal Year                       1.80 to 1.00

         (ii) For purposes of this Section 5.1(l), "Cash Interest Expense" shall be equal to actual consolidated interest expense of the Borrower (including capitalized interest and including any discount applicable to the Receivables Financing Transaction) net of interest income on Permitted Investments and funds held in escrow accounts for the benefit of the Banks referred to in Section 3.7, minus, to the extent included in consolidated interest expense and without duplication noncash interest expense other than amortization of deferred financing fees.

         (m)  [Intentionally omitted.]

         (n) Use of Proceeds. Use the proceeds of the Loans only for the purposes specified in the introduction to this Agreement.

         (o) IRB Letters of Credit. At least 60 days prior to the Standby Letter of Credit Maturity Date, take all actions necessary to deposit with the applicable trustee or appropriate escrow agent replacement letters of credit or sufficient cash proceeds to allow the release to the Agent of the 1974 IRB Letter of Credit.

         (p)  [Intentionally omitted.]

         (q)  [Intentionally omitted.]

         (r) Title Insurance. The Borrower shall deliver to the Agent (with copies for each Bank) updates of the mortgagee's policies of title insurance previously delivered to the Agent with respect to the properties listed on
Schedule 5.1(r) hereto, together with lien priority endorsements reasonably acceptable to the Agent pursuant to policies on the applicable ALTA or CLTA form which will insure that the mortgagees thereunder have a valid first mortgage Lien (subject to Permitted Liens) in an amount at least equal to the amounts set forth on Schedule 5.1(r), which in the aggregate shall be at least equal to the aggregate of the Term Loan, Revolving Loan and Standby Letter of Credit Commitments of the Banks, subject to such exceptions as are provided for in the Mortgages.

         (s) Maintain Banks' Liens. Preserve and maintain in full force and effect the Liens in favor of the Banks under the Basic Agreements.

         Section 5.2    Negative Covenants of the Borrower. The
Borrower will not nor will it permit any Subsidiary of the Borrower to:

         (a)  Liens.

         (i) Create, incur, assume or permit to exist any Lien on any existing or future property, asset (including stock of Subsidiaries) other than "Excluded Margin Stock" (as defined below), income or rights in any thereof, other than Permitted Liens; or

         (ii) take, cause or permit to be taken or cause any action to be taken, which could create a Lien (other than a Permitted Lien), or suffer to exist any Lien (other than a Permitted Lien), on the capital stock of any Subsidiary of the Borrower which would require the sharing of an interest in such capital stock with any Person; or

         (iii) enter into or assume any agreement containing a negative pledge which would require a sharing of an interest in any Collateral or the Mortgaged Property or prohibits or limits the grant of any such interest.

provided, however, that the Borrower may enter into sale and leaseback arrangements which together with Financing Lease Obligations and Indebtedness secured as provided in clause
(viii)(c) of the definition of Permitted Liens shall not at any time exceed the amounts permitted by Section 5.2(b) hereof. Until all of the Borrower's Indebtedness to the Banks hereunder shall have been fully paid and satisfied, the Banks shall be entitled to retain security in and Liens upon all existing and future Collateral and Mortgaged Property (and shall be entitled to obtain a Lien upon any real property hereafter acquired by the Borrower or any Subsidiary) and all of the Banks' rights and remedies shall continue. For purposes of this Section 5.2(a), "Excluded Margin Stock" means all 'margin stock' within the meaning of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System held by the Borrower from time to time which margin stock was either: (1) purchased by the Borrower, provided that the aggregate purchase price for all such purchased margin stock shall not exceed $5,000 at any time; or (2) obtained by the Borrower in connection with a financial restructuring of the issuer thereof in exchange for accounts receivable from such issuer or any of its Affiliates.

    If requested by a lender of Purchase Money Indebtedness in connection with an extension of credit to Borrower which is otherwise permitted by this Agreement, any lien or security interest of the Agent for the benefit of the Banks in or upon the asset(s) being acquired by the Borrower and financed by such lender of Purchase Money Indebtedness would be expressly subordinated to the lien or security interest therein of such lender of Purchase Money Indebtedness on terms and conditions reasonably acceptable to the Agent and such lender of Purchase Money Indebtedness, which terms may include an agreement by the Agent not to foreclose upon the asset(s) being financed by the lender of Purchase Money Indebtedness without the prior written consent of such lender of Purchase Money Indebtedness, and the Banks hereby severally authorize the Agent to enter into such an agreement.

         (b) Indebtedness. Create, incur, assume or suffer to exist any Indebtedness for Money Borrowed except for the Public Notes, this Agreement, Financing Lease Obligations in existence on the date hereof, the promissory notes issued by the Borrower to Fibreboard pursuant to the Purchase Agreement, the FINEX Drafts, Indebtedness in the original principal amount of $17 million to the Export-Import Bank of the United States in connection with the Capital Expenditure Letter of Credit and the industrial development and pollution control revenue bonds, Financing Lease Obligations and purchase money obligations listed on Schedule 1.1(c), and Indebtedness pursuant to the Receivables Financing Transaction. Notwithstanding the foregoing, the Borrower may incur:

         (i) Indebtedness for Money Borrowed consisting of
    (x) Financing Lease Obligations, (y) Indebtedness consisting of Leaseback Obligations (as defined in the definition of Permitted Liens), and/or (z) incurred to finance the cost (including the cost of construction) of acquisition of property ("Purchase Money Indebtedness"), provided the aggregate principal amount of all Indebtedness described in sub-clauses (x), (y) and (z) (exclusive of the aggregate principal amount of the bonds listed on Schedule 1.1(b), letters of credit issued by the Agent on behalf of the Borrower and the promissory notes issued to Fibreboard in connection with the Purchase Agreement) shall not exceed at any time $75 million; and

         (ii) liabilities of an acquired or created Subsidiary assumed prior to the date of this Agreement pursuant to and in accordance with Section 5.2(h) of the Fourth Agreement, which liabilities will be reflected on the Most Recent Balance Sheet to the extent required by generally accepted accounting principles, provided that the amount of any debt assumed by the Borrower (or, in the case of an acquisition of capital stock, the amount of any debt on the books of the acquired Person) shall not exceed $25 million in the aggregate.

In addition, GCC may incur up to an aggregate amount of $3 million (the "GCC Credit Amount") of Indebtedness for Money
Borrowed in the form of:

         (x) unsecured letters of credit or letters of credit secured by the working capital of GCC; or

         (y) letters of credit secured by a guaranty of the Borrower;

provided, however, that in no event shall the total amount of letters of credit issued pursuant to clauses (x) and (y) above, plus any letters of credit issued by the Agent on behalf of the Banks for the account of the Borrower pursuant to Section 2.8, which letters of credit secure obligations of GCC, exceed the GCC Credit Amount.

         (c) Guaranties. Assume, guarantee or endorse (other than for collection or deposit in the ordinary course of business), or otherwise become directly or contingently liable in respect of, any obligation of any other Person, except, without duplication:

         (i) guaranties of the Borrower of Indebtedness for Money Borrowed constituting Financing Leases of the Borrower or any Subsidiary of the Borrower permitted by Section
    5.2(b);

         (ii) guaranties by the Borrower in the ordinary course of business of the Borrower of Indebtedness not exceeding
    $2.5 million individually or $7 million in the aggregate at any time outstanding;

         (iii)  in connection with the PG&E Agreements or the CZ
    Indemnification Agreement (both as defined in the Gaylord
    Purchase Agreement), as the case may be;

         (iv) obligations outstanding on the date hereof incurred in connection with acquisitions consummated prior to the date of this Agreement pursuant to and in accordance with Section 5.2(h) of the Fourth Agreement, or the corresponding provisions of the Initial Agreement, the First Agreement, the Second Agreement, or the Third Agreement; and

         (v) guaranties by the Borrower of certain obligations of a joint venture or a subsidiary of such joint venture in which the Borrower is a joint venturer, which joint venture has operations in Mexico, which in no event will exceed $7 million.

         (d) Lines of Business. Engage in any business or business activity except in the same or substantially similar lines of business (including incidental activities) as are conducted by them as of the date of this Agreement; provided, however, that GMA may engage in the business of owning and operating an aircraft, GCC may engage in the business of the production and sale of industrial and medical chemicals and GRC may engage in the business of purchasing accounts receivable from the Borrower and its Subsidiaries.

         (e) Dividends; Distributions; Redemptions. Declare or pay any dividend or distribution, or purchase or redeem any shares of any class of capital stock of the Borrower or any Warrants, or make any other payment or distribution on or in respect of any class of capital stock of the Borrower or any of its Subsidiaries or set aside any amounts for any such purposes, except that:

         (i)  any Subsidiary may pay dividends to the Borrower;

         (ii) the Borrower may distribute shares of its Common Stock to holders of the same or another class of its Common Stock as a stock dividend or in connection with a stock split;
         (iii) the Borrower may repurchase shares of its Common Stock and/or Warrants, provided that the aggregate amount of all such repurchases (exclusive of repurchases under clauses
    (v) and (vii) below) shall not exceed $250,000 in the aggregate;

         (iv) the Borrower may issue shares of its Common Stock in redemption of or exchange for Warrants;

         (v) the Borrower may repurchase fractional shares of its Common Stock and/or fractional Warrants in connection with any exercise or redemption of or exchange for Warrants, provided that the aggregate amount expended for all such repurchases shall not exceed $100,000;

         (vi) the Borrower may redeem Warrants and/or shares of Common Stock in return for shares of capital stock of the Borrower having priority to Common Stock, provided that all terms and conditions of the issuance of such shares having priority shall have first been approved by the Agent; and

         (vii) the Borrower may issue, as a dividend, rights to acquire shares of its Common Stock to holders of the Borrower's Common Stock and may purchase or redeem from the holders thereof such rights, pursuant to a plan adopted by the Borrower after the date hereof and referred to on
    Schedule 4.1(b) hereof, provided that the aggregate amount expended for all such repurchases or redemptions shall not exceed $1 million.

         (f) Investments. Have or make any loan or advance to or make any Investment in any Subsidiary or other Affiliate or any other Person except:

         (i) Permitted Investments; provided, however, that for the purposes of this Section 5.2(f), while there are no outstanding Revolving Loans or Swing Line Revolving Loans,
    Permitted Investments shall also include:

              (A) debt securities issued by a corporation (other than the Borrower or any Subsidiary of the Borrower or any of their respective Affiliates) organized and existing under the laws of any state within the United States of America with a rating on its debt securities, at the time as of which any determination thereof is to be made, of "Baa" (or higher) according to Moody's Investors Service or "BBB" (or higher) according to Standard & Poor's, and

              (B) preferred stock issued by a corporation (other than the Borrower or any Subsidiary of the Borrower or any of their respective Affiliates) organized and existing under the laws of any state within the United States of America with a rating on its preferred stock, at the time as of which any determination thereof is to be made, of ""baa"" (or higher) according to Moody's Investors Service or "BBB" (or higher) according to Standard & Poor's;

         (ii) Investments by the Borrower in Persons as permitted by Section 5.2(h);

         (iii)  guarantees permitted by Section 5.2(c);

         (iv) loans outstanding at any one time to Responsible
    Officers for the purchase of Common Stock of the Borrower not to exceed $2 million in the aggregate;

         (v) loans, in addition to loans referred to in clauses
    (iv) and (vi) of this Section 5.2(f), outstanding at any one time not to exceed $1 million in the aggregate to employees and directors of the Borrower;

         (vi) loans outstanding at any one time to employees of the Borrower for purposes of relocation not to exceed $2 million in the aggregate;

         (vii) loans or advances outstanding at any one time not to exceed $5 million in the aggregate to GCC for working capital purposes;

         (viii) loans or advances outstanding at any one time not to exceed $500,000 in the aggregate to GMA for working capital purposes; and

         (ix) Investments at any one time not to exceed $100,000 in the aggregate in the common or preferred stock of companies registered under the Securities Exchange Act of 1934, as amended, and engaged in the paper packaging products business.

         (g) Mergers and Consolidations. Merge or consolidate with or into any Person except that any Subsidiary of the Borrower may merge or consolidate with or into the Borrower.

         (h) Acquisitions. Acquire any assets or capital stock of any Person except as permitted by Section 5.2(e) and except that:

         (i) any of the Borrower, GRC, Gaylord de Mexico, GMA or GCC may (A) acquire assets used in the ordinary course of business and (B) make Capital Expenditures permitted by
    Section 5.2(j); and

         (ii) the Borrower (A) may acquire the assets or capital stock of any Subsidiary, and (B) may acquire capital stock of other corporations pursuant to and in accordance with clause (ix) of the definition of Permitted Investments.

         (i)  Prepayments of Indebtedness.

         (i) Make any voluntary prepayment of or defease any Indebtedness for Money Borrowed, except (A) prepayments described in subclauses (xiv) and (xv) of the definition of "Permitted Investments," (B) the Notes, (C) mandatory prepayments required pursuant to the instrument evidencing such Indebtedness for Money Borrowed or pursuant to which any such Indebtedness for Money Borrowed was issued, (D) the purchase and retirement of industrial development and pollution control bonds pursuant to and in accordance with clause (x) of the definition of Permitted Investments, and
    (E) repurchases permitted by Section 5.2(e);

         (ii) except as permitted by Section 5.2(r), amend, modify, cancel or issue any securities in exchange for any Indebtedness for Money Borrowed;

         (iii) except as permitted by Section 5.2(r), amend, modify or grant any waiver with respect to any indenture, note or any other instrument evidencing such Indebtedness for Money Borrowed or pursuant to which any such Indebtedness for Money Borrowed was issued; or

         (iv) except as permitted by clause (i) of this Section 5.2(i), make any payments on or in respect of the principal of any Public Debt or pay interest on any Indebtedness for Money Borrowed other than as such principal or interest becomes due and payable.

         (j)  Capital Expenditures.  Incur or expend any Capital
Expenditure if the aggregate amount of the Capital
Expenditures (exclusive of capitalized interest) expended by the Borrower and its Subsidiaries would exceed the following amounts during the following periods:

         Period                      Amount
         ------                      ------

    Fiscal Year 1995              $100 million
    Fiscal Year 1996              $75 million
    Fiscal Year 1997 and
      each Fiscal Year
      ended thereafter            $50 million

         Any amount available for Capital Expenditures which is not expended during any Fiscal Year, commencing with amounts carried over from Fiscal Year 1994 (calculated pursuant to the Fourth Agreement), may be expended during the succeeding
Fiscal Years. The amount available for carryover into a subsequent period shall be calculated by subtracting the amount of Capital Expenditures expended during the current period first from the amount of any carryover available from the prior periods and then from the amount of the Capital Expenditures available for the current period.

         (k) Capital Stock. Except for shares of Common Stock and/or additional Warrants issued pursuant to exercise of
Warrants:

         (i) issue or distribute any shares of the Borrower's capital stock to any Person, except as permitted by Section 5.2(e), and except for issuances of Common Stock or of preferred stock which will not permit mandatory redemption while any Indebtedness remains outstanding under any of the Notes and as to which no required dividends shall be payable while any Indebtedness remains outstanding under any of the Notes; or

         (ii) permit any Subsidiary to issue, sell or otherwise dispose of any shares of such Subsidiary's capital stock to any Person except to the Borrower, other than sales which comply with the other provisions hereof (including, without limitation, the provisions of Section 5.2(o)), provided that all Net Cash Proceeds of all such sales shall be applied to the Loans in accordance with the requirements of Sections
    3.6 and 3.8.

         (l) Dispositions of Assets. Sell, lease, assign, transfer or otherwise dispose of any asset or assets constituting Collateral or the Mortgaged Property other than:

         (i) cash disposed of in the ordinary course of business or in a manner which does not violate any other provision of this Agreement;

         (ii) inventory disposed of in the ordinary course of business;

         (iii)  Accounts Receivable sold or assigned in accor-

    dance with Section 5.2(m)(ii); and

         (iv) equipment no longer used or useful to the business of the Borrower;

provided that in the case of clauses (iii) and (iv) the Net
Cash Proceeds from such sales in excess of $3 million shall be applied as provided in Section 3.6.

         (m) Sales of Accounts Receivable. Sell or otherwise dispose of any Account Receivable, except for:

         (i)  purposes of collection;

         (ii) sales on a nonrecourse basis of up to $10 million of Accounts Receivable during any ninety (90) day period; provided that once the Borrower has sold $10 million of Accounts Receivable during any given ninety (90) day period, it may not sell any additional Accounts Receivable until ninety (90) days have passed from the date of the last sale during such given ninety (90) day period; or

         (iii) dispositions of Accounts Receivables in the Receivables Financing Transaction.

         (n) Subsidiaries. Suffer to exist any Subsidiary other than GMA, GCC, GRC, Gaylord de Mexico and the Gaylord Foundation, or make any investment in any Subsidiary other than Permitted Investments, except that the Borrower may establish or create additional Subsidiaries provided that upon such creation or establishment, the Basic Agreements shall be amended to the extent necessary and such filings shall be made with the appropriate authorities in order to grant to the Agent a first-priority perfected Lien in any assets owned by such Subsidiary and the capital stock of such Subsidiary, subject only to Permitted Liens.

         (o) Transactions with Affiliates. Except for shares of Common Stock and/or additional Warrants issued pursuant to the exercise of Warrants, and except for redemptions of and/or exchanges permitted by Section 5.2(e), neither the Borrower nor any of its Subsidiaries will enter into any material transaction with any Affiliate unless:

         (i) the Borrower's board of directors has determined, in its reasonable good faith judgment, that such transaction is in the best interests of the Borrower or such Subsidiary based on full disclosure of all relevant facts and circumstances;

         (ii) such transaction is upon terms no less favorable to the Borrower or such Subsidiary than could be obtained in a comparable arm's-length transaction with a person not an Affiliate, or is otherwise permitted by Section 5.2(f); and

         (iii) such transaction is reasonably necessary or desirable for the Borrower or such Subsidiary in the conduct of its business (including financings, acquisitions or divestitures).

Notwithstanding the requirements of clause (i) above, transac-tions with any Affiliate that constitute transactions in the ordinary course of business of such Affiliate and the Borrower or such Subsidiary need not be approved by, or disclosed to, the Borrower's board of directors in advance so long as they are periodically reported to the board of directors on at least a quarterly basis and meet the requirements of clauses
(ii) and (iii) above. In addition, transactions between the Borrower or any of its Subsidiaries and the Gaylord Foundation shall not be deemed in violation of this Section.

         (p) Take or Pay Contracts; Leases. Enter into or suffer to exist:

         (i) any so-called "take or pay" contractual obligation (except for those set forth on Schedule 5.2(p) hereto and such additional "take or pay" obligations which do not, in the aggregate, provide for annual payments in excess of $2.5 million); or

         (ii) any leases (other than Financing Leases) providing for aggregate payments by the Borrower in excess of $20 million per annum.

         (q) Powers of Attorney. Except pursuant to this Agreement, issue any power of attorney or other contract or agreement giving any Person power or control over the day-to-day operations of its business except as expressly contemplated by the Security Agreement, the Pledge Agreement and/or the Mortgages.

         (r)  Changes to Certain Obligations.

         (i) Amend, modify or grant any waiver with respect to the Public Debt Indentures, the Gaylord Purchase Agreement, the Purchase Agreement, or the Eight Year Note, except in any case for changes thereto which do not adversely affect the interests of the Banks, and except as may otherwise be consented to by the Required Banks; or

         (ii) appoint any Person as paying agent under any of the Public Debt Indentures (other than the trustee thereunder) or appoint any Person as paying agent under the Initial Public Debt Indentures (other than the trustee thereunder), unless the Borrower shall have given the Agent 30 days' prior written notice of such appointment and the replacement paying agent is reasonably acceptable to the Agent;

provided, however, the Borrower may amend the Public Debt Indentures to comply with the requirements of the Securities and Exchange Commission in qualifying the Public Debt Indentures under the Trust Indenture Act of 1939, as amended, or to cure any ambiguity, defect or inconsistency contained therein, provided that such action will not be adverse to the Borrower or the Banks; and provided further that any determination made by the Agent pursuant to this Section 5.2(r) and set forth in a writing delivered to the Borrower that any amendment to the Public Debt Indentures is not adverse to the Borrower and the Banks shall be binding upon the Banks.

         (s) Charter Amendments. Amend its certificate of incorporation, except:

         (i) pursuant to a Permitted Merger (provided that such amendment shall not violate any other provision of this Agreement);

         (ii) in the case of the Borrower, amendments solely to increase the number of authorized shares of capital stock;

         (iii) to make any other change thereto which, in the reasonable opinion of the Agent obtained prior to the effectiveness of such amendment, does not adversely affect the interests of the Banks; and/or

         (iv) as necessary to implement anti-takeover devices incident to the rights plan referred to in Section
    5.2(e)(vii), provided such amendment does not adversely affect the interests, rights or remedies of the Banks under this Agreement.

         (t) GMA. In the case of GMA, own or lease any asset other than that certain aircraft owned by GMA on the date hereof or any similar replacement thereof and immaterial assets associated with such aircraft or replacement aircraft.

         (u)  Restrictions on Subsidiaries.  Permit any
Subsidiary to enter into or otherwise be bound by or suffer to exist any contract, agreement, provision of its by-laws or charter documents or other obligation restricting such Subsidiary's ability to pay cash dividends on its outstanding shares of capital stock.

         (v)  Certain Matters Relating to the Public Debt
Indentures and Public Notes.

         (i) Change in Control. Take any action (or permit any Person within the Borrower's control to take any action) which would result in a "Change in Control" under Section
    4.15 of either of the Public Debt Indentures.

         (ii) Asset Sales. Take any action which, pursuant to the provisions of Section 4.16 of either of the Public Debt
    Indentures would require the Borrower to repurchase any Public Notes.


                                ARTICLE VI

                           CONDITIONS OF CREDIT

         Section 6.1    Intentionally omitted.

         Section 6.2 Conditions Precedent to Effectiveness of this Agreement. This Agreement shall become effective upon satisfaction and fulfillment of each of the following conditions:

         (a) To the extent requested by the Agent, the Agent shall have received copies of searches of financing statements filed under the Uniform Commercial Code, lien and judgment searches, title searches and surveys (which may be updates of surveys done previously which have been furnished to and are satisfactory to the Agent), as appropriate, with respect to those portions of Collateral and the Mortgaged Property for which the Agent requires judgment searches, title searches and surveys, which searches and surveys are reasonably satisfactory to the Agent.

         (b) The Borrower shall have paid to the Agent for distribution to the Banks (based on their applicable Pro Rata Shares) the portion of the additional fee provided for in the commitment letter and term sheet dated May 17, 1995 between the Borrower and the Banks which is then payable.

         (c) To the extent not previously delivered to the Agent, the Agent shall have received copies of all policies of insurance required hereby, together with loss payable endorsements on property insurance policies in favor of the Agent, duly executed.

         (d) The Borrower shall have executed and delivered to each Bank its Amended Term Note, Amended Revolving Note and Amended Standby Letter of Credit Note each in the form of Exhibit A, Exhibit B and Exhibit C, respectively, hereto (appropriately completed), against delivery by the Banks to the Borrower of the Notes, if any, replaced thereby, marked "replaced".

         (e) The Borrower shall have executed and delivered to the Agent such amendments to the Mortgages, the Security Agreement, the Pledge Agreement and the other Basic Agreements as the Agent shall reasonably request in connection with this Agreement, in form and substance reasonably satisfactory to the Agent (collectively, such amendments being herein referred to as the "Amendments"), and this Agreement (including all schedules, exhibits, certificates, opinions and financial statements delivered pursuant hereto), the Amendments and all of the other Basic Agreements shall be in full force and effect (other than any which have terminated by their terms prior to such date) and there shall be no Event of Default or Unmatured Event of Default which shall have occurred and be continuing under this Agreement.

         (f) The Agent shall have received proof that the Amendments, the Mortgages, the Security Agreement and the Pledge Agreement and appropriate financing statements and other documents covering the Mortgaged Property and the Collateral, as required by the Basic Agreements, have been executed and delivered by the Borrower, and filed and/or recorded in such jurisdictions as the Agent shall have specified; provided, however, that with respect to the recordations of the Amendments in the real estate records of any jurisdictions specified by the Agent, proof of recordation shall not be required if the Agent receives the title insurance or binders to assure the same in accordance with subsection (h) of this Section 6.2. The Borrower shall have pledged to the Agent for the benefit of the Banks all of the outstanding shares of common stock owned by the Borrower of each of GMA, GCC, and Gaylord de Mexico pursuant to the Pledge Agreement.

         (g) The Agent shall have received the updates of the mortgagee's policies of title insurance required by Section
5.1(r).

         (h) The Agent shall have received (with a signed copy for each Bank):

         (i) the signed opinion of Messrs. Kirkland & Ellis, special counsel to the Borrower, dated the date hereof, in substantially the form of Exhibit H, with such changes (if any) therein as shall be reasonably required by the Agent and as to such other matters as the Agent may reasonably request, in form and substance acceptable to the Agent and accompanied by a letter from the Borrower to such counsel in the form of Exhibit I; and

         (ii) the signed opinions of local counsel to the Borrower in all jurisdictions in which any of the Mortgaged Property is located, dated the date hereof, substantially similar in form and substance to the opinions of such local counsel delivered in connection with the Third Agreement, with such changes therein as shall be reasonably required by the Agent and as to such other matters as the Agent may reasonably request, in form and substance acceptable to the Agent and accompanied by letter from the Borrower to each such counsel in the form of Exhibit I.

         (i) The Agent shall have received, with a counterpart for each Bank, a copy of all of the resolutions (in form and substance satisfactory to the Agent) adopted by the Board of Directors of the Borrower authorizing or relating to, as appropriate:

         (i) the execution, delivery and performance of this Agreement, the Amendments, the Notes and other Basic
    Agreements and the other documents and instruments provided for herein and therein;

         (ii) the consummation of the transactions contemplated hereby and thereby; and

         (iii) the granting and confirmation of the Liens, pledges, mortgages and security interests pursuant to the Security Agreement, the Pledge Agreement and the Mortgages, as amended by the Amendments;

all certified by the Secretary or Assistant Secretary of the Borrower on the date hereof. Such certificate shall state that the resolutions set forth therein have not been amended, modified, revoked or rescinded as of such date and are at such date in full force and effect.

         (j) The Agent shall have received, with a signed counterpart for each Bank, a certificate of the Secretary or an Assistant Secretary of the Borrower, dated the date hereof, as to the incumbency and signature of (A) the officers of the Borrower executing any of this Agreement, the Amendments, the Notes, any other Basic Agreement or any certificate or other document or instrument to be delivered pursuant hereto or thereto by or on behalf of the Borrower, together with evidence of the incumbency of such Secretary or Assistant Secretary, as the case may be and (B) each officer of the Borrower designated by the Borrower as a Responsible Officer hereunder.

         (k) No legislation, order, rule, ruling or regulation shall have been enacted or made by or on behalf of any governmental body, department or agency of the United States of America, nor shall any legislation have been introduced and favorably reported for passage to either House of Congress by any committee of either such House to which such legislation has been referred for consideration, nor shall any decision of any court of competent jurisdiction within the United States have been rendered, which, in the reasonable judgment of the Agent, would materially and adversely affect, restrain, prevent or change the transactions contemplated by this Agreement, any of the Amendments, any of the Notes or any other Basic Agreement.

         (l) No action, suit or proceeding before any arbitrator or any court or governmental authority or administrative body shall be pending, and no investigation by any governmental authority or administrative body shall be pending or threatened and no action, suit or proceeding by any governmental authority or administrative body shall be pending or threatened, against or affecting the Borrower or any Subsidiary of the Borrower or any of the respective properties or any of their respective officers or directors which, in the reasonable judgment of the Agent, would have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Borrower and its Subsidiaries taken as a whole or its abilities to perform its obligations under the Basic Agreements.

         (m) No action, suit or proceeding before any arbitrator or any court or governmental authority or administrative body shall have been commenced, and no action, suit or proceeding by any governmental authority or other Person shall have been threatened, against or affecting any Bank, any other party to this Agreement or any of the other Basic Agreements, or any Affiliate of any of them or any of the officers or directors of any such Person which, in the reasonable judgment of the Agent, would have a material adverse effect on the Agent or any of the Banks or any of their officers or directors.

         (n) Each Bank shall have received a copy of a certificate of a Responsible Officer of the Borrower delivered to the Agent, dated the date hereof and in substantially the form of Exhibit G, stating that, to the best of his knowledge, the conditions of this Section 6.2 have been fully satisfied.

         (o) The Borrower shall have reaffirmed its obligations under all collateral and/or security documents to which it is a party in connection with this Agreement in a manner reasonably satisfactory to the Agent.

         (p) The Agent shall have received (with a signed copy for each Bank) the signed opinion of Messrs. Winston & Strawn, counsel to the Banks, dated the date hereof, in form and substance satisfactory to the Agent.

         (q) All of the warranties and representations of the Borrower contained herein shall be true and correct in all material respects both before and after giving effect to the financing contemplated hereby, the Initial Borrowing constituting an affirmation by the Borrower of such truth and correctness.

         (r)  The Agent shall have received:

         (i) a copy of the articles or certificate of incorporation, as amended, of the Borrower and each Subsidiary of the Borrower, certified by the Secretary of State of the jurisdiction in which each such corporation is incorporated, dated as of a recent date;

         (ii) a copy of the by-laws, as amended, of the Borrower and each Subsidiary of the Borrower, certified by the Secretary or an Assistant Secretary of the applicable corporation; and

         (iii) good standing certificates of the Borrower and each Subsidiary of the Borrower (other than Gaylord de Mexico and the Gaylord Foundation) in each state in which each such corporation transacts business and is required to be in good standing.

         (s) All corporate and other proceedings taken in connection with the transactions hereunder at or prior to the date of this Agreement, and all documents incident thereto are reasonably satisfactory in form and substance to the Agent.

         (t) No Event of Default or Unmatured Event of Default shall have occurred and be continuing.

         Section 6.3 Leasehold Mortgages. The Borrower shall use its reasonable best efforts from and after the date of this Agreement to execute and record in the appropriate offices mortgages on the interest of the Borrower in the leased properties identified on Schedule 6.3 hereto and to obtain the necessary consents and approvals of such third parties as may be required in connection therewith.

         Section 6.4 Conditions to Borrowings Other than Roll-Over Borrowings. The right of the Borrower to make any Borrowing other than Roll-Over Borrowings and the obligation of each Bank to make a Loan (including without limitation the issuance of any Letter of Credit) in respect of any such Borrowing hereunder in each case shall be subject to the fulfillment at or prior to the time of the making of such Borrowing of each of the following conditions:

         (a) The representations and warranties contained in Sections 4.l(a), (b), (c), (d), (e), (g), (h), (p) and (q) of
this Agreement shall each be true and correct in all material respects at and as of the time of such Borrowing as though made on and as of such time; each of the Basic Agreements and the Notes shall be in full force and effect; and no material adverse change shall have occurred or become known with respect to the condition (financial or otherwise), business, prospects or results of operations of the Borrower and its Subsidiaries taken as a whole since the later of the date of this Agreement and the date of the most recent balance sheet delivered pursuant to Section 5.1(a)(ii) which have been accompanied by a certificate of a Responsible Officer as required thereunder, which certificate has been accepted in writing by the Agent.

         (b) No Event of Default or Unmatured Event of Default shall have occurred and shall then be continuing on such date or will occur after giving effect to such Borrowing.

         (c) The Banks shall have received such other instru-ments and documents as the Agent may reasonably request and which the Borrower is able to obtain using all reasonable efforts, and all such instruments and documents shall be reasonably satisfactory in form and substance to the Agent.

         (d) If so requested by the Agent, the Agent shall have received endorsements to the mortgagee's policies of title insurance required to be provided pursuant to Section 5.1(r), which endorsements shall extend the effective date of such policies to the date of such Borrowing and shall be subject to no new exceptions unless specifically approved by the Agent.

         Each such Borrowing by the Borrower shall be deemed to constitute a representation and warranty by it to the effect of paragraphs (a) (as applicable) and (b) of this Section 6.4.


                                ARTICLE VII

                             EVENTS OF DEFAULT

         Section 7.1 Events of Default. If any of the following events, acts, occurrences or state of facts (each herein called an "Event of Default") shall occur or exist (for any reason whatsoever, and whether such happening shall be voluntary or involuntary or come about or be effected by operation of law pursuant to or in accordance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) The Borrower (i) shall default in the payment of principal on any Note, (ii) shall default in the performance of its obligations under Section 5.1(a)(i) within the time period provided therein; or (iii) shall default in the payment of interest on any Note or default in the payment of any other amount owing hereunder when due and such default in payment of interest or such other amount shall continue for a period of three (3) Business Days; or

         (b) Any representation or warranty on the part of the Borrower or any of its Subsidiaries, as the case may be, contained in any Basic Agreement or any document, instrument or certificate delivered pursuant thereto shall have been breached in any material respect when made and such breach could reasonably be expected to have a material and adverse effect on the business of the Borrower and its Subsidiaries taken as a whole; or

         (c) The Borrower shall default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under Section 5.1 (except 5.1(a) (other than subsection (i) thereof), 5.1(b), 5.1(d), 5.1(e), 5.1(f), 5.1(g) and 5.1(i)) or 5.2 and such default shall continue unremedied for a period of five (5) Business
Days; or

         (d) The Borrower shall default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed hereunder or under any Basic Agreement other than the Purchase Agreement (and not constituting an Event of Default under any other clause of this Section 7.1) and such default shall continue unremedied for a period of fifteen (15) Business Days after written or telephonic (immediately confirmed in writing) notice thereof has been given to the Borrower by the Agent or any Bank; or

         (e)  The Borrower or any of its Material Subsidiaries
(i) shall become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or (ii) shall voluntarily commence any proceeding or file any petition under any bankruptcy, insolvency or similar law or seeking dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, trustee, custodian or liquidator for a substantial portion of its property, assets or business or shall take any corporate action authorizing any of the foregoing; or

         (f) Involuntary proceedings or an involuntary petition shall be commenced or filed against the Borrower or any of its Material Subsidiaries under any bankruptcy, insolvency or similar law or seeking the dissolution or reorganization of it or the appointment of a receiver, trustee, custodian or liquidator for it or a substantial part of its property, assets or business, or any writ, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of its property, assets or business, and such proceedings or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within sixty (60) days after commencement, filing or levy, as the case may be, or any order for relief shall be entered in any such proceeding; or

         (g) (i) The Borrower, or any of its Subsidiaries, shall default in the payment when due, whether at stated maturity or otherwise, of any Indebtedness for Money Borrowed in an amount equal to or greater than $1 million, whether such Indebtedness now exists or shall hereafter be created, (ii) an event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced any such Indebtedness for Money Borrowed in an amount equal to or greater than $1 million (other than Indebtedness for Money Borrowed owed to the Banks under the Basic Agreements and the Notes) whether such Indebtedness for Money Borrowed now exists or shall hereafter be created, shall occur, or (iii) any event or condition with respect to any of the Public Notes shall occur and be continuing or happen which permits such Indebtedness for Money Borrowed to be declared due and payable prior to its stated maturity or due date; or

         (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving, individually or in the aggregate, the payment of money in the amount of $1 million or more and all such judgments or decrees remain undischarged for a period of more than 30 days during which the execution thereof is not effectively stayed, released or vacated; or

         (i) Any of the Basic Agreements or the Notes shall cease for any reason to be in full force and effect, other than by action of the Agent or a Bank, or the Borrower or any of its Subsidiaries shall disavow its obligations thereunder (except with regard to indemnification payments by the Borrower pursuant to the Gaylord Purchase Agreement or the

Purchase Agreement), or shall deny that it has any or further obligations thereunder (in each case other than by reason of the satisfaction of all of the Borrower's, or any of its Subsidiaries', obligations thereunder or the unlawful disavowal by any other party to such agreements of their respective obligations thereunder); or Liens aggregating $1 million or more purported to be granted pursuant to the Security Agreement or the Mortgages for any reason shall cease to be a legal, valid or enforceable lien and security interest in the Collateral or the Mortgaged Property, as the case may be, with the priority purported to be granted pursuant to such agreements (except with regard to liens arising under Sections 9-306 through 9-308 of the Uniform Commercial Code and Permitted Liens); or

         (j) Either (i) any Reportable Event which the Required Banks reasonably determine constitutes reasonable grounds for the termination of any Plan or Multiemployer Plan by the PBGC or for the appointment by the appropriate United States
District Court of a trustee to administer or liquidate any Plan or Multiemployer Plan shall have occurred, (ii) a trustee shall be appointed by a United States District Court to administer any Plan or Multiemployer Plan, or (iii) the PBGC shall institute proceedings to terminate any Plan or Multiemployer Plan; and the aggregate outstanding liability of the Borrower, all Related Persons to the Borrower, all Subsidiaries of the Borrower and all Related Persons to each such Subsidiary with respect to the Plans or Multiemployer
Plans will exceed $1 million if the Plan or Multiemployer Plan is terminated; or

         (k) Either (i) the Borrower or a Subsidiary of the Borrower or a Related Person to the Borrower or a Related Person to a Subsidiary of the Borrower shall become liable to the PBGC pursuant to ERISA Sections 4063 or 4064, or to any Multiemployer Plan pursuant to ERISA Section 4201; or (ii) any such Plan or Multiemployer Plan shall be terminated; and following such termination or withdrawal the aggregate outstanding liability of the Borrower, all Related Persons to the Borrower, all Subsidiaries of the Borrower and all Related Persons to each such Subsidiary with respect to the Plans or Multiemployer Plans exceeds $1 million; or

         (l) All of the issued and outstanding shares of capital stock of each Subsidiary of the Borrower (other than Gaylord de Mexico), and all of the issued and outstanding shares of Gaylord de Mexico owned by the Borrower on the date hereof, shall not at all times be owned directly and beneficially by the Borrower free and clear of any Lien other than Liens in favor of the Agent and statutory nonconsensual Permitted Liens arising other than as a result of a voluntary act of the Borrower; or

         (m) There occurs any uninsured damage to, or loss, theft, or destruction of, any of the Collateral or the Mortgaged Property in excess of $5 million; or

         (n) (i) The Borrower makes a payment or acquisition in violation of Section 10.02(a) of any of the Public Debt
Indentures; or (ii) the Borrower becomes obligated to purchase or redeem any Public Notes pursuant to the provisions of
Section 4.15 or 4.16 of either of the Public Debt Indentures; or

         (o) any Change in Control shall occur;

then, upon the occurrence of any Event of Default described in clause (e) or (f) of this Section 7.1, the Commitments shall automatically and immediately terminate, and, upon any such termination of the Commitments, the obligation of any Bank to make any Loan hereunder or to issue any Letter of Credit shall thereupon terminate and the unpaid principal amount of, and any and all accrued interest on, the Loans and the Notes, and all other obligations of the Borrower under the Basic Agreements, shall automatically become immediately due and payable, without presentment, demand, protest or other notice or requirement of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrower. Upon the occurrence of any other Event of Default, the Agent shall, at the request of the Required Banks, or may, by written or oral or telephonic notice (in the case of oral or telephonic notice confirmed in writing immediately thereafter) to the
Borrower:

         (A) declare the Total Maximum Commitment to be terminated, whereupon the Total Maximum Commitment shall forthwith terminate; and/or

         (B) declare all sums then owing by the Borrower hereunder and under the Notes, including, without limitation, accrued interest, to be forthwith due and payable, whereupon all such sums shall become and be immediately due and payable without presentment, demand, protest or other notice or requirement of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrower, and the obligation of any Bank to make any Loan hereunder or to issue any Letter of Credit shall thereupon terminate.

         Anything in this Section 7.1 to the contrary notwith-standing, the Agent shall, at the request of the Required Banks, rescind and annul any acceleration of the Notes by written instrument filed with the Borrower; provided that at the time such acceleration is so rescinded and annulled: (A) all past due interest and principal, if any, on the Notes and all other sums payable under this Agreement (except any principal and interest on any Notes which has become due and payable by reason of such acceleration pursuant to this
Section 7.1) shall have been duly paid; and (B) no other Event of Default shall have occurred and be continuing which shall not have been waived pursuant to Section 9.1 hereof.

         Section 7.2 No Waiver of Events of Default. Nothing in this Agreement shall be deemed to be a waiver of any Event of Default existing on the date hereof or occurring hereafter.


                               ARTICLE VIII

                                 THE AGENT

         In this Article VIII, the Banks agree among themselves as follows:

         Section 8.1 Appointment. The Banks hereby appoint BT as Agent to act as herein specified. Each Bank hereby irrevocably authorizes and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize the Agent to take such action on its behalf under the provisions of this Agreement, the Notes and the Basic Agreements (including, without limitation, to give notices and take such actions on behalf of the Required Banks as are consented to in writing by the Required Banks) and any other instruments, documents and agreements referred to therein (such Notes and Basic Agreements and other instruments, documents and agreements being referred to in this Article VIII as the "Loan Documents") and to exercise such powers hereunder and thereunder as are specifically delegated to the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees.

         Section 8.2 Nature of Duties. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. The duties of the Agent shall be mechanical and administrative in nature. The Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Bank. Nothing in this Agreement or any of the Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. Each Bank shall make its own independent investigation of the financial condition and affairs of the Borrower in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of the Borrower and except for notices, reports and other documents and information required to be furnished to the Banks by the Agent hereunder, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before making of the Loans or at any time or times thereafter. The Agent will promptly notify each Bank at any time that the Required Banks have instructed it to act or refrain from acting pursuant to Article VII.

         Section 8.3 Rights, Exculpation, etc. Neither the Agent nor any of its officers, directors, employees or agents shall be liable to any Bank for any action taken or omitted by it hereunder or under any of the Loan Documents, or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The Agent shall not be responsible to any Bank for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of any of the Loan Documents or any other Basic Agreement or the financial condition of the Borrower. The Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or any other Basic Agreement or the financial condition of the Borrower, or the existence or possible existence of any Unmatured Event of Default or Event of Default unless requested to do so by the Required Banks. The Agent may at any time request instructions from the Banks with respect to any actions or approvals which by the terms of any of the Loan Documents the Agent is permitted or required to take or to grant, and if such instructions are requested, the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the Required Banks. Without limiting the foregoing, no Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under any of the Loan Documents in accordance with the instructions of the Required Banks.

         Section 8.4 Reliance. The Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining to any of the Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

         Section 8.5 Indemnification. To the extent that the Agent is not reimbursed and indemnified by the Borrower, the Banks will reimburse and indemnify the Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent, acting pursuant hereto, in any way relating to or arising out of any of the Loan Documents or any action taken or omitted by the Agent under any of the Loan Documents, in proportion to each Bank's respective Pro Rata Share of the Total Maximum Commitment; provided, however, that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. The obligations of the Banks under this Section 8.5 shall survive the payment in full of the Notes and the termination of this Agreement.

         Section 8.6 The Agent Individually. With respect to its Pro Rata Share of the Total Maximum Commitment hereunder, the Loans made by it and any Notes issued to or held by it, the Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Bank or holder of a Note. The terms "Banks," "Required Banks" or "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Bank, one of the Required Banks or a holder of a Note. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower or any Subsidiary of the Borrower as if it were not acting as Agent pursuant hereto.

         Section 8.7    Resignation by the Agent.

         (a) The Agent may resign from the performance of all its functions and duties hereunder at any time by giving 30 Business Days' prior written notice to the Borrower and the Banks. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (b) and (c) below or as otherwise provided below.

         (b)  Upon any such notice of resignation, the Required
Banks shall appoint a successor Agent who shall be satisfactory to the Borrower and shall be an incorporated bank or trust company.

         (c) If a successor Agent shall not have been so appointed within said 30 Business Day period, the Agent, with the consent of the Borrower, shall then appoint a successor Agent, which shall be a commercial bank with combined capital and surplus of at least $250,000,000, who shall serve as Agent until such time, if any, as the Required Banks, with the consent of the Borrower, appoint a successor Agent as provided above.

         (d) If no successor Agent has been appointed pursuant to clause (b) or (c) by the 20th Business Day after the date such notice of resignation was given by the Agent, the Agent's resignation shall become effective and the Required Banks shall thereafter perform all the duties of the Agent hereunder until such time, if any, as the Required Banks, with the consent of the Borrower, appoint a successor Agent as provided above.

         Section 8.8    Removal.  The Agent may be removed with
cause at any time by the Required Banks.


                                ARTICLE IX

                               MISCELLANEOUS

         Section 9.1 No Waiver; Modifications in Writing. No failure or delay on the part of the Agent or any Bank in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Agent or any Bank at law or in equity or otherwise. No amendment, modification, supplement, termination or waiver of or to any provision of this Agreement, nor consent to any departure by the Borrower or any of its Subsidiaries therefrom, shall be effective unless the same shall be in writing and signed by or on behalf of the Required Banks; provided, however, that no such amendment, modification, supplement, termination, waiver or consent, as the case may be, which has the effect of:

         (i) reducing the rate or amount, or extending the stated maturity or due date, of any sum payable by the Borrower to any Bank hereunder or under the Amended
    Revolving Notes, Amended Term Notes and Amended Standby
    Letter of Credit Notes;

         (ii) changing this Section 9.1 or the definitions of the terms "Required Banks" and "Pro Rata Share";

         (iii) changing the Maximum Commitment of any Bank hereunder; or

         (iv) releasing all or substantially all of the Collateral or Mortgaged Property;

shall be effective unless the same shall be signed by or on behalf of each Bank hereunder; and provided, further, that no such amendment, modification, supplement, termination, waiver or consent, as the case may be, which has the effect of:

         (x) increasing the duties or obligations of the Agent hereunder; or

         (y) increasing the standard of care or performance required on the part of the Agent hereunder; or

         (z) reducing or eliminating the fees, indemnities or immunities to which the Agent is entitled hereunder
    (including, without limitation, any amendment or modification of this Section 9.1), shall be effective unless the same shall be signed by or on behalf of the Agent.

No amendment, modification, supplement, termination, waiver or consent, as the case may be, which permits the Borrower to incur any Indebtedness that is (a) pari passu in right of payment with the Indebtedness of the Borrower evidenced by the Notes and (b) secured by an assignment or security interest in the Collateral and Mortgaged Property that is pari passu with the interests of the Banks in the Collateral and Mortgaged Property under the Basic Agreements (Indebtedness meeting the conditions of (a) and (b) shall be referred to in this section as "Pari Passu Indebtedness") shall be effective unless consented to by each of the Banks, if as a result of the incurrence of Pari Passu Indebtedness by the Borrower, the Banks' interest in the Collateral and Mortgaged Property, taken as a whole, shall be substantially and materially diminished. Notwithstanding anything herein to the contrary, the Borrower and the Banks hereby agree that any amendment, modification, supplement, termination, waiver or consent, as the case may be, which permits the Borrower to incur up to $50 million of Pari Passu Indebtedness, shall be effective if consented to by the Required Banks. The Borrower and each of the Banks hereby further agree that the $50 million amount referred to in the previous sentence is not intended to define "substantially and materially" as such phrase is used in the first sentence of this section.

Notwithstanding the foregoing, the Agent, without the approval of any Banks, may release or cause to be released the Banks' liens on any item or items of Collateral:

         (1) the sale or other disposition of which is expressly permitted by this Agreement; or

         (2) with respect to which the Banks have not previously consented to such release and which has a book value of less than $500,000 in any individual release transaction, which Collateral is disposed of by the Borrower in the ordinary course of business; provided, however, that in no event shall the Agent release Collateral pursuant to this clause
    (2) having a book value in excess of $10 million in the aggregate. Any amendment, modification or supplement of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Borrower from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

Except where notice is specifically required by this Agreement or any other Basic Agreement, no notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

         Section 9.2 Further Assurances. The Borrower agrees to do such further acts and things and to execute and deliver to the Agent such additional assignments, agreements, powers and instruments, as the Agent may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to better assure and confirm unto the Agent its rights, powers and remedies hereunder.

         Section 9.3 Notices, etc. Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto or any other Person shall be in writing and (except for written confirmations of telephonic instructions) shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by a reputable courier delivery service, or by prepaid telex, TWX or telegram (with messenger delivery specified in the case of a telegram), or by telecopier, and shall be deemed to be given for purposes of this Agreement on the earlier of the day that such writing is delivered or five days after it was sent to the intended recipient thereof in accordance with the provisions of this Section. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this
Section 9.3, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telex, TWX or telecopier numbers) indicated below and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party below:

              If to the Borrower:

                   Gaylord Container Corporation
                   Suite 400
                   500 Lake Cook Road
                   Deerfield, Illinois 60015
                   Attn: Treasury Department
                         Treasurer/Assistant Treasurer
                   Tel. No.: (708) 405-5500
                   Telecopier No.: (708) 405-5628

              With a copy to:

                   Kirkland & Ellis
                   200 East Randolph Drive
                   Chicago, Illinois 60601
                   Attn: Andrew Kaufman, Esq.
                   Tel. No.: (312) 861-2000
                   Telecopier No.: (312) 861-2356

              If to Bankers Trust Company, in its individual capacity and as Agent:

                   Bankers Trust Company
                   130 Liberty Street
                   New York, New York 10006
                   Attn: Credit Files, 8E
                   Tel. No.: (212) 454-1865
                   Telex No.: 62922
                   (Answerback: BANTRUS-NYK)
                   Telecopier No.: (212) 454-5071 or
                                   (212) 454-5072

              With copies to:

                   Bankers Trust Company
                   233 South Wacker Drive
                   Chicago, Illinois 60606
                   Attention: Gaylord Relationship Manager
                   Tel. No.: (312) 993-8000
                   Telex No.: 210106
                   (Answerback: BTCI-UR)
                   Telecopier No.: (312) 993-8137

                   Winston & Strawn
                   35 West Wacker Drive
                   Chicago, Illinois 60601
                   Attn: Bruce A. Toth, Esq.
                   Tel. No.: (312) 558-5600
                   Telecopier No.: (312) 558-5700

              If to the Bankers, to their respective addresses
              (or at their respective telex, TWX, telecopier or telephone numbers indicated under their respective names on the signature pages hereof).

         Section 9.4 Costs, Expenses and Taxes. The Borrower agrees (without duplication) to pay all reasonable fees, costs and expenses of the Agent in connection with the negotiation, preparation, printing, typing, reproduction, execution and delivery of this Agreement, the Notes, and the other Basic Agreements, any amendment or modifications of (or supplements to) any of the foregoing and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith, including, without limitation, the reasonable fees and out-of-pocket expenses of Winston & Strawn, as special counsel to the Agent, and any local counsel retained by the Agent on behalf of the Banks relative thereto or (but not as well as) the reasonable allocated costs of staff counsel as well as the reasonable fees and out-of-pocket expenses of counsel, independent public accountants and other outside experts retained by the Agent in connection with the administration of this Agreement, and all search fees, appraisal fees and expenses, title insurance policy fees, costs and expenses and filing and recording fees. In addition, the Borrower agrees (without duplication) to pay all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses or (but not as well as) the reasonable allocated costs of staff counsel), if any, of the Agent and the Banks in connection with the enforcement of this Agreement, the Notes or any other Basic Agreement or any other agreement furnished pursuant hereto or thereto or in connection herewith or therewith. In addition, the Borrower shall pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement or any Basic
Agreement, or the issuance of any Note or the making of any Loan, and each agrees to save and hold the Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such taxes. Any portion of the foregoing fees, costs and expenses which remains unpaid following any Bank's statement and request for payment thereof shall bear interest from the date which is ten Business Days after the date of such statement and request to the date of payment at the Default Rate. The Borrower will indemnify and hold harmless each Bank and the Agent and each director, officer, employee and Affiliate of each Bank and the Agent from and against all losses, claims, damages, expenses or liabilities to which such Bank or the Agent or such director, officer, employee or affiliated Person may become subject, insofar as such losses, claims, damages, expenses or liabilities (or actions, suits or proceedings including any inquiry or investigation or claims in respect thereof) arise out of, in any way relate to, or result from the transactions contemplated by this Agreement, and to reimburse each of the Banks and the Agent and each such director, officer, employee or affiliated Person, within two
(2) Business Days after their demand therefor, for any reasonable legal or other expenses (or (but not as well as) the reasonable allocated costs of staff counsel) incurred in connection with investigating, preparing to defend or defending any such loss, claim, damage, liability, action or claim; provided, however:

         (i) that none of the Banks, the Agent or any director, officer, employee or affiliated Person of any of the Banks or the Agent shall have the right to be so indemnified hereunder for its own gross negligence or willful misconduct or bad faith as finally determined by a court of competent jurisdiction after all appeals and the expiration of time to appeal; and

         (ii) that nothing contained herein shall affect the obligations and liabilities of the Banks to the Borrower contained herein.

If any action, suit or proceeding arising from any of the foregoing is brought against the Agent, any Bank or any other Person indemnified or intended to be indemnified pursuant to this Section 9.4, the Borrower will, if requested by the Agent, any Bank or any such indemnified Person, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel reasonably satisfactory to the Person or Persons indemnified or intended to be indemni-

fied. Each indemnified person shall, unless the Agent, a Bank or other indemnified Person has made the request described in the preceding sentence and such request has been complied with, have the right to employ its own counsel (or (but not as well as) staff counsel) to investigate and control the defense of any matter covered by such indemnity and the reasonable fees and expenses of such counsel shall be at the expense of the indemnifying party, provided, however, that the indemnifying party shall not, in connection with any one such action, suit or proceeding or separate but substantially similar related actions, suits or proceedings in the same jurisdiction and arising out of the same general allegations or circumstances, as determined by the Agent, be liable for the reasonable fees and expenses of more than one counsel for all such indemnified parties, which counsel shall be designated by the Agent. If the Borrower shall fail to do any act or thing which it has covenanted to do hereunder or any representation or warranty on the part of the Borrower contained herein shall be breached, the Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose, and will use its best efforts to give prompt written notice to the Borrower that it proposes to take such action. Any and all amounts so expended by the Agent shall be repayable to it by the Borrower promptly within two (2)

Business Days after the Agent's demand therefor, with interest at the Default Rate in effect from time to time during the period including the date so expended by the Agent to the date of repayment. The obligations of the Borrower under this
Section 9.4 shall survive the termination of this Agreement and the discharge of the Borrower's other obligations hereunder and under the Notes.

         Section 9.5 Confirmations. Each of the Borrower and each holder of a Note agree from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Agent) the aggregate unpaid principal amount of the Loan or Loans then outstanding under such Note; and each such holder agrees from time to time, upon written request received by it from the Borrower, to make the Note held by it (including the schedule attached thereto) available for reasonable inspection by the Borrower at the office of such holder.

         Section 9.6 Transfers of Notes. In the event that the holder of any Note (including any Bank) shall transfer such Note, it shall immediately advise the Agent and the Borrower of such transfer, and the Agent and the Borrower shall be entitled conclusively to assume that no transfer of any Note has been made by any holder (including any Bank) unless and until the Agent and the Borrower shall have received written notice to the contrary. Except as otherwise provided in this Agreement or as otherwise expressly agreed in writing by all of the other parties hereto, no Bank shall, by reason of the transfer of a Note or otherwise, be relieved of any of its obligations hereunder. Each transferee of any Note shall take such Note subject to the provisions of this Agreement and to any request made, waiver or consent given or other action taken hereunder, prior to the receipt by the Agent and the Borrower of written notice of such transfer, by each previous holder of such Note, and, except as expressly otherwise provided in such transfer by each previous holder of such Note, and, except as expressly otherwise provided in such notice, the Agent and the Borrower shall be entitled conclusively to assume that the transferee named in such notice shall thereafter be vested with all rights and powers under this Agreement with respect to the Pro Rata Share of the Loans of the Bank named as the payee of the Note which is the subject of such transfer. Notwithstanding any transfers pursuant to this Section, payments of principal and interest on the Notes by the Borrower to the Agent shall be deemed to constitute payments on the Notes to the Banks.

         Section 9.7    Adjustment; Set-Off.

         (a) If any Bank (a "benefitted Bank") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7.1(e) or 7.1(f), or otherwise) in a greater proportion than any such payment to and collateral received by any other Bank in respect of such other Bank's Loans or interest thereon, such benefitted Bank shall purchase for cash from the other Banks such portion of each such other Bank's Loans, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Bank so purchasing a portion of another Bank's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Bank were the direct holder of such portion.

         (b) In addition to any rights and remedies of the Banks provided by law or at equity, each Bank shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower, upon the filing of a petition under any of the provisions of the Bankruptcy Code, by or against, or the occurrence of an Event of Default with respect to, the making of an assignment for the benefit of creditors by, the application for the appointment, or the appointment, of any receiver of, or of any of the property of, the issuance of any execution against any of the property of, the issuance of a subpoena or order, in supplementary proceedings, against or with respect to any of the property of, or the issuance of a warrant of attachment against the property of, the Borrower, to set-off and apply against any Indebtedness, whether matured or unmatured, of the Borrower to such Bank, any amount owing from such Bank to the Borrower, at or at any time after, the happening of any of the above mentioned events, and the aforesaid right of set-off may be exercised by such Bank against the Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditor of the Borrower, or against anyone else claiming through or against, the Borrower or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Bank prior to the making, filing or issuance, or service upon such Bank of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Bank agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such

Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application.

         The Borrower expressly agrees that to the extent the Borrower makes a payment or payments and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, or any other party under the Bankruptcy Code, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Indebtedness to the Banks or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

         Section 9.8 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

         Section 9.9    Binding Effect; Assignment; Addition and
Substitution of Banks.

         (a) This Agreement shall be binding upon, and inure to the benefit of, the Borrower, the Agent, the Banks, all future holders of the Notes and their respective successors and assigns; provided, however, that the Borrower may not assign its rights or obligations hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of the holders of at least 66-2/3% of the aggregate of (x) the principal amount of the Loans then outstanding and(y) the Total Unused Maximum Commitment at that time.

         (b) Each Bank may at any time transfer, grant or assign to one or more banks or other entities ("Participants") participations in all or any part of such Bank's interest and obligations hereunder pursuant to this clause (b) (in respect of any such Bank, its "Credit Exposure"), provided that:

         (i) such Bank remains a "Bank" for all purposes of this Agreement, the transferee of such participation shall not constitute a Bank hereunder, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Notes for all purposes under this Agreement, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement; and

         (ii) no Participant under any such Participation shall have rights to approve any amendment to or waiver of this Agreement or any other Basic Agreement except to the extent such amendment or waiver would:

              (x) extend the final scheduled maturity of any of the Loan(s) or the Commitment(s) in which such Participant is participating (it being understood that a waiver of a mandatory reduction in the Total
         Commitment or a mandatory prepayment shall not constitute the extension of the final scheduled maturity of any Loan),

              (y) reduce the interest rate (other than as a result of waiving the applicability of any post-default increases in interest rates) or fees applicable to any of the Loan(s), Commitment(s) or letters of credit or postpone the payment of any thereof, or

              (z) release all or substantially all of the Collateral or any other security supporting any of the Loans, the Commitments or the letters of credit (except as expressly provided in the Basic Agreements).

The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or any Note, provided that such right of set-off shall be subject to the obligation of such Participant to share with the Banks, and the Banks agree to share with such Participant, as provided in Section 9.7. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.10 and 2.11 with respect to its participation in the Loans outstanding from time to time.
Each Bank agrees that any agreement between such Bank and any such Participant in respect of such participating interest shall not restrict such Bank's right to agree to any amendment, supplement or modification to the Agreement or any of the Loan Documents except as set forth in clauses (ii)(x),
(ii)(y) and (ii)(z) hereof, and except that, with respect to any agreement with any Participant entered into prior to the date hereof, the applicable provisions of whichever of the Initial Agreement, the Second Agreement, the Third Agreement or the Fourth Agreement was in effect at such time shall govern and any such agreement which was entered into in compliance with such provisions shall not be deemed to violate this Section 9.9.

         (c) Any Bank may at any time assign to one or more banks or other entities reasonably acceptable to the Borrower and to the Agent ("Assignees") all or any part of its Credit Exposure, provided that, except as may be provided below with respect to assignments to Affiliates or to other Banks:

         (i) it assigns its Credit Exposure in an amount not less than $10 million; and

         (ii) if such Bank assigns less than all of its Credit
    Exposure, after giving effect to such assignment, such Bank together with its Affiliates has Credit Exposure in an aggregate amount of at least $5 million;

provided further that notwithstanding the foregoing limitations set forth in clauses (i) and (ii) above, any Bank may at any time assign all or any part of its Credit Exposure to any Affiliate of such Bank. Further, notwithstanding the foregoing, any Bank may at any time assign all or a part of its Credit Exposure to any other Bank provided that such assigning Bank complies with the limitations in clause (ii) above. Any Assignee pursuant to this Section 9.9(c) shall become a party to this Agreement as a Bank by execution of an Assignment Agreement in the form of Exhibit L. Further, the Borrower and the Banks agree that to the extent of any assignment, the Assignee shall be deemed to have the same rights and benefits with respect to the Borrower under this Agreement and any Notes and the same rights of set-off and obligation to share pursuant to Section 9.7 as it would have had if it were a Bank hereunder, provided that the Borrower and the Agent shall be entitled to continue to deal solely and directly with the assignor Bank in connection with the interests so assigned to the Assignee until written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Agent by the assignor Bank and the Assignee.

         (d) The Borrower authorizes each Bank to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Bank's possession concerning the Borrower and any Subsidiary of the Borrower which has been delivered to such Bank by the Borrower pursuant to this Agreement or which has been delivered to such Bank by the Borrower in connection with such Bank's credit evaluation of the Borrower prior to entering into this Agreement.

         (e) Notwithstanding any other provision set forth in this Agreement, any Bank may at any time pledge or assign all or any portion of its rights under this Agreement and the other Basic Agreements (including without limitation, the Notes held by it) to any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board without notice to, or the consent of, the Borrower. No such pledge or assignment shall release the assignor Bank from its obligations hereunder.

         (f) The Agent shall be entitled, upon any assignment pursuant to this Section 9.9, to receive from the assignor Bank or the Assignee, the payment of a non-refundable fee of
(i) $3,500 for any assignment to any Assignee that is not, at such time, a Bank or an Affiliate of the assignor Bank and
(ii) $1,500 for any assignment to any other Bank.

         Section 9.10 Consent to Jurisdiction. (a) The Borrower hereby irrevocably submits to the nonexclusive jurisdiction of any United States Federal or New York State court sitting in New York City in any action or proceeding arising out of or relating to this Agreement or any other Basic Agreement, and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such United States Federal or New York State court and the Borrower irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. As a method of service, the Borrower also irrevocably consents to the service of any and all process in any such action or proceeding brought in any court in or of the State of New York by the delivery of copies of such process to the Borrower, at its address specified in Section
9.4 hereof or by certified mail direct to such address.

         (b) Each of the parties to this Agreement hereby irrevocably waives any right it may have to trial by jury in any court or jurisdiction in respect of any matter arising out of or relating to this Agreement and other Basic Agreements or the transactions contemplated hereby or thereby.

         Section 9.11 Mortgage Covenants of Agent and Banks. If and for so long as any amounts shall be outstanding under this Agreement, the Agent and each Bank under each Mortgage and the Security Agreement shall comply with and perform those obligations set forth in the respective Agreement to be performed or complied with by such Agent and each such Bank; provided, however, that the Agent's and any Bank's liability under any Basic Agreement or Subsidiary Document shall not survive any assignment or transfer thereof to any party except for obligations accruing prior to such transfer, and in all events the Agent's or any such Bank's liability under the respective Basic Agreement shall not exceed at any time its interest therein.

         Section 9.12 Release of Collateral. The Mortgaged Property and the Collateral shall be released from any security interest or Lien created by the Security Agreement and the Mortgages at such time that no Commitment by any Bank remains outstanding to the Borrower hereunder and after the Borrower or its Subsidiaries, as the case may be, shall have no Indebtedness of any kind outstanding to the Banks under this Agreement, the Notes, the Security Agreement, or any of the Mortgages; then the Agent and the Banks shall deliver to the Borrower all Mortgaged Property and/or Collateral and related documents then in the custody or possession of the Agent and, if requested by the Borrower, shall execute and deliver to the Borrower for filing in each office in which any financing statement relative to the Collateral or Mortgaged Property, or any part thereof, shall have been filed, a termination statement under the Uniform Commercial Code releasing the Agent's interest therein or a release of mortgage in each office in which a Mortgage was filed releasing the lien of such Mortgage on the Mortgaged Property covered thereby, and such other documents and instruments as the Borrower may reasonably request, all without recourse upon, or warranty whatsoever by, the Agent, and at the cost and expense of the Borrower. Notwithstanding the foregoing, unless requested by the Agent the Borrower shall not be required to perfect the Banks' security interest in automobiles, vans, trucks and similar moving vehicles where perfection is obtained by legending the vehicle title and the Borrower may sell and transfer such vehicles to third parties without obtaining the prior written consent of the Banks provided such sales are in the ordinary course and on an arm's-length basis.

         Section 9.13 Governing Law. THIS AGREEMENT AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         Section 9.14   Severability of Provisions.  Any
provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 9.15   Headings.  The Table of Contents and
Article and Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

         Section 9.16 No Association. Nothing contained in this Agreement and no action taken by the Agent or any Bank pursuant hereto shall be deemed to constitute the Agent or the Banks a partnership, an association, a joint venture or other entity.

[Signature pages follow: balance of page left intentionally blank.]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                  GAYLORD CONTAINER CORPORATION


                                  By: /s/ Jeffrey B. Park
                                  Its: Vice President - Corporate
                                         Controller


                                  BANKERS TRUST COMPANY, in its
                                    individual capacity, as
                                    Agent and as Co-Manager


                                  By: /s/ Robert R. Telesca
                                  Its: Assistant Vice President



                                  WELLS FARGO BANK,
                                  NATIONAL ASSOCIATION, in its
                                    individual capacity and as
                                    Co-Manager


                                  By: /s/ Matthew Harvey
                                  Title: Assistant Vice President

                                  Notice Address:

                                  WELLS FARGO BANK, NATIONAL
                                    ASSOCIATION
                                  420 Montgomery Street
                                  9th Floor

                                  San Francisco, CA  94163
                                  Attn:  Gary M. Orr
                                  Tel. No.:  (415) 396-7765
                                  Telecopier No.: (415) 421-1352

                                  with copies to:


                                  WELLS FARGO BANK, N.A.
                                  Mid America Plaza
                                  Suite 800
                                  South Oak Brook Terrace, IL 60181
                                  Attn:  Charles Hiatt
                                  Tel. No.:  (708) 954-2230
                                  Telecopier No: (708) 954-2231

                                  THE BANK OF NEW YORK


                                  By:  /s/ John C. Lambert
                                  Its:  Assistant Vice President

                                  Notice Address:

                                  THE BANK OF NEW YORK
                                  One Wall Street
                                  Central Division
                                  19th Floor
                                  New York, New York  10286
                                  Attn:  John C. Lambert
                                  Tel. No.:  (212) 635-8044
                                  Telecopier No.: (212) 635-1208



                                  BANKERS TRUST (DELAWARE)


                                  By:  /s/ James Stallkamp
                                  Its:  President

                                  Notice Address:

                                  BANKERS TRUST (DELAWARE)
                                  1001 Jefferson Street
                                  Suite 550
                                  Wilmington, Delaware  19801
                                  Attn:  Donna G. Mitchell
                                  Tel. No.:  (302) 576-3310
                                  Telecopier No.: (302) 576-3333



                                  CAISSE NATIONALE DE CREDIT
                                  AGRICOLE

                                  By:  /s/ Dean Balice
                                  Its:  Senior Vice President
                                        Branch Manager

                                  Notice Address:

                                  CAISSE NATIONALE DE CREDIT
                                    AGRICOLE
                                  55 East Monroe Street
                                  Suite 4700
                                  Chicago, Illinois  60603
                                  Attn:  Susan Knight
                                  Tel. No.:  (312) 917-7446
                                  Telecopier No.: (312) 372-2830

                                  HARRIS TRUST AND SAVINGS
                                  BANK


                                  By:  /s/ John R. Smart
                                  Its:  Vice President

                                  Notice Address:

                                  HARRIS TRUST AND SAVINGS
                                    BANK
                                  111 West Monroe Street
                                  Chicago, Illinois  60690
                                  Attn:  John Smart
                                  Tel. No.:  (312) 461-6022
                                  Telecopier No.: (312) 461-2591



                                  NATIONSBANK, N.A. (CAROLINAS)


                                  By:  /s/ Michael O. Lincoln
                                  Its:  Senior Vice President

                                  Notice Address:

                                  NATIONSBANK, N.A. (CAROLINAS)
                                  233 S. Wacker Drive
                                  Suite 2800
                                  Chicago, IL  60606
                                  Attn:  Mike O. Lincoln
                                  Tel. No.:  (312) 234-5612
                                  Telecopier No.: (312) 234-5601